Exhibit 10.76

LOAN AND SECURITY AGREEMENT

Dated as of September 1, 2006

Between

SHR SCOTTSDALE X, L.L.C and SHR SCOTTSDALE Y, L.L.C.,

as Borrower

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Lender

-i-

-ii-

-iii-

-iv-

EXHIBITS AND SCHEDULES

EXHIBIT A	TITLE INSURANCE REQUIREMENTS
EXHIBIT B	SURVEY REQUIREMENTS
EXHIBIT C	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F	COUNTERPARTY OPINION REQUIREMENTS
EXHIBIT G	FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H-1	BORROWER ORGANIZATIONAL STRUCTURE AT CLOSING
EXHIBIT H-2	INTENTIONALLY DELETED
EXHIBIT I	INTEREST RATE CAP AGREEMENT REQUIREMENTS
EXHIBIT J	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT K	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT L	INTENTIONALLY DELETED
EXHIBIT M	COUNTERPARTY ACKNOWLEDGMENT
EXHIBIT N	INTENTIONALLY DELETED
EXHIBIT O	FORM OF INDEPENDENT DIRECTOR CERTIFICATE
EXHIBIT P	INTENTIONALLY OMITTED
EXHIBIT Q	FORM OF TRADEMARK SECURITY AGREEMENT
EXHIBIT R	ARTICLE 8 OPT IN LANGUAGE
SCHEDULE I	LITIGATION SCHEDULE
SCHEDULE II	LIST OF EXCHANGE DOCUMENTS
SCHEDULE III	PRE-APPROVED TRANSFEREES
SCHEDULE IV	PRE-APPROVED MANAGERS
SCHEDULE V	RELEASE PARCELS AND RELEASE PRICES
SCHEDULE VI	INTENTIONALLY DELETED
SCHEDULE VII	INTENTIONALLY DELETED

-v-

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of September 1, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between SHR SCOTTSDALE X, L.L.C., a Delaware limited liability company and SHR SCOTTSDALE Y, L.L.C., a Delaware limited liability company, (each a “Co-Borrower” and collectively, on a joint and several liability basis, the “Borrower”) having an office at c/o Strategic Hotel Funding, L.L.C., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, New York, New York 10013 (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a bank or other financial institution which has a long-term unsecured debt or counterparty rating of “AA-” (long term) and “A-1+” (short term) or higher by S&P and its equivalent by Moody’s and, if the counterparty is rated by Fitch, by Fitch.

“Acceptable Management Agreement” shall mean, with respect to the Property, a new or amended management agreement with the Manager which agreement (as applicable) shall be upon terms and conditions entered into by Borrower, Operating Lessee, and/or Manager with respect to the Property in accordance with the terms of Section 5.2.14 hereof.

“Acceptable Manager” shall mean (i) the current Manager as of the Closing Date or any wholly-owned Affiliate (whether direct or indirect) of said current Manager, (ii) at any time after the Closing Date, any Pre-approved Manager listed on Schedule IV hereto, provided each such property manager continues to be Controlled by substantially the same Persons Controlling such property manager as of the Closing Date (or if such Manager is a publicly traded company, such Manager continues to be publicly traded on an established securities market), (iii) any other hotel management company that manages a system of at least six (6) hotels or resorts of a class and quality of at least as comparable to the Property (as reasonably determined by Manager and Operating Lessee; provided, however, Operating Lessee shall obtain Lender’s prior approval of such determination, not to be unreasonably withheld) and containing not fewer than 1,500 hotel rooms in the aggregate (including hotel/condominium units under management) in the aggregate, (iv) any Close Affiliate of any of the foregoing Persons or (v) any other reputable and experienced professional hotel management company with respect to which a Rating Agency Confirmation has been obtained.

“Accommodation Security Documents” shall mean the Security Instrument, the Assignment of Leases and UCC-1 Financing Statements which have been executed by Borrower and Operating Lessee in favor of Lender to secure Borrower’s obligations under the Loan Documents.

“Account Agreement” shall mean the Account and Control Agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank.

“Account Collateral” shall have the meaning set forth in Section 3.1.2.

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Acceptable Counterparty in the form of Exhibit M.

“Additional Non-Consolidation Opinion” shall have the meaning set forth in Section 4.1.29(b).

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person.

“Agreement” shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration” shall mean any demolition, alteration, installation, improvement or decoration of or to the Property or any part thereof or the Improvements (including FF&E) thereon (other than any of the foregoing that (i) is permitted to be done and actually is done by or on behalf of the Manager without the consent of the Borrower (it being the intent of the parties that for this purpose amounts expended by Manager in respect of FF&E in the ordinary course of business from amounts reserved for FF&E under the Management Agreement shall be deemed not to be an Alteration), or (ii) is paid for out of any reserve account described in Article XVI.

“Approved Bank” shall have the meaning set forth in the Account Agreement.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Article XV and in substantially the form of Exhibit J or such other form customarily used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated as of the date hereof, from Borrower and Operating Lessee, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s and Operating Lessee’s interest in and to the Leases, Rents, Hotel Revenue and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Manager’s Consent, Subordination of Management Agreement and Non-disturbance Agreement, dated the date hereof, among Lender, Borrower, Operating Lessee, and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

“Beneficial” when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Best of Borrower’s Knowledge”, shall mean the actual (as opposed to imputed or constructive) present knowledge of: Cory Warning and Ryan Bowie after due inquiry, and without creating any personal liability on the part of any said individuals. In the case where the term “Best of Borrower’s Knowledge” is used in the context of representations or warranties of Borrower to be made after the date hereof, the term shall include the Person or Persons, as applicable, that occupy the capacities of said individuals on the date such representation or warranty to the extent that one or more of such individuals no longer occupy their current capacities.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrower’s Account” shall mean an account with any Person subsequently identified in a written notice from Borrower to Lender, which Borrower’s Account shall be under the sole dominion and control of Borrower:

Bank: [                    ]

ABA#: [                    ]

Attention: [                    ]

Account Name: [                    ]

Account Number: [                    ]

“Budget” shall mean the operating budget for the Property prepared by Manager on Borrower’s behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Manager’s estimates, consistent with the Management Agreement, of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, Management Fees and Capital Expenditures.

“Building Equipment” shall have the meaning set forth in the Security Instrument.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, Arizona or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Capital Expenditures” shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower’s annual financial statements for an applicable period as an operating expense of the Property.

“Cash” shall mean the legal tender of the United States of America.

“Cash and Cash Equivalents” shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

“Cash Management Bank” shall mean LaSalle Bank National Association or any successor Approved Bank acting as Cash Management Bank under the Account Agreement or other financial institution approved by the Lender and, if a Securitization has occurred, the Rating Agencies.

“Casualty” shall mean a fire, explosion, flood, collapse, earthquake or other casualty affecting the Property.

“CGM” shall have the meaning set forth in Section 14.4.2(b).

“CGM Group” shall have the meaning set forth in Section 14.4.2(b).

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

“Closing Date” shall mean the date of this Agreement set forth in the first paragraph hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral Accounts” shall have the meaning set forth in Section 3.1.1.

“Collection Account” shall have the meaning set forth in Section 3.1.1.

“Condemnation” shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

“Control” shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Counterparty” shall mean the counterparty to the Interest Rate Cap Agreement and any counterparty under a Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement and, if applicable, any credit support provider identified in the Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement.

“Counterparty Opinion” shall have the meaning set forth in Section 9.3(f).

“Current Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Debt” shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Note.

“Disclosure Documents” shall have the meaning set forth in Section 14.4.1.

“Disqualified Transferee” shall mean any Person or its Close Affiliate that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Lender, any Affiliate of Lender, or, unless approved by the Rating Agencies, any other financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days) has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

“Downgrade” shall have the meaning as set forth in Section 9.3(c) hereof.

“DSCR” shall mean, with respect to a particular period, the ratio of Net Operating Income to the aggregate amount of Debt Service and the Mezzanine Loan Debt Service that is payable in respect of such period, as computed by Lender from time to time pursuant to the terms hereof, using in all cases, an assumed loan constant (instead of actual debt service payable under such loan) per annum equal to the sum of (a) the strike price of the Interest Rate Cap Agreement in effect on the date of such determination, and (b) the weighted average of the LIBOR Margin (Mortgage) and the LIBOR Margin that is applicable to the Mezzanine Loan, weighted on the basis of the outstanding principal balance of the Loan and the Mezzanine Loan outstanding as of such measurement date (which constant shall be calculated at all times using an actual/360 accrual convention). If no such period is specified, then the period shall be deemed to be the immediately preceding four (4) Fiscal Quarters.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

“Eligible Account” has the meaning set forth in the Account Agreement.

“Eligible Collateral “shall mean U.S. Government Obligations, Letters of Credit or Cash and Cash Equivalents, or any combination thereof.

“Environmental Certificate” shall have the meaning set forth in Section 12.2.1.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

“Environmental Event” shall have the meaning set forth in Section 12.2.1.

“Environmental Indemnity” shall mean the Environmental Indemnity, dated the date hereof, made by Guarantor in favor of Lender.

“Environmental Law” shall have the meaning provided in the Environmental Indemnity.

“Environmental Reports” shall have the meaning set forth in Section 12.1.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 17.1(a).

“Excess Cash Flow” shall have the meaning set forth in Section 3.1.5.

“Exchange” shall mean either (i) one or more “reverse exchanges” under Section 1031 of the Internal Revenue Code of 1986, as amended, and Revenue Procedure 2000-37, 2002-2 C.B. 308, promulgated thereunder, pursuant to which one or more Qualified Intermediaries shall acquire and hold 100% of the indirect interests in Borrower and, upon consummation of the sales or transfers of one or more other properties in connection with the Exchange, transfer, or cause to be transferred, 100% of the indirect interests in Borrower to Strategic Hotel Funding, L.L.C., CIMS Limited Partnership, an Illinois limited partnership (provided Strategic Hotel Funding, L.L.C. owns directly or indirectly, not less than 85% equity interest in CIMS Limited Partnership), or other Affiliates of Strategic Hotel Funding, L.L.C. or (ii) one or more transfers of up to 100% of the indirect interests in Borrower to Strategic Hotel Funding, L.L.C. or Affiliates of Strategic Hotel Funding, L.L.C., if, for any reason, the transaction fails to qualify as a “reverse exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended, all as generally contemplated by the Exchange Documents and in accordance with the terms of Section 8.8 of this Agreement, which establishment of the exchange at the closing of the Loan shall be pursuant to those certain initial agreements, documents and instruments in the form reviewed and approved by Lender prior to the closing of the Loan, a list of which is attached hereto as Schedule II; provided, except as otherwise provided in this definition, the ultimate control of the Borrower is transferred only as otherwise permitted by this Agreement; provided further the Prime Lease and Operating Lease initially entered into, and the parties thereto, may be restructured, merged, terminated, modified or replaced without restriction so long as such leases or replacements thereof remain subordinate to the rights of the holder of the Loan.

“Exchange Act” shall have the meaning set forth in Section 14.4.1.

“Exchange Documents” shall mean the documents identified on as Schedule II.

“Exculpated Parties” shall have the meaning set forth in Section 18.1.1.

“Excusable Delay” shall mean a delay due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

“Expansion” shall mean any expansion or reduction of the Property or any portion thereof or the Improvements thereon.

“Extension Interest Rate Cap Agreement” shall mean, following the Borrower’s exercise of its option to extend the Maturity Date pursuant to Section 5 of the Note, an Interest Rate Cap Agreement or Agreements (together with the confirmations and schedules relating thereto), each from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit I hereto; provided that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, an “Extension Interest Rate Cap Agreement” shall be such interest rate cap agreement as may be approved by each of the Rating Agencies (such approval to be evidenced by the receipt of a Rating Agency Confirmation).

“FF&E” shall mean furniture, fixtures and equipment of the type customarily utilized in hotel properties in Arizona similar to the Property.

“FF&E Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Final Completion” shall mean, with respect to any specified work, the final completion of all such work, including the performance of all “punch list” items, as confirmed by an Officer’s Certificate and, with respect to any Material Alteration or Material Expansion, a certificate of the Independent Architect, if applicable.

“Fiscal Quarter” shall mean each quarter within a Fiscal Year in accordance with GAAP.

“Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other common fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

“Fitch” shall mean Fitch Ratings Inc.

“Fountain” shall mean the decorative water feature on the Main Resort Parcel which is identified in the GaiaTech Physical Property Report dated June 2006 in respect of the Property as requiring restoration or repair.

“GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, as appropriately modified by the Uniform System.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” shall mean the ground lease dated December 30, 1985 between the City of Scottsdale, a municipal corporation, as ground lessor, and the predecessors of Borrower, as lessee, in respect of the Ground Lease Property, as amended by the First Amendment to Ground Lease dated November 17, 1986, Second Amendment to Ground Lease dated April 4, 1995, and Wall and Sign Agreement and Third Amendment to Lease dated May 19, 2003, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Ground Lease Property” shall mean the part of the Property which is the subject premises of the Ground Lease, being the real and personal property demised to Borrower pursuant to the Ground Lease.

“Group Services Fee” shall mean the expenses payable to Manager or any Affiliate as permitted under Section 9.5 of the Management Agreement or any similar provision in a replacement Management Agreement.

“Guarantor” shall mean, Strategic Hotel Funding, L.L.C., a Delaware limited liability company, which shall execute and deliver the Recourse Guaranty on the Closing Date.

“Hazardous Materials” shall have the meaning provided in the Environmental Indemnity.

“Holding Account” shall have the meaning set forth in Section 3.1.1.

“Hotel Revenue” shall mean all revenues, income, Rents, issues, profits, termination or surrender fees, penalties and other amounts arising from the use or enjoyment of all or any portion of the Property, including, without limitation, the rental or surrender of any office space, retail space, parking space, halls, stores, and offices of every kind, the rental or licensing of signs, sign space or advertising space and all membership fees and dues, rentals, revenues, receipts, income, accounts, accounts receivable, cancellation fees, penalties, credit card receipts and other receivables relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, conference and banquet rooms, food and beverage facilities, health clubs, spas, vending machines, parking facilities, telecommunication and television systems, guest laundry, the provision or sale of other goods and services, and any other items of revenue, receipts or other income as identified in the Uniform System.

“Impositions” shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents and Hotel Revenue (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents or Hotel Revenue therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any manager of the Property, including any Manager, or (iii) Servicer, Lender or any other third party in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

“Improvements” shall have the meaning set forth in the Security Instrument.

“Increased Costs” shall have the meaning set forth in Section 2.4.1.

“Indebtedness” shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or the other Loan Documents.

“Indemnified Parties” shall have the meaning set forth in Section 19.12(b).

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower, (ii) is not connected with Borrower or any

Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Architect” shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is reasonably acceptable to Lender.

“Independent Director”, “Independent Manager”, or “Independent Member” shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director, (other than an Independent Director), employee, attorney, or counsel of Borrower or its Affiliates (provided that Borrower and Mezzanine Borrower may not have the same Independent Directors, Independent Managers or Independent Members), (ii) in the seven (7) years prior to the Closing Date, a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or its Affiliates, (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Borrower, other than the Mezzanine Borrower.

“Insurance Requirements” shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

“Insurance Reserve Account” shall have the meaning set forth in Section 3.1.1(b).

“Insurance Reserve Amount” shall have the meaning set forth in Section 16.2.

“Insurance Reserve Trigger” shall mean Borrower’s failure to deliver to Lender not less than five Business Days prior to each Payment Date (unless the prior notice to Lender provided evidence reasonably satisfactory to Lender that Borrower had prepaid such insurance premiums through a future Payment Date), evidence that all insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement have been paid in full.

“Intangible” shall have the meaning set forth in the Security Instrument.

“Interest Determination Date” shall have the meaning set forth in the Note.

“Interest Period” shall have the meaning set forth in the Note.

“Interest Rate Cap Agreement” shall mean an Interest Rate Agreement or Agreements (together with the confirmation and schedules relating thereto), or, with Lender’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), a swap or other interest rate hedging instrument, each between a Counterparty and Borrower obtained by Borrower and collaterally assigned to Lender pursuant to this Agreement, and each satisfying the requirements set forth in Exhibit I and, in the case of a swap or other interest rate hedging agreement consented to by Lender, any additional requirements of the Rating Agencies).

“Land” shall have the meaning set forth in the Security Instrument and includes the Ground Lease Property.

“Late Payment Charge” shall have the meaning set forth in Section 2.2.3.

“Lease” shall mean any lease (other than the Prime Lease and the Operating Lease), sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) (excluding club membership programs now or hereafter in effect entitling Persons to preferential access to the Property) pursuant to which any Person is granted by the Borrower or Operating Lessee a possessory interest in, or right to use or occupy all or any portion of any space in the Property or any facilities at the Property (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Modification” shall have the meaning set forth in Section 8.8.1.

“Legal Requirements” shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

“Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without the imposition of any fee except any fees which are expressly payable by the Borrower), clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the Maturity Date (the “LC Expiration Date”), in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an

Approved Bank or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, at least twenty (20) days prior to the expiration date of said Letter of Credit.

“Liabilities” shall have the meaning set forth in Section 14.4.2(b).

“LIBOR” shall have the meaning set forth in the Note.

“LIBOR Cap Strike Rate” shall mean 7.50%.

“LIBOR Margin (Mortgage)” shall mean “LIBOR Margin” as defined in the Note.

“LIBOR Rate” shall have the meaning set forth in the Note.

“License” shall have the meaning set forth in Section 4.1.23.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the amount of $180,000,000 made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Trademark Security Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Account Agreement, the Recourse Guaranty and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof), together with all of the Accommodation Security Documents executed by the Operating Lessee.

“Loan to Value Ratio” shall mean the ratio, as of a particular date, in which the numerator is equal to the outstanding principal balance of the Loan and the denominator is equal to the appraised value of the Property as determined by Lender in its reasonable discretion.

“Management Agreement” shall mean that certain Hotel Management Agreement dated September 1, 2006 between Fairmont Hotels & Resorts (U.S.) Inc. and the Operating Lessee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Management Control” shall mean, with respect to any direct or indirect interest in the Borrower or the Property (not including Manager under an Approved Management Agreement), the power and authority to make and implement or cause to be made and implemented all material decisions with respect to the operation, management, financing and disposition of the specified interest.

“Management Fee” shall mean an amount equal to the monthly property management fees payable to the Manager pursuant to the terms of the Management Agreement for management services, the Group Services Fee, incentive management fees and any other fees described in the Management Agreement, and any allocated franchise fees.

“Manager” shall mean, as of the Closing Date, Fairmont Hotels & Resorts (U.S.) Inc., a Delaware corporation, or any replacement “Manager” appointed in accordance with Section 5.2.14 hereof.

“Manager Accounts” shall mean the “Bank Accounts” (as defined in the Management Agreement) maintained by Manager in the name of Borrower or Operating Lessee with respect to the Property and in accordance with the terms of the Management Agreement.

“Manager FF&E Reserve Account” shall mean the “Reserve Fund” as defined in the Management Agreement.

“Manager Reimbursable Expenses” shall mean the “Reimbursable Expenses” as defined in Section 5.4 of the Management Agreement.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property, (iii) the business, profits, operations or financial condition of the Borrower or (iv) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s obligations under the Loan Documents.

“Material Alteration” shall mean any Alteration (other than with respect to replacements of FF&E that are funded from reserves for FF&E reserved for hereunder or under the Management Agreement by the Manager) to be performed by or on behalf of Borrower at the Property, the total cost of which (including, without limitation, construction costs and costs of architects, engineers and other professionals), as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

“Material Casualty” shall mean a Casualty where the loss (i) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding Principal Amount of the Loan and the Mezzanine Loan or (ii) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the Property to be unavailable for its applicable use.

“Material Condemnation” shall mean a Condemnation where the loss (i) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding Principal Amount of the Loan and the Mezzanine Loan or (ii) has caused thirty percent (30%) or more of the hotel rooms or common areas (including banquet and conference facilities) in the Property to be unavailable for its applicable use.

“Material Expansion” shall mean any Expansion to be performed by or on behalf of the Borrower at the Property, the total cost of which, as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

“Material Lease” shall mean any Lease (a) demising a premises within the Property that is more than 10,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months.

“Maturity Date” shall have the meaning set forth in the Note.

“Maturity Date Payment” shall have the meaning set forth in the Note.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Account” shall mean account number 724043.1 at LaSalle Bank National Association.

“Mezzanine Borrower” shall mean SHR Scottsdale Mezz X-1, L.L.C., a Delaware limited liability company and SHR Scottsdale Mezz Y-1, L.L.C., a Delaware limited company, jointly and severally.

“Mezzanine Lender” shall mean Citigroup Global Markets Realty Corp., a New York corporation, its successors and assigns in its capacity as the holder of the Mezzanine Loan.

“Mezzanine Lender Monthly Debt Service Notice Letter” shall mean the written notice required to be delivered by Mezzanine Lender pursuant to Section 3.1.5(e) of the Mezzanine Loan Agreement to Lender at least five (5) Business Days prior to each Payment Date setting forth (i) the Mezzanine Loan Debt Service payable by Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered and (ii) whether or not an Event of Default has then occurred and is continuing under the Mezzanine Loan Documents.

“Mezzanine Loan” shall mean the $90,000,000 mezzanine loan from Mezzanine Lender to the Mezzanine Borrower that is evidenced and secured by the Mezzanine Loan Documents.

“Mezzanine Loan Agreement” shall mean that certain Mezzanine Loan and Security Agreement, dated as of the date hereof, between Mezzanine Borrower, as borrower, and Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mezzanine Loan Debt Service” shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

“Mezzanine Loan Default Notice” shall mean a notice from Mezzanine Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) that an “Event of Default” has occurred and is continuing under any of the Mezzanine Loan Documents.

“Mezzanine Loan Default Revocation Notice” shall have the meaning set forth in Section 3.1.5(f).

“Mezzanine Loan Documents” shall mean, collectively, the Mezzanine Loan Agreement, the Mezzanine Note, the Mezzanine Pledge and any and all other agreements, instruments or documents executed by Mezzanine Borrower evidencing, securing or delivered in connection with the Mezzanine Loan and the transactions contemplated thereby, including, without limitation, officer’s certificates.

“Mezzanine Note” shall mean that certain Mezzanine Note, dated the date hereof, made by Mezzanine Borrower, as maker, in favor of Mezzanine Lender, as payee, in the principal amount of $90,000,000.

“Mezzanine Pledge” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender.

“Monetary Default” shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

“Monthly FF&E Reserve Amount” shall mean the amount required to be deposited to the FF&E Account under the Management Agreement.

“Monthly Insurance Reserve Amount” shall have the meaning set forth in Section 16.2.

“Monthly Tax Reserve Amount” shall have the meaning set forth in Section 16.1.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Operating Income” shall mean, for any specified period, the excess of Operating Income over Operating Expenses for the trailing twelve (12) month period.

“New Lease” shall have the meaning set forth in Section 8.8.1.

“Non-Consolidation Opinion” shall have the meaning provided in Section 2.5.5.

“Non-Disturbance Agreement” shall have the meaning set forth in Section 8.8.9.

“Note” shall mean that certain Note (Mortgage Loan) in the principal amount of One Hundred and Eighty Million Dollars ($180,000,000), made by Borrower in favor of Lender as of the date hereof, as the same may be amended, restated, replaced, substituted (including any components or subcomponents) or supplemented or otherwise modified from time to time.

“Obligations” shall have meaning set forth in the recitals of the Security Instrument.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property or the particular matter which is the subject of such Officer’s Certificate.

“Operating Asset” shall have the meaning set forth in the Security Instrument.

“Operating Expenses” shall mean, for any specified period, without duplication, all expenses of Borrower or Operating Lessee (or by Manager for the account of Borrower or Operating Lessee) during such period in connection with the ownership or operation of the Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as real estate and other business taxes, ground lease rental and other rental expenses, insurance premiums, utilities costs, administrative and general costs, repairs and maintenance costs, Management Fees under the Management Agreement, other costs and expenses relating to the Property, required FF&E reserves, and legal expenses incurred in connection with the operation of the Property, determined, in each case on an accrual basis, in accordance with GAAP. “Operating Expenses” shall not include (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on the Note and the Mezzanine Note, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Note, or (v) distributions to the shareholders of the Borrower. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

“Operating Lease” means that certain Sublease Agreement dated as of the date hereof between SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C. as co-sublessor and the Operating Lessee, as sublessee.

“Operating Lessee” means DTRS Scottsdale, L.L.C, a Delaware limited liability company, as sublessee under the Operating Lease.

“Operating Income” shall mean for any specified period, all income received by Borrower or Operating Lessee (or by Manager for the account of Borrower or Operating Lessee) from any Person during such period in connection with the ownership or operation of the Property, determined on an accrual basis of accounting determined in accordance with GAAP, including the following:

(i) all amounts payable to Borrower, Operating Lessee or to Manager for the account of Borrower or Operating Lessee by any Person as Rent and/or Hotel Revenue;

(ii) all amounts payable to Borrower or Operating Lessee (or to Manager for the account of Borrower or Operating Lessee) pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting the Property and binding upon and/or benefiting Borrower and other third parties, but specifically excluding the Management Agreement;

(iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

(iv) business interruption and loss of “rental value” insurance proceeds to the extent such proceeds are allocable to such specified period; and

(v) all investment income with respect to the Collateral Accounts.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any Proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Property (other than of the types described in clause (i) and (iii) above), (C) any repayments received from Tenants of principal loaned or advanced to Tenants by Borrower, (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than Borrower or Manager or its agent and (E) any fees or other amounts payable by a Tenant or another Person to Borrower that are reimbursable to Tenant or such other Person.

“Opinion of Counsel” shall mean opinions of counsel of law firm(s) licensed to practice in Arizona and New York selected by Borrower and reasonably acceptable to Lender.

“Other Charges” shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant pursuant to its respective Lease.

“Other Taxes” shall have the meaning set forth in Section 2.4.3.

“Payment Date” shall have the meaning set forth in the Note.

“Permitted Borrower Transferee” shall mean any entity (i) that is experienced in owning and operating (including acting as asset manager) properties similar to the Property,

(ii) (a) with a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion (exclusive of the Property) and (b) who, immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion, (iii) which, together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 20 first class full service resort hotels or business hotel properties (excluding the Property) containing not fewer than 5,000 hotel rooms in the aggregate and (iv) that is not a Disqualified Transferee..

“Permitted Borrower Transferee Alternative” shall mean any entity (i) that is experienced in owning and operating (including acting as asset manager of) properties similar to the Property, (ii) that either (a) has a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $300 Million (exclusive of the Property) and, immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion or (b) together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 6 luxury resort hotels (excluding the Property) containing not fewer than 3,000 hotel rooms in the aggregate and (iii) that is not a Disqualified Transferee.

“Permitted Debt” shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instrument and the other Loan Documents, (b) the Mezzanine Note and the other obligations, indebtedness and liabilities specifically permitted under the Mezzanine Loan Documents (solely as obligations of the Mezzanine Borrower), (c) trade payables and other liabilities incurred in the ordinary course of Borrower’s business and payable by or on behalf of Borrower in respect of the operation of the Property, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), such payables and liabilities (which shall not include taxes, accrued payroll and benefits, customer, membership and security deposits and deferred income), not to exceed at any one time outstanding two percent (2%) of the Principal Amount of the Loan and the Mezzanine Loan, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred, provided, that such two percent (2.0%) limitation shall not include normal and customary retainages related to Alterations that are reserved for by Borrower, (d) purchase money indebtedness and capital lease obligations incurred in the ordinary course of Borrower’s business, having scheduled annual debt service not to exceed $600,000, (e) contingent obligations to repay customer, membership and security deposits held in the ordinary course of Borrower’s business, (f) obligations incurred in the ordinary course of Borrower’s business for the financing of any applicable portfolio insurance premiums, (g) any Management Fees not yet due and payable under the Management Agreement, (h) taxes or other charges not yet due and payable or delinquent or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (i) indebtedness relating to Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlord’s, mechanic’s, materialmen’s, repairmen’s and other similar Liens arising in the ordinary course of business, and Liens for workers’ compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are either not yet due and payable or being diligently contested in good faith in accordance with the requirements of the Loan Documents, (j) the Revolver Loan and (k) such other unsecured indebtedness approved by Lender in its sole discretion and with respect to which Borrower has received a Rating Confirmation. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money other than permitted purchase money indebtedness as described in this definition.

“Permitted Encumbrances” shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Policy, (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent (other than any such Lien imposed pursuant to Section 401(a)(29) of the Code or by ERISA), (d) Liens on personal property items that are the subject of clause (d) of the definition of Permitted Debt, (e) with respect to the owner of Borrower, the Liens and Security Interests in its ownership interest in the Borrower covered by and otherwise permitted under the Mezzanine Loan Documents, and (f) the Prime Lease.

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a bankruptcy proceeding.

“Permitted Investments” shall have the meaning set forth in the Account Agreement.

“Permitted Mezzanine Transfer” shall mean (a) a pledge of direct or indirect equity interests in Borrower to secure the Mezzanine Loan and (b) any foreclosure (or transfer in lieu thereof) in respect of the Mezzanine Loan, provided that the secured party or the acquirer at foreclosure (or transfer in lieu thereof), as applicable, (i) shall be a Qualified Transferee or (ii) shall have received a Rating Confirmation prior to such foreclosure (or such transfer in lieu of foreclosure), subject in the case of each of clauses (i) and (ii) to the requirement that the Borrower deliver to Lender and the Rating Agencies a nonconsolidation opinion satisfactory to the Rating Agencies with respect to any Person having more than a 49% direct or indirect equity interest (either individually or together with any interests held by an affiliate of such Person) in Borrower.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean, with respect to the Property, collectively, the (i) seismic report and (ii) structural engineering report (prepared by an Independent Architect), both of which have been (a) addressed to Lender (b) prepared based on a scope of work determined by Lender in Lender’s reasonable discretion, and (c) in form and content acceptable to Lender in Lender’s reasonable discretion, together with any amendments or supplements thereto.

“Plan” shall have the meaning set forth in Section 4.1.10.

“Pre-approved Manager” shall mean any entity set forth on Schedule IV.

“Pre-approved Transferee” shall mean any of the entities set forth on Schedule III hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a “Pre-approved Transferee” if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market, (ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing Date, (iii) such entity is not a Disqualified Transferee and (iv) if such entity as of the Closing Date is rated (a) “Investment Grade”, there has been no deterioration in such entity’s long-term or short-term credit rating (if any) since the Closing Date below “BBB-” or (b) below “Investment Grade”, there has been no deterioration in such entity’s long-term or short-term credit rating (if any) since the Closing Date.

“Prepayment Fee” shall have the meaning set forth in the Note.

“Prime Lease” means that certain Lease Agreement dated as of the date hereof between the Borrower, as lessor, and SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C., as co-lessees.

“Prime Lessee” shall mean SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C., each a Delaware limited liability company.

“Principal Amount” shall have the meaning set forth in the Note.

“Proceeds” shall mean amounts, awards or payments payable to Borrower (including, without limitation, amounts payable under any title insurance policies covering Borrower’s ownership interest in the Property) or Lender with respect to any insurance required to be maintained hereunder (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to any claim under such insurance policies).

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the Security Instrument, and includes the Ground Lease Property.

“Provided Information” shall have the meaning set forth in Section 14.1.1.

“Purchase Agreement” shall mean that certain Purchase and Sale Agreement in respect of the Property, dated June 30, 2006, between Scottsdale Princess Partnership, as seller and SHR Scottsdale, L.L.C., as purchaser, as the same have been assigned, amended or supplemented as of the date hereof.

“Qualified Intermediary” shall mean Nationwide Exchange Services Corporation, a California corporation, in its capacity as an “Exchange Accommodation Titleholder,” as defined in Revenue Procedure 2000-37, 2000-2 C.B. 308 promulgated under the Internal Revenue Code of 1986, as amended, and, in such capacity, the owner of one hundred percent (100%) of the indirect ownership interests in Borrower as of the Closing Date, or any other entity engaged in a similar line of business and reasonably acceptable to Lender.

“Qualified Transferee” shall mean one or more of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

(iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

(iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clause (i), (ii) or (iii) above;

(v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clause (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clause (i), (ii), (iii) or (iv) of this definition.

“Rate Cap Collateral” shall have the meaning set forth in Section 9.2.

“Rating Agencies” shall mean (a) prior to a Securitization, each of S&P, Moody’s and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

“Real Property” shall mean, collectively, the Land, the Improvements and the Appurtenances (as defined in the Security Instrument).

“Recourse Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Register” shall have the meaning set forth in Section 15.4.

“Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Release Prices” shall mean the fixed price figures for the relevant Release Parcels identified more fully in Schedule V.

“Release Parcels” shall mean the parcels of Property identified more fully in Schedule V.

“Relevant Portions” shall have the meaning set forth in Section 14.4.2(a).

“Remaining Property” shall have the meaning set forth in Section 2.3.4(a).

“Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower and/or Operating Lessee from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

“Restoration” shall have the meaning provided in Section 6.2.2.

“Replacement Interest Rate Cap Agreement” shall mean, in connection with a replacement of an Interest Rate Cap Agreement following a Downgrade of the Counterparty thereto, an interest rate cap agreement (together with the confirmation and schedules relating thereto) from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit I hereto; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements a “Replacement Interest Cap Agreement” shall be such interest rate cap agreement approved by each of the Rating Agencies, such approval to be evidenced by the receipt of a Rating Agency Confirmation.

“Revolver Loan” shall mean that certain revolving credit facility from Deutsche Bank Trust Company Americas to Strategic Hotel Funding, L.L.C., evidenced by that certain Revolving Credit Agreement, dated as of November 5, 2006, hereof, between Deutsche Bank Trust Company Americas, Wachovia Bank National Association, as lender, various financial institutions, as lenders specified therein and Strategic Hotel Funding, L.L.C., as the same has heretofore and may hereafter be amended, restated, supplemented or otherwise modified or replaced, from time to time.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities” shall have the meaning set forth in Section 14.1.

“Securities Act” shall have the meaning set forth in Section 14.4.1.

“Securitization” shall have the meaning set forth in Section 14.1.

“Security Instrument” shall mean that certain first priority Fee and Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents, Hotel Revenue and Security Deposits, dated the date hereof, executed and delivered by Borrower and certain of its affiliates to Lender and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

“Single Purpose Entity” shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, leasing, managing, holding, developing, using, operating and financing the Property, (ii) does not engage in any business unrelated to the Property and the ownership, development, use, operation and financing thereof, (iii) does not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person except as provided in this Agreement with regards to the Co-Borrowers, Co-Mezzanine Borrowers (as defined under the Mezzanine Loan Agreement) or the Prime Lessees under the Prime Lease, (vii) conducts its own business in its own name; (viii) maintains separate financial statements; provided, however, that any consolidated financial statements contain a note indicating that it and its Affiliates are separate legal entities and maintain records, books of account, and accounts separate and apart from any other Person, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not pledge its assets or guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out itself or its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks bearing its own name, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) except as provided in this Agreement with regards to the Co-Borrowers, Co-Mezzanine Borrowers or the Prime Lessees under the Prime Lease, does not pledge its assets for the benefit of any other Person (other than as permitted under clauses (a) and (d) of the definition of Permitted Encumbrances) or make any cash loans or advances to any other Person, (xviii) uses commercially reasonable efforts to correct any known misunderstanding regarding its separate identity and (xix) maintains adequate capital in light of its contemplated business operations. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such

Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) will maintain its books, records, resolutions and agreements as official records, (3) will hold its assets in its own name, (4) will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) will not identify its partners, members or shareholders, or any Affiliates of any of them as a division or part of it, (6) will maintain an arms-length relationship with its Affiliates, (7) except for capital contributions or capital distributions will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party; (8) will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); and (9) except as permitted by the Loan Documents, will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other) or own any equity interest in any other entity other than the Property.

For purposes of the foregoing definition, it is agreed and understood that entities which are tenants-in-common such as the Co-Borrowers, the entities which comprise the Operating Lessee and Prime Lessee and the Co-Mezzanine Borrowers are Single Purpose Entities notwithstanding the relationship and affiliated transactions among and between some or all of such entities as contemplated by the Loan Documents.

“Special Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Lender is organized or maintains a lending office.

“State” shall mean the State in which the Property or any part thereof is located.

“Sub-Account(s)” shall have the meaning set forth in Section 3.1.1.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tax Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Tax Reserve Amount” shall have the meaning set forth in Section 16.1.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property or permitted to use any portion of the facilities at the Property, other than the Manager and its employees, agents and assigns.

“Threshold Amount” shall mean an amount equal to 10% of the Principal Amount of the Loan, being $18,000,000 as of the date of this Agreement.

“TIC Agreement” shall mean that certain Co-Tenancy Agreement, dated as of the date hereof, between the Co-Borrowers.

“Title Company” shall mean, Lawyers Title Insurance Corporation.

“Title Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company with respect to the Property and insuring the lien of the Security Instrument.

“Total Insurable Value” shall mean $189,000,000, increased each year commencing on the first (1st) anniversary of the Closing Date by the percentage increase in the Consumer Price Index for All Urban Consumers that is published by the Bureau of Labor Statistics for the city in which the Property is located.

“Trademark Security Agreement” shall have the meaning provided in Section 2.5.14.

“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Ultimate Equity Owner” shall mean Strategic Hotel Funding, L.L.C., a Delaware limited liability company.

“Underwriter Group” shall have the meaning set forth in Section 14.4.2(b).

“Uniform System” shall mean the Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (1996), as from time to time amended.

“U.S. Government Obligations” shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as modified by the Uniform System. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. GENERAL TERMS

Section 2.1 Loan; Disbursement to Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

2.1.3 The Note, Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to acquire the Property and/or repay and discharge any existing mortgage loans secured by the Property, to make cash distributions to its partners, and as may be otherwise set forth on the Loan closing statement executed by Borrower at closing.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payment of Principal and Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Note.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

2.2.2 Method and Place of Payment.

(a) On each Payment Date, Borrower shall pay or cause to be paid to Lender interest accruing pursuant to the Note for the entire Interest Period during which said Payment Date shall occur.

(b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option and upon notice to Borrower, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

2.2.3 Late Payment Charge. If any interest payment due under the Loan Documents is not paid by Borrower within five (5) days after to the date on which it is due (or, if such fifth (5th) day is not a Business Day, then the Business Day immediately preceding such day) on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal

Rate (the “Late Payment Charge”) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law. Borrower acknowledges and agrees that the five day grace period with respect to the applicability of the Late Payment Charge (i) shall only apply to Borrower’s first failure to make a monthly interest payment in any calendar year and (ii) shall not constitute a payment grace period and shall in no way limit Lender’s rights under Article XVII.

2.2.4 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Principal Amount due under the Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

2.3.1 Prepayments. No prepayments of the Indebtedness shall be permitted except as set forth in Section 4 of the Note. Borrower agrees and acknowledges after the closing of the Loan that prior to a material Event of Default (as determined by Lender in its sole and absolute discretion) (x) in the case of prepayments of the Loan in connection with a Casualty or Condemnation, principal will be applied (to the extent not used for restoration pursuant to the terms hereof) to the Note, any substitute or component notes (as applicable) and the Mezzanine Note sequentially starting with the most senior securitized tranche and (y) in the case of all prepayments of the Loan other than in accordance with the preceding clause (x), such prepayments will be applied to the Note, any substitute or component notes (as applicable) and the Mezzanine Note pro-rata (on the basis of their respective principal balances) among the securitized and any non-securitized portions of the Loan (and pro-rata within the securitized portions of the Loan). Notwithstanding the foregoing, upon the occurrence and during the continuance of a material Event of Default (as determined by Lender in its sole and absolute discretion), Borrower agrees and acknowledges that any principal prepayments of the Loan will be applied to the Note, any substitute or component notes (as applicable) and the Mezzanine Note sequentially, starting with the most senior securitized tranche (it being acknowledged that during the continuance of a material Event of Default all securitized portions of the Loan shall be paid in full prior to the payment of any non-securitized portions of the Loan or the Mezzanine Loan).

2.3.2 Prepayments after Event of Default. If, following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) Borrower shall pay, in addition to the Indebtedness, an amount equal to the Prepayment Fee, if applicable.

2.3.3 Release of Property. Lender shall, at the reasonable expense of Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral and the Rate Cap Collateral and (ii) the Security Instrument on the Property or assign it, in whole or in part, to a new lender. In such event, Borrower shall submit to Lender, on a date prior to the date of such release or assignment sufficient to provide a reasonable period for review thereof, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

2.3.4 Release of Certain Release Parcels.

(a) General Release Conditions: Provided no Event of Default has occurred and is continuing, on one or more occasions Borrower may request that Lender release one or more of the Release Parcels in accordance with the terms of this Section 2.3.4. Prior to releasing any Release Parcel from the Lien of the Security Instrument and consenting to corresponding modifications to the provisions of the Operating Lease, the Management Agreement and the other Loan Documents pursuant to this Section 2.3.4, in addition to satisfying the additional conditions set forth below in Section 2.3.4(b), Lender shall release the Release Parcel from the Lien of the Security Instrument and shall consent to corresponding modifications of the provisions of the Operating Lease, the Management Agreement and the other Loan Documents, provided Lender determines that Borrower shall have satisfied the following conditions, as determined by Lender (such determination not to be unreasonably withheld, delayed or conditioned): (1) the released Release Parcel shall constitute a separate conveyable legal parcel in accordance with the subdivision map act or the equivalent thereof in the jurisdiction of the applicable Property or other relevant granted government approvals in such jurisdiction; (2) to the extent any easements benefiting or burdening any such released property are necessary or appropriate for the use or operation of such parcel or the remaining portions of the applicable Property (such remaining portion of an applicable Property, the “Remaining Property”), such easements shall have been granted or reserved prior to or at the time of the release or reconveyance of such released parcel and shall have been approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned; (3) the Remaining Property shall remain a legal parcel (or parcels) in compliance in all material respects with all applicable Legal Requirements, zoning, subdivision, land use and other laws and regulations; (4) at the time of, but not prior to, any release or reconveyance, each released Release Parcel shall be transferred to a person or entity that does not result in a breach of Borrower’s obligation to be a Single Purpose Entity; (5) Lender shall have received satisfactory evidence that any tax, bond or assessment that constitutes a lien against the applicable Property has (i) prior to such release, been properly allocated between the released Release Parcel and the Remaining Property and (ii) after such release, will be properly assessed against the released Release Parcel and the Remaining Property separately; (6) Lender shall have received such endorsements to the Title Policy (or substantially equivalent assurance) for the applicable Property as Lender may reasonably require confirming continuing title insurance and that (A) the Security Instrument constitutes a first priority lien (subject to Permitted Encumbrances) on the Remaining Property after the release, (B) the Remaining Property constitutes a separate tax lot or tax lots and (C) such release shall not result in the Remaining Property ceasing to comply in all material respects with all applicable Legal Requirements, zoning, land use and subdivision laws; (7) Borrower shall have executed and delivered such documents (including amendments to the Loan Documents) as Lender may reasonably require to reflect such release; (8) Lender shall have determined (such determination not to be unreasonably withheld, delayed or conditioned) that the proposed uses and structures to be developed on the released Release Parcel are materially consistent and/or complementary with the existing uses of the applicable Property and could not materially and adversely affect the Remaining Property; (9) Borrower shall pay to Lender all reasonable out-of-pocket costs and expenses incurred by Lender (including, without limitation, attorneys fees and any applicable costs and expenses of the Rating Agencies) in connection with each such release; (10) Borrower shall have provided Lender at least thirty (30) days prior written notice of such requested release; (11) if any portion of any Property is released to an Affiliate of Borrower, Borrower shall deliver to Lender a new non-consolidation opinion in form acceptable to Lender; (12) Borrower shall submit to Lender not less than fifteen (15) days prior to the date of such proposed release (which must be on a Business Day), a release of Liens (and related Loan Documents) for each applicable Release Parcel (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, “Parcel Release Instruments”) (for execution by Lender) together with an Officer’s Certificate certifying that (i) the Parcel Release Instruments are in compliance with all applicable Legal Requirements, (ii) the release to be effected will not violate the terms of this Agreement and (iii) the release to be effected will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released), (13) the Mezzanine Loan shall have been repaid in full and (14) after giving effect to such release, the Loan to Value Ratio for the Remaining Property is equal to or less than 55%. The Release Conditions described in this paragraph are hereinafter collectively referred to as the General Release Conditions.

(b) Parcel Release Prices and Additional Parcel Release Conditions: Prior to releasing any Release Parcel as described above, Borrower shall have satisfied the General Release Conditions and additionally, Borrower shall: (i) in the case of each Release Parcel (or portion thereof) that is transferred to an affiliate of Borrower, cause such parcel (or portion thereof) to be developed (if at all) with uses and structures materially consistent and/or complementary with the existing uses at the Property; (ii) in the case of each Release Parcel (or portion thereof) that is transferred to any person or entity that is not an affiliate of Borrower, impose deed restrictions (which run with the land) or obtain such transferee’s covenant (which, in either case, shall be enforceable by the owner of the applicable Remaining Property and its successors and assigns) to be developed as provided in clause (i) above; and (iii) pay to Lender the applicable Release Price required to be paid pursuant to this Section with respect to the applicable Release Parcel that shall be applied as a prepayment of the Loan in accordance with Note, together with any Prepayment Fees required to be paid pursuant to the Note in connection with such prepayment. Borrower shall further covenant and agree to enforce, consistent with Borrower’s reasonable judgment, such transferee’s deed restrictions and covenants. The foregoing covenants of Borrower shall survive the release of any such Release Parcel.

Section 2.4 Regulatory Change; Taxes.

2.4.1 Increased Costs. If, at any time prior to the first Securitization of the Loan, as a result of any Regulatory Change or compliance of Lender therewith, the basis of taxation of payments to Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan and provided that Lender is generally exercising rights similar to those set forth in this Section 2.4.1 against other borrowers similarly situated to Borrower. Lender will notify Borrower of any event occurring after the date hereof which will entitle Lender to compensation pursuant to this Section 2.4.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, that, if Lender fails to deliver a notice within 90 days after the date on which an officer of Lender responsible for overseeing this Agreement knows or has reason to know of its right to additional compensation under this Section 2.4.1, Lender shall only be entitled to additional compensation for any such Increased Costs incurred from and after the date that is 90 days prior to the date Borrower received such notice. If Lender requests compensation under this Section 2.4.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, and a description as to why Section 2.4.5 is not applicable.

2.4.2 Special Taxes. At all times prior to the first Securitization of the Loan, Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If, at any time prior to the first Securitization of the Loan, Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

2.4.3 Other Taxes. In addition, for all periods prior to the first Securitization of the Loan, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as “Other Taxes”).

2.4.4 Indemnity. Borrower shall indemnify Lender for all periods prior to the first Securitization of the Loan, for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor.

2.4.5 Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Lender.

2.4.6 Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

Section 2.5 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

2.5.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

2.5.2 Delivery of Loan Documents; Title Policy; Reports; Leases.

(a) Loan Documents. Lender shall have received an original copy of this Agreement, the Note and all of the other Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Borrower and any other parties thereto.

(b) Security Instrument, Assignment of Leases. Lender shall have received evidence that original counterparts of the Security Instrument and Assignment of Leases, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Lender, upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

(c) UCC Financing Statements. Lender shall have received evidence that the UCC financing statements relating to the Security Instrument and this Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

(d) Title Insurance. Lender shall have received a pro forma Title Policy or a Title Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Security Instrument creates a valid, first priority Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain the endorsements and affirmative coverages set forth on Exhibit A (or such other endorsements and affirmative coverages approved by Lender) and such additional endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Policy have been paid.

(e) Survey. Lender shall have received a current or rectified Survey for the Property, containing the survey certification substantially in the form attached hereto as Exhibit B or such other form as approved by Lender. Such Survey shall reflect the same legal description contained in the Title Policy referred to in clause (d) above. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for such Survey in form and substance acceptable to Lender.

(f) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

(g) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

(h) Zoning. Lender shall have received an ALTA 3.1 zoning endorsement for the Title Policy.

(i) Certificate of Occupancy. Lender shall have received a copy of the valid certificates of occupancy for the Property or evidence acceptable to Lender that a certificate of occupancy is not required by applicable law.

(j) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

2.5.3 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

2.5.4 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Lender copies certified by an Officer’s Certificate, of all organizational documentation related to Borrower, Operating Lessee, Prime Lessee and Guarantor and certain Affiliates of the foregoing as have been requested by Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower, Operating Lessee, Prime Lessee and Guarantor and such Affiliates, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. Each of the organizational documents of Borrower shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C or such other language as approved by Lender. Lender hereby approves the organizational documents of Borrower delivered to Lender on the date hereof.

2.5.5 Opinions of Borrower’s Counsel. (a) Lender shall have received from Counterparty the Counterparty Opinion substantially in compliance with the requirements set forth in Exhibit F or in such other form approved by the Lender.

2.5.6 Budgets. Borrower shall have delivered the Budget for the current Fiscal Year, which Budget shall be certified by an Officer’s Certificate.

2.5.7 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

2.5.8 Payments. All payments, deposits or escrows, if any, required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

2.5.9 Interest Rate Cap Agreement. Lender shall have received the original Interest Rate Cap Agreement which shall be in form and substance satisfactory to Lender and an original counterpart of the Acknowledgment executed and delivered by the Counterparty.

2.5.10 Account Agreement. Lender shall have received the original of the Account Agreement executed by each of Cash Management Bank, Operating Lessee, and Borrower.

2.5.11 Trademark Security Agreement. Lender shall have received the original of the Trademark Security Agreement in the form of Exhibit Q executed by Borrower (the “Trademark Security Agreement”).

2.5.12 Intentionally Deleted.

2.5.13 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

2.5.14 Material Adverse Effect. No event or condition shall have occurred since the date of Borrower’s most recent financial statements previously delivered to Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

2.5.15 Tax Lot. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

2.5.16 Physical Conditions Report. Lender shall have received a Physical Conditions Report (or re-certified Physical Conditions Report) with respect to the Property, which report shall be satisfactory in form and substance to Lender.

2.5.17 Appraisal. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

2.5.18 Operating Lease. Lender shall have received the originals of the Operating Lease, executed by Operating Lessee and Borrower and the Subordination of Operating Lease, executed by Operating Lessee.

2.5.19 Management Agreement. Lender shall have received a certified copy of the Management Agreement which shall be satisfactory in form and substance to Lender.

2.5.20 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

III. CASH MANAGEMENT

Section 3.1 Cash Management.

3.1.1 Establishment of Accounts. Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement, Operating Lessee has established with Cash Management Bank, in the name of Borrower for the benefit of Lender, as secured party, a collection amount (the “Collection Account”), which has been established as an interest-bearing deposit account, and a holding account (the “Holding Account”), which has been established as a securities account. Both the Collection and the Holding Account and each sub-account of either such account and the funds deposited therein and the securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement, Borrower shall irrevocably instruct and authorize Cash Management Bank to disregard any and all orders for withdrawal from the Collection Account or the Holding Account made by, or at the direction of, Borrower or Operating Lessee other than to transfer all amounts on deposit in the Collection Account on a daily basis to the Holding Account. Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement shall not be amended or modified without the prior written consent of Lender (which consent Lender may grant or withhold in its sole discretion), and if a Securitization has occurred, the delivery by Borrower of a Rating Agency Confirmation. In recognition of Lender’s security interest in the funds deposited into the Collection Account and the Holding Account, Borrower shall identify both the Collection Account and the Holding Account with the name of Lender, as secured party. The Collection Account shall be named as follows: “Fairmont Scottsdale Princess f/b/o Citigroup Global Markets Realty Corp., as secured party Collection Account,” account number 724042.1. The Holding Account shall be named as follows: “Fairmont Scottsdale Princess f/b/o Citigroup Global Markets Realty Corp., as secured party Holding Account,” account number 724047.1. Borrower confirms that it has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a “Sub-Account” and, collectively, the “Sub-Accounts” and together with the Holding Account and the Collection Account, the “Collateral Accounts”), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts, (ii) shall each be linked to the Holding Account, (iii) shall each be a “Securities Account” pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

(a) a sub-account for the retention of Account Collateral in respect of Impositions and Other Charges for the Property with the account number 724042.1 (the “Tax Reserve Account”);

(b) a sub-account for the retention of Account Collateral in respect of insurance premiums for the Property with the account number 724042.1 (the “Insurance Reserve Account”);

(c) a sub-account for the retention of Account Collateral in respect of FF&E with the account number 724042.1 (the “FF&E Reserve Account”); and

(d) a sub-account for the retention of Account Collateral in respect of current Debt Service on the Loan with the account number 724042.1 (the “Current Debt Service Reserve Account”).

3.1.2 Pledge of Account Collateral. To secure the full and punctual payment and performance of the Obligations, Borrower and Operating Lessee hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law (and shall cause Operating Lessee to execute the Accommodation Security Documents with respect thereto), a first priority continuing security interest in and to the following property of Borrower and/or Operating Lessee, as applicable, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral”):

(a) the Collateral Accounts and Manager Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

(b) any and all amounts invested in Permitted Investments;

(c) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

(d) to the extent not covered by clauses (a), (b) or (c) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.1.3 Maintenance of Collateral Accounts. (a) Borrower agrees that the Collection Account is and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a) of the UCC) over the Collection Account and (iii) such that neither the Borrower, Operating Lessee, nor Manager shall have any right of withdrawal from the Deposit Accounts and, except as provided herein, no Account Collateral shall be released to the Borrower, Operating Lessee, or Manager from the Collection Account. Without limiting the Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

(b) Borrower agrees that each of the Holding Account and the Sub-Accounts is and shall be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Holding Account and any Sub-Account, (iii) such that neither Borrower, Operating Lessee, nor Manager shall have any right of withdrawal from the Holding Account or the Sub-Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Holding Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub-Accounts as “financial assets” and (v) such that all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to any of the Collateral Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Holding Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion.

(c) The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

3.1.4 Deposits into Sub-Accounts. On the date hereof, Borrower has deposited the following amounts into the Sub-Accounts:

(i) $0.00 into the Tax Reserve Account;

(ii) $0.00 into the Insurance Reserve Account;

(iii) $0.00 into the Current Debt Service Reserve Account; and

(iv) $0.00 into the FF&E Reserve Account.

3.1.5 Monthly Funding of Sub-Accounts. (a) Borrower hereby irrevocably authorizes Lender to transfer (and, pursuant to the Account Agreement shall irrevocably authorize Cash Management Bank to execute any corresponding instructions of Lender), and Lender shall transfer (or cause Cash Management Bank to transfer pursuant to disbursement instructions from Lender), from the Holding Account by 11:00 a.m. New York time on each Business Day, or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, funds in the following amounts and in the following order of priority:

(i) during the continuance of an Event of Default and at any such time that Manager does not reserve for or otherwise set aside and pay Impositions and Other Charges directly, funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to Section 16.1 for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Tax Reserve Account;

(ii) during the continuance of an Event of Default and at any time when the insurance required to be maintained pursuant to this Agreement is provided under a blanket policy in accordance with Article VI hereof and the premiums in respect of such blanket policy are not paid or caused to be paid before such premiums become due and payable or at any time that Manager does not pay, reserve for or otherwise set aside and pay, premiums with respect to the Insurance Requirements, funds in an amount equal to the Monthly Insurance Reserve Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Insurance Reserve Account, or following an Event of Default or an Insurance Reserve Trigger, funds sufficient (calculated on a monthly basis from the Insurance Reserve Trigger until the month in which the premium is due) to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument on the respective due dates therefor (up to a maximum amount equal to the aggregate annual insurance premium required hereunder), and Lender shall so pay such funds to the insurance company having the right to receive such funds;

(iii) funds in an amount equal to the amount of Debt Service due on the Payment Date for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Current Debt Service Reserve Account;

(iv) at any such time that Manager does not reserve or otherwise set aside for FF&E in accordance with the terms of the Management Agreement, funds in an amount equal to the Monthly FF&E Reserve Amount for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the FF&E Reserve Account;

(v) provided no Event of Default has occurred and is continuing and to the extent Lender receives the Mezzanine Lender Monthly Debt Service Notice Letter, funds in an amount equal to the Mezzanine Loan Debt Service for the month in which the Payment Date immediately following the date of the transfer from the Holding Account occurs and transfer the same to the Mezzanine Account; and

(vi) provided no Event of Default shall have occurred and is then continuing and subject to the provisions of Section 3.1.5(b), funds in an amount equal to the balance (if any) remaining or deposited in the Holding Account after the foregoing deposits (such remainder being hereinafter referred to as “Excess Cash Flow”) and transfer the same to the Borrower’s Account (or a third party account as directed by Borrower), free of any Lien or continuing security interest.

(b) Notwithstanding anything to the contrary contained herein or in the Security Instrument, but subject to Section 7.3, to the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement within the time period set forth therein, Lender shall have the right, at any time, upon five (5) Business Days’ notice to Borrower, to withdraw from the Holding Account, an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

(c) Lender agrees to deliver each Mezzanine Lender Monthly Debt Service Notice Letter and corresponding disbursement instructions to Cash Management Bank within two (2) Business Days of Lender’s receipt thereof to the extent Mezzanine Lender is entitled to a payment pursuant to the terms of Section 3.1.5 above.

(d) Borrower hereby irrevocably directs that all Excess Cash Flow shall (in lieu of transferring such funds to the Borrower’s Account as Borrower may have so directed): to the extent Lender has received a Mezzanine Loan Default Notice and until such time as Lender receives a Mezzanine Loan Default Revocation Notice, be deposited directly into the Mezzanine Loan Account for application as provided in the Mezzanine Loan Agreement. The direction set forth in the immediately preceding sentence shall not be changed or terminated without the written consent of the Mezzanine Lender. Notwithstanding any provision herein to the contrary, no Mezzanine Loan Default Notice shall be required for the deposit of Proceeds into the Mezzanine Loan Deposit Account in accordance with the terms of Section 6.2.3 hereof.

3.1.6 Payments from Sub-Accounts. Borrower irrevocably authorizes Lender to make and, provided no Event of Default shall have occurred and be continuing, Lender hereby agrees to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

(i) if notified (timely) by Borrower or otherwise determined by Lender in its reasonable discretion that Manager will not pay Impositions or Other Charges, funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (or otherwise to Borrower to reimburse Borrower for) (A) Impositions and (B) Other Charges, on the respective due dates therefor, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds (or shall reimburse Borrower or Operating Lessee upon confirmation of payment);

(ii) at any time when the insurance required to be maintained pursuant to this Agreement is provided under a blanket policy in accordance with Article VI hereof and the premiums in respect of such blanket policy are not paid or caused to be paid before such premiums become due and payable or at any time that Manager does not pay, reserve for or otherwise set aside and pay, premiums with respect to the Insurance Requirements and otherwise following an Insurance Reserve Trigger, funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, on the respective due dates therefor, and Lender shall so pay such funds to the insurance company having the right to receive such funds;

(iii) funds from the Current Debt Service Reserve Account to Lender sufficient to pay Debt Service on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date; and

(iv) if notified (timely) by Borrower or otherwise determined by Lender in its reasonable discretion that Manager will not reserve for FF&E as required under the Management Agreement, and provided Borrower shall have complied with the procedures set forth in Section 16.6, funds from the FF&E Reserve Account to the Borrower’s Account to pay for FF&E.

If and to the extent any Guarantor or any Close Affiliate (other than Borrower, Prime Lessee or Operating Lessee) makes a payment of any Imposition, any insurance premium under a blanket policy or capital expenditure or overhead charge which qualifies as an Operating Expense, with respect to the Property and such expense is provided for in the Budget, provided no Event of Default has occurred and is continuing, such Guarantor or Close Affiliate will be entitled to receive reimbursement from the Manager, Lender, or the applicable Sub-Account established under hereunder or under the Management Agreement and such payment shall not be required to be re-deposited into the Collection Account.

3.1.7 Cash Management Bank. (a) Lender shall have the right to replace the Cash Management Bank with a financial institution reasonably satisfactory to Borrower in the event that (i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement, (ii) the Cash Management Bank named herein is no longer the Cash Management Bank or (iii) the Cash Management Bank is no longer an Approved Bank. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at Borrower’s sole cost and expense to replace Cash Management Bank at any time, without notice to Borrower. Borrower shall cooperate with Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Borrower of an Account Agreement and delivery of same to Lender (with a copy to the Mezzanine Lender).

(b) So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank with a financial institution that is an Approved Bank, provided that such financial institution and Borrower shall execute and deliver to Lender (with a copy to the Mezzanine Lender) an Account Agreement substantially similar to the Account Agreement executed as of the Closing Date.

3.1.8 Borrower’s Account Representations, Warranties and Covenants. Borrower represents, warrants and covenants that (i) as of the date hereof, Borrower has caused Operating Lessee to direct all Tenants under the Leases to mail all checks and wire all funds with respect to any payments due under such Leases directly to Manager, (ii) Borrower shall cause Manager and Operating Lessee to deposit all amounts payable to Borrower or Operating Lessee pursuant to the Management Agreement directly into the Collection Account, (iii) Borrower and Operating Lessee shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of Operating Income not otherwise collected by Manager within two Business Days after receipt thereof by Borrower, Operating Lessee or its Affiliates directly into the Collection Account and, until so deposited, any such amounts held by Borrower or Operating Lessee, shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower, or Operating Lessee, (iv) other than the Manager Accounts, there are no accounts other than the Collateral Accounts maintained by Borrower, or Operating Lessee with respect to the Property or the collection of Rents and credit card company receivables with respect to the Property and (v) so long as the Loan shall be outstanding, neither Borrower, Operating Lessee, nor any other Person shall open any other operating accounts with respect to the Property or the collection of Rents or credit card company receivables with respect to the Property, except for the Collateral Accounts and the Manager Accounts; provided that, Borrower and Manager shall not be prohibited from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower’s Account pursuant to Section 3.1.5.

3.1.9 Account Collateral and Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion to pay any Obligations; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts, (iii) all payments to the Mezzanine Lender pursuant to Section 3.1.5 shall immediately cease and (iv) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

(c) Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind (except as expressly required under the Loan Documents) in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

3.1.10 Transfers and Other Liens. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral except as may be expressly permitted under the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

3.1.11 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender’s gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Lender does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the Account Collateral, (iii) the initial Cash Management Bank was chosen by Borrower and (iv) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

3.1.12 Lender’s Liability. (a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (excluding losses on Permitted Investments) except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers or agents.

(b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.13 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness; provided, however, such security interest shall automatically terminate with respect to funds which were duly deposited into Borrower’s Account in accordance with the terms hereof. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each Co-Borrower, Guarantor, Prime Lessee and Operating Lessee is a limited liability company, and have been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Prime Lessee and Operating Lessee has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Collectively, Borrower, Prime Lessee and Operating Lessee possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which each is now engaged, and the sole business of Borrower is the ownership of the Property. The organizational structure of Borrower upon the closing is accurately depicted by the schematic diagram attached hereto as Exhibit H-1. Borrower shall not itself, and shall not permit Prime Lessee or Operating Lessee to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender seven (7) days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Lender.

4.1.2 Proceedings. Each of Borrower, Prime Lessee, Operating Lessee, and Guarantor, has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, each of Borrower, Prime Lessee, Operating Lessee, and Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower, Prime Lessee, Operating Lessee, and Guarantor, as

applicable, enforceable against Borrower, Prime Lessee, Operating Lessee, and Guarantor, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Prime Lessee, Operating Lessee, and Guarantor, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Prime Lessee, Operating Lessee, and Guarantor, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower, Prime Lessee, Operating Lessee, and Guarantor, is a party or by which any of Borrower’s, Prime Lessee’s, Operating Lessee’s, and Guarantor’s, property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower, Prime Lessee, Operating Lessee, and Guarantor, of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. There are no lawsuits, administrative proceedings, arbitration proceedings, or other such legal proceedings that have been filed and served upon Borrower (or with respect to which Borrower has otherwise received proper notice) or, to the Best of Borrower’s Knowledge, otherwise pending or threatened against or affecting Borrower, Prime Lessee, Operating Lessee, or the Property whose outcome, if determined against Borrower, Prime Lessee, Operating Lessee, or the Property, would have a Material Adverse Effect. To the Best of Borrower’s Knowledge, Schedule I includes each pending action against Borrower, Prime Lessee, Operating Lessee, or otherwise affecting the Property that involves a claim or claims for either (a) monetary damages exceeding $250,000, or (b) injunctive relief or other equitable remedy that could have a Material Adverse Effect, excluding: (i) actions for monetary damages only that have been tendered to, and accepted without reservation of rights by, the liability insurance carrier for the Property, (ii) worker’s compensation claims, and (iii) any proceedings by employees working at the Property where the amount claimed in such proceeding is less than $250,000; to the Best of Borrower’s Knowledge, the aggregate amount of such claims described in subclause (iii) of this sentence is less than $1,000,000.

4.1.5 Agreements. Neither Borrower, Prime Lessee nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Neither Borrower, Prime Lessee nor Operating Lessee is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Prime Lessee, Operating Lessee, or the Property is bound, which default is reasonably likely to have a Material Adverse Effect. Neither Borrower, Prime Lessee nor Operating Lessee has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower, Prime Lessee or Operating Lessee is a party or by which

Borrower, Prime Lessee, Operating Lessee, or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including membership programs disclosed in writing to Lender on or prior to the date hereof, and (b) obligations under the Loan Documents.

4.1.6 Title. Borrower has good, marketable and insurable fee simple title and/or leasehold title, as applicable, to the Land and the Improvements, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower or Operating Lessee, as applicable, has good and marketable title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, and Accommodation Security Documents, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. Except as may be indicated in and insured over by the Title Policy, to the Best of Borrower’s Knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will have a Material Adverse Effect. Borrower shall preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

4.1.7 No Bankruptcy Filing. None of Borrower, Prime Lessee, Operating Lessee, or Guarantor, is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or against Prime Lessee, Operating Lessee or any Guarantor.

4.1.8 Full and Accurate Disclosure. To the Best of Borrower’s Knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed which has a Material Adverse Effect, or to the Best of Borrower’s Knowledge could reasonably be expected to have a Material Adverse Effect.

4.1.9 All Property. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower, Prime Lessee or Operating Lessee or (ii) used in the operation of the business located on the Property, other than items owned by Manager or any Tenants (excluding items owned by Prime Lessee or Operating Lessee).

4.1.10 ERISA. (a) Borrower does not maintain or contribute to and is not required to contribute to, an “employee benefit plan” as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan” as defined by Section 3(37) of ERISA), and Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Borrower which is reasonably likely to result in a Material Adverse Effect and is or remains unsatisfied for any taxes or penalties or unfunded contributions with respect to any “employee benefit plan” or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a “multiemployer plan”) maintained, contributed to, or required to be contributed to by Borrower or by any entity that is under common control with Borrower within the meaning Section 4001(a)(14) of ERISA (each, an “ERISA Affiliate”) (each, a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans (other than Plans relating to ERISA Affiliates), if any, where the failure to so contribute is reasonably likely to result in a Material Adverse Effect. Each such Plan (other than Plans relating to ERISA Affiliates), if any, has been and will be administered in material compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) With respect to any “multiemployer plan,” (i) Borrower has not, since September 26, 1980, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) Borrower has made and shall continue to make when due all required contributions to all such “multiemployer plans” and (iii) no ERISA Affiliate has, since September 26, 1980, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA which withdrawal is reasonably expected to have a Material Adverse Effect.

(c) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, none of the assets of Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and transactions by or with Borrower are not subject to similar laws regulating investment of, and fiduciary obligations with respect to, plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect (“Similar Laws”), which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.11 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes except where the failure to so comply is not reasonably expected to result in a Material Adverse Effect. To the Best of Borrower’s Knowledge, neither Borrower, Prime Lessee nor Operating Lessee is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the Best of Borrower’s Knowledge, there has not been committed by Borrower, Prime Lessee or Operating Lessee any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.12 Financial Information. To the Best of Borrower’s Knowledge, all financial data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Neither Borrower, Prime Lessee nor Operating Lessee has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and could reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Prime Lessee or Operating Lessee from that set forth in said financial statements.

4.1.13 Condemnation. No Condemnation has been commenced or, to the Best of Borrower’s Knowledge, is contemplated with respect to all or any portion of the Property.

4.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any “margin stock.”

4.1.15 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. To the Best of Borrower’s Knowledge, all utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property. All roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

4.1.16 Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.17 Separate Lots. The Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

4.1.18 Assessments. To the Best of Borrower’s Knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.19 Enforceability. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.20 No Prior Assignment. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

4.1.21 Insurance. Borrower has obtained and has delivered to Lender certified copies or certificates of all insurance policies required under this Agreement, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the Best of Borrower’s Knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.22 Use of Property. The Property is used exclusively for hotel purposes and other appurtenant and related uses.

4.1.23 Certificate of Occupancy; Licenses. To the Best of Borrower’s Knowledge, all material certifications, permits, licenses (including, without limitation, a license to serve alcohol on the Property) and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for hotel purposes (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property for hotel purposes. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.24 Flood Zone. Except as may be shown on the Survey with respect to portions of the Improvements other than buildings and enclosed structures, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.25 Physical Condition. To the Best of Borrower’s Knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the Best of Borrower’s Knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.26 Boundaries. To the Best of Borrower’s Knowledge and except as disclosed on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Real Property, and no improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Real Property encroach upon any of the Improvements, so as to have a Material Adverse Effect on the value or marketability of the Real Property except those which are insured against by the Title Policy.

4.1.27 Leases. The Property is not subject to any Leases other than the Prime Lease, the Sublease and the Leases described in the certified rent roll delivered in connection with the origination of the Loan. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement) except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to the Best of Borrower’s Knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Lender or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

4.1.28 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid and the granting and recording of the Security Instrument and the UCC financing statements required to be filed in connection with the Loan. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid, and, under current Legal Requirements, the Security Instrument is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.

4.1.29 Single Purpose Entity/Separateness. (a) Borrower hereby represents, warrants and covenants that each of Operating Lessee, Prime Lessee, Borrower and

Mezzanine Borrower is and has been, since the date of its respective formation, a Single Purpose Entity and has not, since the date of its respective formation, conducted any business and owned any property whatsoever, except as specifically described in the Non-Consolidation Opinion.

(b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and any certificates delivered by Borrower in connection with the issuance of the Non-Consolidation Opinion, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an “Additional Non-Consolidation Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Borrower has complied with all of the assumptions made with respect to it in the Non-Consolidation Opinion. To the Best of Borrower’s Knowledge, each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

4.1.30 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is not an Affiliate of Borrower.

4.1.31 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.32 Intentionally Deleted.

4.1.33 Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

4.1.34 Solvency/Fraudulent Conveyance. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

4.1.35 Investment Company Act. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.36 Interest Rate Cap Agreement. The Interest Rate Cap Agreement is in full force and effect and enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.37 Labor. Except as described on Schedule I, no work stoppage, labor strike, slowdown or lockout is pending or threatened by employees and other laborers at the Property. Except as described on Schedule I, neither Borrower, Prime Lessee, nor Operating Lessee (i) is involved in or, to the Best of Borrower’s Knowledge, threatened with any material labor dispute, material grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) to the Best of Borrower’s Knowledge, has engaged with respect to the Property, in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act, or (iii) is a party to, or bound by, any existing collective bargaining agreement or union contract with respect to employees and other laborers at the Property.

4.1.38 Brokers. Neither Borrower nor, to the Best of Borrower’s Knowledge, Lender has dealt with any broker or finder with respect to the loan transactions contemplated by the Loan Documents and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower covenants and agrees that it shall pay as and when due any and all brokerage fees, charges, commissions or other compensation or reimbursement due to any broker of Borrower with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any claim for brokerage commissions or finder’s fees alleged to be due as a result of the indemnifying party’s agreements or actions. The provisions of this Section 4.1.38 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.39 No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.40 Taxpayer Identification Number. Borrower’s Federal taxpayer identification numbers are 20-5432891 (SHR Scottsdale X, L.L.C.) and 20-5432996 (SHR Scottsdale Y, L.L.C.).

4.1.41 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower or any Person who owns any equity interest in or Controls Borrower or, to the Best of Borrower’s Knowledge, Guarantor or Ultimate Equity Owners, currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns any equity interest in Borrower, Ultimate Equity Owners or Guarantor is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Borrower, Ultimate Equity Owners or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

4.1.42 Knowledge Qualifications. Borrower represents that Scott Dalecio, Claude Brock, Eric Resnick and Peter McDermott are in a position to have meaningful knowledge with respect to the matters set forth in the Loan Documents which have been qualified to the knowledge of such Persons.

4.1.43 Leases. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases and any and all amendments or modifications thereof.

4.1.44 FF&E. Manager is reserving for FF&E on a monthly basis in accordance with the terms of the Management Agreement not less than an amount equal to four percent (4%) of gross revenues with respect to the Property; such reserves are maintained in the Manager FF&E Reserve Account (subject to disbursements therefrom as permitted by the Management Agreement).

4.1.45 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage. Except as described in the definition of “Ground Lease”, there have not been amendments or modifications to the terms of the Ground Lease since its recordation. Assuming compliance by Lender with Section 15.2 of the Ground Lease, the Ground Lease may not be canceled, surrendered or modified without the prior written consent of Lender.

(b) No Liens. Except for the Permitted Encumbrances, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the related Security Instrument other than the ground lessor’s related fee interest.

(c) Ground Lease Assignable. After Lender complies with Section 15.2 of the Ground Lease, any sale of the Ground Lease and of the leasehold estate created thereby in any proceeding for the foreclosure of the Security Instrument shall be deemed to be a permitted sale, transfer or assignment of the Ground Lease and of the leasehold estate created thereby.

(d) Default. As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

(e) Notice. Assuming compliance by Lender with Section 15.2 of the Ground Lease, the Ground Lease requires the ground lessor to give Lender notice of any default by Borrower to Lender as well as notice of termination of the Ground Lease.

(f) Cure. Assuming compliance by Lender with Section 15.2 of the Ground Lease, Lender is permitted the opportunity to cure any default under the Ground Lease as set forth in Section 15.4 of the Ground Lease.

(g) Term. The Ground Lease has a term which extends not less than ten (10) years beyond the Maturity Date.

(h) New Lease. Assuming compliance by Lender with Section 15.2 of the Ground Lease, the Ground Lease requires the ground lessor to enter into a new lease with Lender upon termination of the Ground Lease by reason of a default by ground lessee thereunder in the event of compliance with the provisions of Section 15.12 of the Ground Lease.

(i) Insurance Proceeds. Under the terms of the Ground Lease and the Security Instrument, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Ground Lease Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(j) Subleasing. The Ground Lease does not impose any restrictions on subleasing other than a “sublet in whole” as is more fully set forth in Article XIII of the Ground Lease.

4.1.46 TIC. The TIC Agreement is in full force and effect and no default has occurred and there is no condition existing which, but for the passage of time or the giving of notice, or both, could result in a default under the terms of the TIC Agreement. Borrower has delivered to Lender a true and correct copy of the TIC Agreement.

4.1.47 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement and the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender to comply with and to cause Prime Lessee and Operating Lessee to comply with, the following covenants, and in such connection, references in this Article V to Borrower shall alternatively mean Prime Lessee or Operating Lessee, as the context may require:

5.1.1 Performance by Borrower. Borrower shall observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, in accordance with the provisions of each Loan Document, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower, as applicable, without the prior written consent of Lender.

5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Borrower’s right of contest pursuant to Section 7.3, Borrower shall comply and cause the Property to be in compliance with all Legal Requirements applicable to the Borrower, Manager and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all material franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as set forth in this Agreement.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower, would have a Material Adverse Effect.

5.1.4 Single Purpose Entity. (a) Borrower shall remain a Single Purpose Entity.

(b) Except as permitted by the Loan Documents, Borrower shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Borrower will be commingled with the funds of any other Affiliate.

(c) To the extent that Borrower shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Borrower jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Borrower and any of its Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower) as would be conducted with third parties.

(e) To the extent that Borrower or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Borrower shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Borrower shall: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

5.1.5 Consents. If Borrower is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Borrower’s organizational documents). If Borrower is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Borrower’s organizational documents), (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Borrower’s organizational documents). An affirmative vote of 100% of the directors, board of managers or members, as applicable, including without limitation the Independent Directors, of Borrower shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower to do so or (ii) file an involuntary bankruptcy petition against any Close Affiliate. Furthermore, Borrower’s formation documents shall expressly state that for so long as the Loan is outstanding, Borrower shall not be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower’s assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6 Access to Property. Borrower shall permit agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice.

5.1.7 Notice of Default. Borrower shall promptly advise Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.8 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

5.1.9 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents executed and delivered by, or applicable to, Borrower.

5.1.10 Insurance. (a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Proceeds.

(b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

5.1.11 Further Assurances; Separate Notes. (a) Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder. At any time after the Closing Date, Borrower agrees that it shall, upon request, reasonably cooperate with Lender in connection with any request by Lender to reallocate the LIBOR Margin among the Notes or to sever the Note into two (2) or more separate substitute or component notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute or component notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute or component notes, amendments and/or replacements, provided that Borrower shall bear no costs or expenses in connection therewith (other than administrative costs and expenses of Borrower and legal fees of counsel to the Borrower and Guarantor), and the holders of such substitute or component notes shall designate a lead lender or agent for such holders to whom Borrower may direct all communications with respect to the Loan. Any such substitute or component notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute or component notes shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such substitute notes, (ii) the substitute notes shall provide for amortization of the Principal Amount on a weighted average basis over a period not less than the amortization period provided under the Note, if any, immediately prior to the issuance of the substitute notes, (iii) the weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Note immediately prior to the issuance of such substitute notes; and (iv) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender may apply payment of all sums due under such substitute notes in such order and priority as Lender shall elect in its sole and absolute discretion.

(b) No Securitization shall occur prior to March 1, 2007. Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Loan were to be decreased and, as a result, the principal amount of the Loan is decreased, then (i) the Borrower shall take all actions as are necessary to effect the “resizing”, including the reallocation of the LIBOR Margin of the Mezzanine Loan and the Loan, (ii) the Borrower shall cause the Mezzanine Borrower to comply with its agreements to effect a “resizing”, and (iii) Lender shall on the date of the “resizing” of the Loan lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) such additional amount equal to the amount of the principal reduction of the Loan (without Prepayment Fee or penalty) provided that Borrower and the Mezzanine Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents and the Mezzanine Loan Documents. In addition, Borrower and Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Mezzanine Loan were to be decreased and, as a result the principal amount of the Loan were increased, more “investment grade” rated securities could be issued, then (i) if “resizing” to decrease the size of the Mezzanine Loan and increase the size of the Loan is provided for in the Mezzanine Loan Documents, each of them shall take all actions provided for in the documentation for the Loan as are necessary to effect the “resizing” of the Loan and the Mezzanine Loan, (ii) Borrower shall cause the Mezzanine Borrower to comply with its agreements to effect a “resizing” and (iii) Lender shall on the date of the “resizing” of the Loan lend to the Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) an additional amount equal to the amount of principal reduction of the Mezzanine Loan, provided that Borrower and the Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents and Mezzanine Loan Documents. In connection with the foregoing, Borrower agrees, at Lender’s sole cost and expense other than with respect to (1) Borrower’s, Prime Lessee’s, Operating Lessee’s, the Guarantor’s, each Ultimate Equity Owners’ and their Affiliate’s counsel fees and (2) if the principal amount of the Loan is increased, an endorsement to the Title Policy reflecting an increase in the insured amount thereunder which shall be at Borrower’s sole cost and expense, to execute and deliver such documents and other agreements reasonably required by Mezzanine Lender and/or Lender to “re-size” the Loan and the Mezzanine Loan, including, without limitation, an amendment to this Agreement, the Note, the Security Instrument and the other Loan Documents. Borrower agrees to reimburse Lender for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with any “resizing” of the Loan. Notwithstanding the foregoing, Lender agrees that any “resizing” of the Loan and the Mezzanine Loan shall not change the economics of the Loan and the Mezzanine Loan taken as a whole in a manner which is adverse to Borrower .

(c) In addition, Borrower shall, at Borrower’s sole cost and expense:

(i) furnish to Lender, to the extent not otherwise already furnished to Lender and reasonably acceptable to Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(ii) execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Lender to confirm the Lien of the Security Instrument on any Building Equipment, Operating Asset or any Intangible;

(iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require;

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time; and

(v) cause its New York counsel to re-issue the New York opinion delivered on the date hereof (in identical form and without updating) in favor of a trustee in a Securitization if such trustee is different that the trustee currently listed in such opinion.

5.1.12 Mortgage Taxes. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender.

5.1.13 Operation. Borrower shall, and shall cause Manager to, (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any “event of default” under the Management Agreement of which it is aware; (iii) enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

5.1.14 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower shall qualify to do business and shall remain in good standing under the laws of the State in which the Property is located and as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.15 Title to the Property. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Security Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.16 Costs of Enforcement. In the event (a) that this Agreement or the Security Instrument is foreclosed upon in whole or in part or that this Agreement or the Security

Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.17 Estoppel Statement. (a) Borrower shall, from time to time, upon thirty (30) days’ prior written request from Lender, execute, acknowledge and deliver to the Lender, an Officer’s Certificate, stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and containing such other information, qualified to the Best of Borrower’s Knowledge, with respect to the Borrower, the Property and the Loan as Lender shall reasonably request. The estoppel certificate shall also state either that no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and the steps being taken to cure such Default.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender, within thirty (30) days of Lender’s request, tenant estoppel certificates from each Tenant under any Material Lease entered into after the Closing Date in substantially the form and substance of the estoppel certificate set forth in Exhibit G provided that Borrower shall not be required to deliver such certificates more frequently than one time in any calendar year; provided, however, that there shall be no limit on the number of times Borrower may be required to obtain such certificates if a Default hereunder or under any of the Loan Documents has occurred and is continuing.

5.1.18 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 No Further Encumbrances. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

5.1.21 Leases. Borrower shall promptly after receipt thereof deliver to Lender a copy of any notice received with respect to any Material Lease claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Material Leases, if such default is reasonably likely to have a Material Adverse Effect.

5.1.22 Article 8 “Opt In” Language. Each organizational document of Borrower, Mezzanine Borrower and each of the other entities identified in Section 4.1.29 hereof shall be modified to include the language set forth on Exhibit R.

5.1.23 FF&E. Borrower shall cause Manager to reserve for FF&E on a monthly basis in accordance with the Management Agreement, such reserves to be maintained in the Manager FF&E Reserve Account.

5.1.24 Qualified Intermediary. Prior to consummation of the Exchange, Qualified Intermediary shall not pledge its indirect interests in Borrower, except as permitted by the terms of this Agreement and the Exchange Documents.

5.1.25 TIC. (a) Borrower will: (i) promptly perform and observe all of the covenants, agreements, obligations and conditions required to be performed and observed by Borrower under the TIC Agreement, and do all things necessary to preserve and keep unimpaired its rights thereunder; (ii) promptly notify Lender in writing of the receipt by any Co- Borrower of any notice (other than notices customarily sent on a regular periodic basis) from any party under the TIC Agreement and of any notice noting or claiming any default by any party to the TIC Agreement in the performance or observance of any of the terms, covenants, or conditions on the part of Borrower to be performed or observed under the TIC Agreement; (iii) promptly notify Lender in writing of the receipt by any party to the TIC Agreement of any notice from any party to the TIC Agreement of any alleged termination of the TIC Agreement and promptly cause a copy of each such notice to be delivered to Lender; and (iv) promptly notify Lender in writing of any request made by any party to the TIC Agreement to any other party thereto for arbitration or appraisal proceedings pursuant to the TIC Agreement, and of the institution of any arbitration or appraisal proceedings and promptly deliver to Lender a copy of the determination of the arbitrators or appraisers in each such proceeding. Upon the written demand of Lender, Borrower will promptly deliver to Lender a certificate stating that the TIC Agreement is in full force and effect, is unmodified (or identifying any modifications), that no notice of termination thereof has been served on Borrower and stating whether or not there are any defaults thereunder and specifying the nature of such defaults, if any. Borrower shall deliver to Lender such certificate within ten (10) days after Lender’s demand therefor. Each of the Co-Borrowers, as owners in indivision, shall at all times share one centralized address for notice and one centralized address for service of process, which common service of process address and notice address are as set forth in Section 19.3 and Section 19.6 hereof (and which common service of process address and notice address may be changed by Borrower from time to time in accordance with the provisions of Section 19.3 and Section 19.6 respectively).

(b) Borrower will not surrender the TIC Agreement or its estate and interest therein, nor terminate or cancel the TIC Agreement; and (except for modifications or amendments made in connection with permitted Transfers under Article VIII solely to reflect such transfers of interests) Borrower will not, without the prior written consent of Lender, modify, change, supplement, alter or amend the TIC Agreement (except for modifications or amendments made in connection with permitted Transfers under Article VIII solely to reflect such transfers of interests), either orally or in writing, and as further security for the repayment of the Debt and for the performance of the covenants, agreements, obligations and conditions herein and in the TIC Agreement contained, each Co-Borrower hereby pledges and assigns to Lender all of its rights, privileges and prerogatives as a party to the TIC Agreement, including, without limitation, any and all rights of first refusal (including those which arise under Section 363(i) of the Bankruptcy Code), any options to purchase and similar rights (provided, however, the foregoing shall not be deemed to limit or restrict any Co-Borrower’s right to exercise any such rights or options in order to effect transfers otherwise permitted by Article VIII) as well as rights to terminate, cancel, modify, change, supplement, alter or amend the TIC Agreement (except as provided above), and any such termination, cancellation, modification, change, supplement, alteration or amendment of the TIC Agreement (except as provided above), without the prior written consent thereto by Lender, shall be void and of no force and effect. Without limiting the generality of the foregoing, Borrower will not reject the TIC Agreement pursuant to Section 365(a) of the Bankruptcy Code or any successor law, or allow the TIC Agreement to be deemed rejected by inaction and lapse of time, and will not elect to treat the TIC Agreement as terminated by any party to the TIC Agreement’s rejection of such TIC Agreement pursuant to Section 365(h)(1) of the Bankruptcy Code or any successor law, and as further security for the repayment of the Indebtedness and for the performance of the covenants, agreements, obligations and conditions herein and in the TIC Agreement contained, Borrower hereby assigns to Lender all of the rights, privileges and prerogatives of Borrower and any of Borrower’s bankruptcy trustee to deal with the TIC Agreement, which right may arise as a result of the commencement of a proceeding under the federal bankruptcy laws by or against any party under the TIC Agreement, including, without limitation, the right to assume or reject, or to compel the assumption or rejection of the TIC Agreement pursuant to Section 365(a) of the Bankruptcy Code or any successor law, the right to seek and obtain extensions of time to assume or reject the TIC Agreement, the right to elect whether to treat the TIC Agreement as terminated by any party’s rejection of such TIC Agreement or to remain in possession of the Property and offset damages pursuant to Section 365(b)(1) of the Bankruptcy Code or any successor law; and any exercise of such rights, privileges or prerogatives by Borrower’s bankruptcy trustee without the prior written consent thereto by Lender shall be void and of no force and effect. No release or forbearance of any of Borrower’s obligations under the TIC Agreement, whether pursuant to the TIC Agreement or otherwise, shall release either party from any of its obligations under this Agreement. Borrower hereby expressly grants to Lender, and agrees that Lender shall have, the absolute and immediate right (notwithstanding any cure periods applicable to acceleration of the Note or exercise of remedies provided for herein) to enter in and upon the Property or any part thereof, to such extent and as often as Lender, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by any party to the TIC Agreement. Lender may immediately pay and expend such sums of money (notwithstanding any cure periods applicable to acceleration of the Note or exercise of remedies provided for herein) as Lender, in its sole discretion, deems necessary to prevent or cure any such default by any party to the TIC

Agreement, and Borrower hereby agrees to pay to Lender, upon not less than ten (10) business days’ notice, all such sums so paid and expended by Lender, together with interest thereon from the date of each such payment at the Default Rate. All sums so paid and expended by Lender, and the interest thereon, shall be added to and be secured by the Lien of the Loan Documents. Each Co-Borrower, as owners in indivision, for themselves and for their respective successors and assigns hereby (w) so long as any portion of the Indebtedness is outstanding, waive and relinquish its rights to partition, in kind or by licitation, the Property, which they own and hold in common, (x) subordinates in all respects the TIC Agreement and all of its rights and remedies, indemnity or otherwise, under the TIC Agreement to the Lien of the Security Instrument and the other Loan Documents and to all of Lender’s rights under the Security Instrument and the other Documents, and (y) subordinates in all respects any options to purchase or rights of first refusal and any other similar rights with respect to another Co-Borrower’s interest in the Property to the Lien of the Security Instrument and the other Loan Documents (including without limitation, the transfer restrictions contained herein and therein) and to all of Lender’s rights under the Security Instrument and the other Loan Documents (provided, however, the foregoing shall not be deemed to limit or restrict any Co-Borrower’s right to exercise any such rights or options in order to effect transfers otherwise permitted by Article VIII hereof).

5.1.26 Fountain. Within six (6) months of the date of this Agreement, Borrower shall provide Lender with all plans, drawings, cost estimations and all other documentation as may be required by Lender (acting reasonably) relating to all works proposed by Borrower and/or Operating Lessee in respect of the Fountain.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all Obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that it will not do (and will not permit Prime Lessee or Operating Lessee to do), or permit to be done, directly or indirectly, any of the following (and in such connection, references in this Article V to Borrower shall alternatively mean Prime Lessee or Operating Lessee, as the context may require):

5.2.1 Incur Debt. Incur, create or assume (or permit Prime Lessee or Operating Lessee to incur, create or assume) any Indebtedness other than Permitted Debt or Transfer all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

5.2.2 Encumbrances. Other than in connection with a Permitted Mezzanine Transfer and except as permitted pursuant to Article VIII, incur, create or assume or permit the incurrence, creation or assumption of any Indebtedness other than Permitted Debt secured by an interest in Borrower, Prime Lessee, Operating Lessee or Mezzanine Borrower and shall not Transfer (other than the Prime Lease) or permit the Transfer of any interest in such Persons;

5.2.3 Engage in Different Business. Engage, or permit Prime Lessee or Operating Lessee to engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

5.2.4 Make Advances. Make or permit Prime Lessee or Operating Lessee to make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

5.2.5 Partition. Partition or permit the partition of the Property, except as permitted hereunder;

5.2.6 Commingle. Commingle its assets or permit Prime Lessee or Operating Lessee to commingle its assets with the assets of any of Borrower’s, Prime Lessee’s and/or Operating Lessee’s Affiliates except as permitted by the definition of “Single Purpose Entity”;

5.2.7 Guarantee Obligations. Guarantee or permit Prime Lessee’s or Operating Lessee to guarantee any obligations of any Person;

5.2.8 Transfer Assets. Transfer or permit Prime Lessee or Operating Lessee to transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

5.2.9 Amend Organizational Documents. Amend or modify any of its, Prime Lessee’s or Operating Lessee’s organizational documents without Lender’s consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that each such Person remain a Single Purpose Entity;

5.2.10 Dissolve. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except following or simultaneously with a repayment of the Loan in full or as expressly permitted pursuant to this Agreement;

5.2.11 Bankruptcy. (i) File (or permit Prime Lessee or Operating Lessee to file) a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower’s assets other than in connection with the repayment of the Loan, (iii) engage (or permit Prime Lessee or Operating Lessee to engage) in any other business activity or (iv) file or solicit the filing (or permit Prime Lessee or Operating Lessee to file or solicit the filing) of an involuntary bankruptcy petition against Borrower, Prime Lessee or Operating Lessee, or any Close Affiliate of any such Person without obtaining the prior consent of all of the directors of Borrower, including, without limitation, the Independent Directors;

5.2.12 ERISA. Engage in any activity that would subject it to regulation under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

5.2.13 Distributions. From and after the occurrence and during the continuance of an Event of Default, make (or permit Prime Lessee or Operating Lessee to make) any distributions to or for the benefit of any of Borrower’s, Prime Lessee’s or Operating Lessee’s shareholders, partners or members, as the case may be, or its or their Affiliates;

5.2.14 Manager. (a) Borrower represents, warrants and covenants on behalf of itself, Prime Lessee and Operating Lessee that the Property shall at all times be managed by an Acceptable Manager pursuant to an Acceptable Management Agreement.

(b) Notwithstanding any provision to the contrary contained herein or in the other Loan Documents, except as provided in this Section 5.2.14 or in connection with a release made in accordance with Section 2.3.4, Borrower may not amend, modify, supplement, alter or waive any right under the Management Agreement (or permit any such action) without the receipt of a Rating Agency Confirmation. Without the receipt of a Rating Agency Confirmation, Borrower shall be permitted to make any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and to waive any nonmaterial rights thereunder, provided that no such modification, change, supplement, alteration, amendment or waiver shall affect the cash management procedures set forth in the Management Agreement or the Loan Documents, decrease the cash flow of the Property, adversely affect the marketability of the Property, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to such definitions, change any definitions or provisions so as to reduce the payments due the Borrower thereunder, change the timing of remittances to the Borrower thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees payable under the Management Agreement.

(c) Borrower may enter into a new Management Agreement with an Acceptable Manager upon receipt of a Rating Agency Confirmation with respect to the Management Agreement and delivery of an acceptable Non-Consolidation Opinion covering such replacement manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower.

5.2.15 Management Fee. Borrower may not, without the prior written consent of Lender (which may be withheld in its sole and absolute discretion) take or permit to be taken any action that would increase the percentage amount of the Management Fee, or add a new type of fee (other than a “Group Services Expense” as permitted by Section 5.2.14 above) payable to Manager relating to the Property, including, without limitation, the Management Fee.

5.2.16 Operating Lease. Without the prior written consent of Lender surrender or terminate the Operating Lease unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable.

5.2.17 Modify Account Agreement. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned (and if a Securitization shall have occurred, a Rating Agency Confirmation obtained by Borrower), Borrower shall not execute any modification to the Account Agreement;

5.2.18 Zoning Reclassification. Except as contemplated by Section 2.3.4, without the prior written consent of Lender, which consent shall not be unreasonably withheld, (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that would result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.19 TIC Agreement. Except for transfers and other actions permitted by Article VIII, the Co-Borrowers will not terminate, modify, change, supplement, alter, amend or cancel the TIC Agreement without the Lender’s prior written consent.

5.2.20 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Lease as permitted by Section 8.8;

5.2.21 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Collection Accounts or Holding Account, as applicable, as required by Section 3.1, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4; or

5.2.22 Single-Purpose Entity. Fail to be (or permit Prime Lessee or Operating Lessee) to fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause such Person to cease to be a Single-Purpose Entity.

Section 5.3 Ground Lease Provisions.

Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, Borrower hereby warrants, covenants, represents and agrees as to the Ground Lease as follows:

(a) The Ground Lease. Borrower shall (i) pay all rents, additional rents and other sums required to be paid by Borrower as tenant under and pursuant to the provisions of the Ground Lease as and when such rent or other charge is payable, (ii) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed at least three (3) days prior to the expiration of any applicable grace period therein provided, and (iii) promptly notify Lender of the giving of any written notice by the lessor under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by any Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment of the Indebtedness and for the performance and observance of the terms, covenants and conditions of the Security Agreement and this Agreement, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Security Agreement and this Agreement and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will give prior written notice thereof to Borrower before the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of tenants, subtenants and other occupants under the leases, Lender and any person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Ground Lease Property at any reasonable time, on reasonable notice and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrower hereby agrees to pay to Lender within five (5) days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Security Agreement. If the lessor under any Ground Lease shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Lender shall not require Borrower to exercise such option to extend or renew the term of the Ground Lease unless such option to extend or renew is, by the terms of the Ground Lease, exercisable within two (2) years of the Maturity Date. Borrower will not subordinate or consent to the subordination of any Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Ground Lease Property, unless, in each such case, the written consent of Lender shall have been first had and obtained, which approval shall not unreasonably be withheld, it being acknowledged by Lender that the Ground Lease in the form in effect as of the date hereof provides for such subordination.

(b) Subleases. Each Material Lease of any portion of the Ground Lease Property subject to the Ground Lease hereafter made and each renewal of any existing such Lease shall provide that, (i) in the event of the termination of the Ground Lease, the lease shall not terminate or be terminable by the tenant; (ii) in the event of any action for the foreclosure of the Security Agreement, the lease shall not terminate or be terminable by the subtenant by reason of the termination of the Ground Lease unless the tenant is specifically named and joined in any such action and unless a judgment is obtained therein against the tenant; and (iii) in the event that the Ground Lease is terminated as aforesaid, the tenant shall attorn to the landlord under the Ground Lease or to the purchaser at the sale of the Ground Lease Property on such foreclosure, as the case may be.

(c) No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Indebtedness shall remain unpaid, unless Lender shall otherwise consent, the fee title to the Ground Lease Property and the leasehold estate therein created pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender, or in any other person by purchase, operation of law or otherwise.

(d) Borrower’s Acquisition of Fee Estate. In the event that Borrower, so long as any portion of the Indebtedness remains unpaid, shall be the owner and holder of the fee title to the Ground Lease Property subject to the Ground Lease, the Lien of the Security Agreement shall be spread to cover Borrower’s fee title to the Ground Lease Property and said fee title shall be deemed to be included in the Ground Lease Property. Borrower agrees, at its sole cost and expense, including, without limitation, Lender’s reasonable attorneys’ fees, to (i) execute any and all documents or instruments necessary to subject its fee title to the Ground Lease Property to the lien of the Security Agreement; and (ii) provide a title insurance policy which shall insure that the lien of the Security Agreement is a first lien (subject to Permitted Encumbrances) on Borrower’s fee title to the Ground Lease Property. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Lender or its designee shall acquire from the landlord thereunder another lease of the Ground Lease Property, Borrower shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

(e) Rejection of the Ground Lease. If the Ground Lease is terminated by the landlord thereunder for any reason in the event of the rejection or disaffirmance of the Ground Lease by the landlord thereunder pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) the Security Agreement and all the Lien, terms, covenants and conditions of the Security Agreement shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Borrower hereby assigns irrevocably to Lender, Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against the landlord under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

(i) Borrower hereby assigns to Lender Borrower’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting the Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under the Ground Lease and to provide adequate assurance of future performance of Borrower’s obligations thereunder.

(ii) Borrower hereby assigns to Lender Borrower’s right to seek an extension of the 60-day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided the Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender’s request, to the extent not prohibited by the terms of the Ground Lease and applicable law, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting such Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under the Ground Lease and to provide adequate assurance of future performance of Borrower’s obligations thereunder.

(iii) Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property of Borrower not removed from the Ground Lease Property by Borrower as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.1 Insurance Coverage Requirements. Borrower shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement for the mutual benefit of Borrower and Lender:

6.1.1 Property Insurance. Insurance insuring against loss or damage by standard perils included within the classification “All Risks of Physical Loss”. Except as otherwise provided in section 6.1.11, such insurance (i) shall be Replacement Cost Coverage in an amount equal to the full replacement cost of the Property or such lesser amounts approved by Lender in its sole discretion (or after a Securitization, upon receipt of a Rating Agency Confirmation), and (ii) shall have deductibles no greater than $100,000 for insurance required hereunder. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a “Replacement Cost Endorsement” with a waiver of depreciation and with an “Agreed Amount Endorsement”;

6.1.2 Liability Insurance. Commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 with a $2,000,000 general aggregate for any policy year. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for claims, including legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;

6.1.3 Workers’ Compensation Insurance. Worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 which is scheduled to the excess and/or umbrella liability insurance as referenced in Section 6.1.2 above;

6.1.4 Business Interruption Insurance. Business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of (A) the estimated gross revenues (minus estimated variable costs which will no longer be incurred due to the business interruption) from the operation of the Property (including (x) the total payable under the Leases and all Rents and (y) the total of all other amounts to be received by Borrower or third parties that are the legal obligation of the Tenants), net of non-recurring expenses, for a period of up to the next succeeding eighteen (18) months (subject to adjustment for each such 18 month period) plus a twelve (12) month extended period of indemnity, or (B) the projected Operating Expenses (including Debt Service) for the maintenance and operation of the Property for a period of up to the next succeeding eighteen (18) months plus a twelve (12) month extended period of indemnity as the same may be reduced or increased from time to time due to changes in such Operating Expenses. The amount of such insurance shall be (a) increased from time to time as and when the Rents increase or the estimates of (or the actual) gross revenue (minus estimated (or actual) variable costs which will no longer be incurred due to the business interruption) increases or (b) decreased from time to time to the extent Rents or the estimates of such gross revenue or variable costs decreases;

6.1.5 Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s “all risk” insurance in amounts equal to not less than the full insurable value of the applicable Improvements and insuring against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

6.1.6 Boiler and Machinery Insurance. Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Property;

6.1.7 Flood Insurance. Flood insurance if any part of any structure or improvement comprising the Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain” and (a) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (b) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available;

6.1.8 Terrorism Insurance. Provided that insurance coverage (“Terrorism Insurance”) relating to the acts of terrorism is either (i) commercially available, (ii) commonly obtained by owners of commercial properties in the same geographic area as the Property and which are similar to the Property or (iii) maintained for another hotel property in the same geographic area as the Property which is at least 51% owned directly or indirectly by Ultimate Equity Owners, Borrower shall be required to carry Terrorism Insurance throughout the term of the Loan (including any extension terms) on a per occurrence basis in an amount equal to the Total Insurable Value, plus twelve (12) months business interruption insurance pursuant to the requirements of Section 6.1.4 above (the “Required Terrorism Amount”), with a maximum deductible of five percent (5%) of the Required Terrorism Amount, unless a greater deductible is approved by Lender in writing in its reasonable discretion); provided, however; if Borrower maintains a Terrorism Insurance deductible of less than five percent (5%) of the Required Terrorism Amount, the Required Terrorism Amount may be reduced by the difference between (i) five percent (5%) of the Required Terrorism Amount and (ii) the actual amount of the Terrorism Insurance deductible. Notwithstanding the foregoing, Borrower shall at all times maintain Terrorism Insurance in an amount not less than that which can be purchased for a sum equal to $283,500, provided that Borrower shall not be obligated to purchase more than the Required Terrorism Amount. Lender agrees that Terrorism Insurance coverage may be provided under a blanket policy that is acceptable to Lender and that such coverage may cover foreign acts of terrorism for the Required Terrorism Amount and only $100,000,000 of Terrorism Insurance coverage with respect to domestic acts of terrorism.

6.1.9 Demolition and Increased Construction Costs. Coverage to compensate for the cost of demolition and the increased cost of construction for the Property;

6.1.10 Law and Ordinance Insurance. Law and ordinance insurance coverage in an amount no less than $15,000,000; and

6.1.11 Other Insurance. Upon sixty (60) days’ notice, such other reasonable types of insurance not covered in Sections 6.1.1 through 6.1.10 and in such reasonable amounts as Lender from time to time may reasonably require against such other insurable hazards (but not earthquake) which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located and as may be reasonably required to protect Lender’s interests.

6.1.12 Ratings of Insurers. Borrower shall maintain insurance coverage with one or more domestic primary insurers reasonably acceptable to Lender, having claims-paying-ability and financial strength ratings by S&P of not less than “A-” (and its equivalent by the other Rating Agencies); provided, however, such rating requirements will deemed to be satisfied if (A) the required insurance is provided by a syndicate of five (5) or more insurers with (i) at least sixty percent (60%) of the total coverage under such policies provided by carriers having claims-paying-ability and financial strength ratings by S&P of not less than “A-” (and its equivalent by the other Rating Agencies), (ii) at least thirty percent (30%) of the total coverage under such policies provided by carriers having claims-paying-ability and financial strength ratings by S&P of not less than “BBB+” (and its equivalent by the other Rating Agencies) (without duplication with the carriers having ratings by S&P of not less than “A-” (and its equivalent by the other Rating Agencies)), and (iii) the remaining ten percent (10%) of the total coverage under policies provided by carriers having an AM Best Rating of at least “A-VIII” (without duplication with the carriers having ratings by S&P of not less than “A-” or “BBB+” (and their equivalents by the other Rating Agencies)); or (B) the required insurance is provided by a syndicate of four (4) or fewer insurers with (i) at least seventy-five percent (75%) of the total coverage under such policies provided by carriers having claims-paying-ability and financial strength ratings by S&P of not less than “A-” (and its equivalent by the other Rating Agencies), (ii) at least fifteen percent (15%) of the total coverage under such policies provided by carriers having claims-paying-ability and financial strength ratings by S&P of not less than “BBB+” (and its equivalent by the other Rating Agencies) (without duplication with the carriers having ratings by S&P of not less than “A-” (and its equivalent by the other Rating Agencies)), and (iii) the remaining ten percent (10%)of the total coverage under policies under such policies provided by carriers having an AM Best Rating of at least “A-VIII” (without duplication with the carriers having ratings by S&P of not less than “A-” or “BBB+” (and their equivalents by the other Rating Agencies)). Seismic Insurance required pursuant to Section 6.1.11 shall not be required to satisfy the foregoing rating requirements, provided that such Seismic Insurance shall be required to be provided by insurers having an AM Best Rating of A-VIII, if available. Notwithstanding the foregoing, after a Securitization, required insurance may be obtained from insurers that do not satisfy the foregoing ratings requirements if Borrower shall have obtained a Rating Agency Confirmation with respect thereto. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the applicable State.

6.1.13 Form of Insurance Policies; Endorsements. The Policies (i) shall name Lender and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, Lender shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory

Standard Lender Clause and, except with respect to general liability insurance and workers’ compensation insurance, a Lender’s Loss Payable Endorsement, or their equivalents; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither Borrower, Lender nor any other party shall be a Contributor-insurer (except deductibles) under said Policies and that no material modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (vii) shall permit Lender to pay the premiums and continue any insurance upon failure of Borrower to pay premiums when due, upon the insolvency of Borrower or through foreclosure or other transfer of title to the Property (it being understood that Borrower’s rights to coverage under such policies may not be assignable without the consent of the insurer); and (viii) shall provide that any proceeds shall be payable to Lender and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the Property, or (D) any change in the possession of the Property without a change in the identity of the holder of actual title to the Property (provided that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied). Notwithstanding the foregoing, for purposes hereof, Lender hereby approves the existing insurance policies as of the Closing Date and any renewals thereof with the same insurance ratings and terms.

6.1.14 Premiums; Certificates; Renewals. (a) Borrower shall pay or cause to be paid the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower is not required to furnish such evidence of payment to Lender if such Insurance Premiums are to be paid by Lender pursuant to the terms of this Agreement). Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested in writing by Lender or as may be requested in writing by the Rating Agencies (except with respect to the Terrorism Insurance and seismic insurance required hereunder), taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event Borrower satisfies the requirements under this Section 6.1.14 through the use of a Policy covering properties in addition to the Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for the Property are separately allocated under such Policy to the Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the

Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Property, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, Lender shall have the right to increase the amount required to be deposited into the Insurance Reserve Account in an amount sufficient to purchase a nonblanket Policy covering the Property from insurance companies which qualify under this Agreement.

(b) Borrower shall deliver to Lender on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified in any material respect without thirty (30) days’ prior notice to Lender, or ten (10) days’ notice with respect to nonpayment of premium. Borrower shall deliver to Lender, concurrently with each change in any Policy, a certificate with respect to such changed Policy certified by the insurance company issuing that Policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by Borrower pursuant to the first sentence of this clause (i) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and/or other information described in this clause (ii) shall not be obtainable by Borrower, Borrower may deliver an Officer’s Certificate to such effect in lieu thereof).

(c) Within three (3) Business Days prior to the expiration, termination or cancellation of any Policy, Borrower shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Lender a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Borrower pursuant to clause (b) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

(d) If Borrower does not furnish to Lender the certificates as required under clause (c) above, upon three (3) Business Days prior notice to Borrower, Lender may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Borrower agree to reimburse Lender for the cost of such Insurance Premiums promptly on demand.

(e) Concurrently with the delivery of each replacement policy or a binding commitment for the same, Borrower shall deliver to Lender a report or attestation from a duly licensed or authorized insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Borrower pursuant to this Section 6.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this Section 6.1 (or if such report shall not be available after Borrower shall have used reasonable efforts to provide the same, Borrower will deliver to Lender an Officer’s Certificate containing the information to be provided in such report).

6.1.15 Separate Insurance. Borrower shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

6.1.16 Blanket Policies. The insurance coverage required under this Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to this Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Lender may reasonably request.

6.1.17 Securitization. Following any Securitization, Borrower shall name any trustee, servicer or special servicer designated by Lender as a loss payee, and any trustee, servicer and special servicer as additional insureds, with respect to any Policy for which Lender is to be so named hereunder.

Section 6.2 Condemnation and Insurance Proceeds.

6.2.1 Right to Adjust. (a) If the Property is damaged or destroyed, in whole or in part in any material respect, by a Casualty, Borrower shall give prompt written notice thereof to Lender, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

(b) Subject to clause (e) below, in the event of a Casualty which is not a Material Casualty, Borrower may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for Lender any Proceeds.

(c) Subject to clause (e) below, in the event of a Casualty where the loss exceeds the Threshold Amount, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments.

(d) Except as provided in clause (b) above, the proceeds of any Policy shall be due and payable solely to Lender and held and applied in accordance with the terms hereof (or, if mistakenly paid to the Borrower, shall be held in trust by the Borrower for the benefit of Lender and shall be paid over to Lender by the Borrower within two (2) Business Days of receipt).

(e) Notwithstanding the terms of clauses (a) and (b) above, Lender shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

6.2.2 Right of the Borrower to Apply to Restoration. In the event of (a) a Casualty that does not constitute a Material Casualty, or (b) a Condemnation that does not constitute a Material Condemnation, Lender shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Lender) to reimburse or pay Borrower for the cost of restoring, repairing, replacing or rebuilding or otherwise curing title defects at the Property (the Restoration), in the manner required hereby, provided and on the condition that (1) no Event of Default shall have occurred and be then continuing and (2) in the reasonable judgment of Lender:

(i) the Property can be restored to an economic unit not materially less valuable (taking into account the effect of the termination of any Leases and the proceeds of any rental loss or business interruption insurance which the Borrower receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not materially less useful than the same was prior to the Casualty or Condemnation,

(ii) the Property, after such Restoration and stabilization, will adequately secure the outstanding balance of the Loan,

(iii) the Restoration can be completed by the earliest to occur of:

(A) the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire;

(B) the 180th day prior to the Maturity Date (taking into account any extension thereof), and

(C) with respect to a Casualty, the expiration of the payment period on the rental loss or business interruption insurance coverage in respect of such Casualty; and

(iv) after receiving reasonably satisfactory evidence to such effect, during the period of the Restoration, the sum of (A) income derived from the Property, plus (B) proceeds of rental loss insurance or business interruption insurance, if any, payable together with such other monies as Borrower may irrevocably make available for the Restoration, will equal or exceed the sum of (x) 105% of Operating Expenses and (y) the Debt Service.

Notwithstanding the foregoing, if any of the conditions set forth in sub-clauses (1) and (2) of the proviso in this Section 6.2.2 is not satisfied, then, unless Lender shall otherwise elect, at its sole option, the Proceeds shall be applied in the following order of priority: (A) first, to prepay the principal of the Loan; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the Principal Amount of the Indebtedness so prepaid through the date which is the final day of the Interest Period in which such prepayment is made (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums (excluding any Prepayment Fee) then due and owing under the Loan Documents and (C) third, to reimburse Lender for any fees and expenses of Lender incurred in connection therewith (it being agreed that, upon satisfaction in full of the entitlements under clauses (A), (B) and (C) of this sentence, Borrower shall be entitled to receive a release of the Lien of the Security Instrument and the other Loan Documents with respect to the Property in accordance with and subject to the terms of Section 2.3.3 hereof and any surplus Proceeds shall be paid over to the Mezzanine Lender to be applied in accordance with the terms of the Mezzanine Loan Agreement. Notwithstanding the foregoing, or anything else to the contrary contained herein, all Proceeds with respect to the insurance determined pursuant to Section 6.1.4 shall be deposited directly into the Collection Account and shall be disbursed in accordance with Article III as if such Proceeds are applied in the manner amounts received from the Manager are applied

6.2.3 Material Casualty or Condemnation and Lender’s Right to Apply Proceeds. In the event of a Material Casualty or a Material Condemnation, then Lender shall have the option to (i) apply the Proceeds hereof in the following order of priority: (A) first, to prepay the principal of the Loan; (B) second, to pay the amount of (1) all accrued and unpaid interest in respect of the Principal Amount of the Indebtedness so prepaid through the date which is the final day of the Interest Period in which such prepayment is made (including, if an Event of Default has occurred and is then continuing, interest owed at the Default Rate), and (2) all other sums (excluding any Prepayment Fee) then due and owing under the Loan Documents; (C) third, to reimburse Lender for any fees and expenses of Lender incurred in connection therewith; and (D) fourth, the balance of Proceeds shall then be paid to Mezzanine Lender to be applied pursuant to the terms of the Mezzanine Loan Agreement (it being agreed that, upon satisfaction in full of the entitlements under clauses (A), (B) (C) and (D) of this sentence, Borrower shall be entitled to receive the balance of the Proceeds, if any and a release of the Lien of the Security Instrument and the other Loan Documents with respect to the Property in accordance with and subject to the terms of Section 2.3.3 hereof), or (ii) make such Proceeds available to reimburse Borrower for the cost of any Restoration in the manner set forth below in Section 6.2.4 hereof provided, however, that if the Management Agreement provides that the Operating Lessee or Borrower is required to use the Proceeds to restore the Property and Operating Lessee or Borrower does not have the right to terminate the Management Agreement pursuant to the terms of the Management Agreement as a result of such Casualty or Condemnation or otherwise, then the Lender shall be obligated to make such Proceeds available to the Borrower for the Restoration of such Property pursuant to Section 6.2.4 below. Notwithstanding anything to the contrary contained herein, in the event of a Material Casualty or a Material Condemnation, where Borrower cannot restore, repair, replace or rebuild the Property to be of at least substantially equal value and of substantially the same character as prior to the Material Casualty or Material Condemnation or title defect because the Property is a legally non-conforming use or as a result of any other Legal Requirement, Borrower hereby agrees that Lender may apply the Proceeds payable in connection therewith in accordance with clauses (A), (B) (C) and (D).

6.2.4 Manner of Restoration and Reimbursement. If Borrower is entitled pursuant to Sections 6.2.2 or 6.2.3 above to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon Lender being furnished with (i) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work (such approval not to be unreasonably withheld, delayed or conditioned). In addition, no payment made prior to the Final Completion of the Restoration (excluding punch-list items) shall exceed ninety percent (90%) of the aggregate value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Lender shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Borrower’s architect or contractor and approved by Lender in its reasonable discretion), and Borrower shall have deposited with Lender Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty after payment of such costs of Restoration shall be paid to the Mezzanine Lender to be applied in accordance with the terms of the Mezzanine Loan Agreement. Any surplus which may remain out of Proceeds received pursuant to a Condemnation shall be paid to the Mezzanine Lender to be applied in accordance with the terms of the Mezzanine Loan Agreement.

6.2.5 Condemnation. (a) Borrower shall promptly give Lender written notice of the actual commencement or written threat of commencement of any Condemnation and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

(b) Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation which is not a Material Condemnation, Borrower may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event of a Condemnation, where the loss exceeds the Threshold Amount, Borrower may settle and compromise the Proceeds only with the consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) and Lender shall have the opportunity to participate, at Borrower’ cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in the Note, this Agreement and the other Loan Documents, and the

Indebtedness shall not be reduced unless and until any Proceeds shall have been actually received and applied by Lender to discharge the Indebtedness, pay required interest and pay any other required amounts, in each case, pursuant to the terms of Sections 6.2.2 or 6.2.3 above. Lender shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Note. Borrower shall cause any Proceeds that are payable to Borrower to be paid directly to Lender to be held and applied in accordance with the terms hereof.

Section 6.3 Insurance Provisions in Management Agreement. Despite any other provision of this Article VI, if any provision of this Article VI conflicts with or is inconsistent with any insurance provision in the Management Agreement with respect to the Property, the provisions of the Management Agreement will prevail.

VII. IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

Section 7.1 Impositions and Other Charges. Subject to the third sentence of this Section 7.1, Borrower shall pay, or shall cause Operating Lessee to pay all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Subject to Borrower’s right of contest set forth in Section 7.3, as set forth in the next two sentences and provided that there are sufficient funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Cash Management Bank to, pay to the taxing authority such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

Section 7.2 No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender within three (3) Business Days following demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

Section 7.3 Contest. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition or to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if neither Borrower nor Operating Lessee is providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (iv) either such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens which are not bonded in excess of $1,000,000 individually, or in the aggregate, during such contest, Borrower, shall deposit with or deliver to Lender either Cash and Cash Equivalents or a Letter or Letters of Credit in an amount equal to 125% of (A) the amount of Borrower’s obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender’s reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

Section 8.1 Restrictions on Transfers and Indebtedness. (a) Except in connection with a Permitted Mezzanine Transfer or any Exchange (which shall not require Lender’s consent or a Rating Confirmation), unless such action is permitted by the subsequent provisions of this Article VIII, Borrower will not, without Lender’s prior written consent and a Rating Agency Confirmation with respect to the transfer or other matter in question, (A), Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, the Borrower, Operating Lessee or the Mezzanine Borrower, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial or equitable interest in the Property, the Borrower or Operating Lessee to Transfer such interest, whether by transfer of stock or other legal, Beneficial or equitable interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the legal, Beneficial or equitable interests in all or any part of the Property, the Borrower or the Operating Lessee, or (D) file of record a declaration of condominium with respect to the Property. Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to restrict or otherwise interfere with the ability of the holders of direct or indirect legal, Beneficial or equitable interests in the Ultimate Equity Owner to Transfer such interests, whether in connection with an initial public offering of shares in Ultimate Equity Owner or otherwise.

(b) Borrower shall not incur, create or assume any Indebtedness without the consent of Lender; provided, however, Borrower may, without the consent of Lender, incur, create or assume Permitted Debt.

Section 8.2 Sale of Building Equipment. Borrower may Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided, further, that any new Building Equipment acquired by Borrower or Operating Lessee(and not so disposed of) shall be subject to the Lien of the Security Instrument. Lender shall, from time to time, upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

Section 8.3 Immaterial Transfers and Easements, etc. Borrower and Operating Lessee may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Condemnation or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(a) thirty (30) days prior written notice thereof;

(b) a copy of the instrument or instruments of Transfer;

(c) an Officer’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

(d) reimbursement of all of Lender’s reasonable costs and expenses incurred in connection with such Transfer.

Section 8.4 Transfers of Interests in Borrower. In addition to any transfer permitted by any other provision of this Article VIII (including, without limitation, any transfer in connection with an Exchange), each holder of any direct or indirect interest in the Mezzanine Borrower shall have the right to transfer (but not pledge, hypothecate or encumber) its equity interest in the Mezzanine Borrower to any Person who is not a Disqualified Transferee without Lender’s consent or a Rating Agency Confirmation if Section 8.6 is complied with and, after giving effect to such transfer:

(a) (i) the Property will be directly owned by a Single Purpose Entity in compliance with the representations, warranties and covenants in Section 4.1.29 hereof (as if the Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer), and which shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing the continuing agreement of the Borrower to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents and all other outstanding obligations under the Loan, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(b) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

(c) Any Ultimate Equity Owners or a Close Affiliate of any such entity owns directly or indirectly at least fifty-one percent (51%) of the equity interests in the Borrower and the Person that is the proposed transferee is not a Disqualified Transferee; provided that, after giving effect to any such transfer, in no event shall any Person other than Ultimate Equity Owner or a Close Affiliate of Ultimate Equity Owner exercise Management Control over the Borrower. In the event that Management Control shall be exercisable jointly by any Ultimate Equity Owner or a Close Affiliate of any Ultimate Equity Owner with any other Person or Persons, then the applicable Ultimate Equity Owner or such Close Affiliate shall be deemed to have Management Control only if such Ultimate Equity Owner or such Close Affiliate retains the ultimate right as between such Ultimate Equity Owner or such Close Affiliate and the transferee to unilaterally make all material decisions with respect to the operation, management, financing and disposition of the Property;

(d) if there has been a Transfer of forty-nine percent (49%) or more of the direct membership interests, stock or other direct equity ownership interests in Borrower, Borrower shall have first delivered to Lender (and, after a Securitization, the Rating Agencies) an Officer’s Certificate and legal opinion of the types described in Section 8.6 below; and

(e) Borrower shall cause the transferee, if Lender so requests and if such transferee is required to be a Single Purpose Entity pursuant to this Agreement, to deliver to S&P and to any other Rating Agency Lender requests its organizational documents solely for the purpose of Standard & Poor’s and such other Rating Agency Lender requests confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein.

Section 8.5 Loan Assumption. Without limiting the foregoing, Borrower, Prime Lessee and Operating Lessee shall have the right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) legal or equitable title to all (but not less than all) of the Property only if:

(a) after giving effect to the proposed transaction:

the Property will be owned by a Single Purpose Entity wholly owned (directly or indirectly) by a Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-approved Transferee or such other entity (specifically approved in writing by both Lender and each Rating Agency) which will be in compliance with the representations, warranties and covenants contained in Section 4.1.29 hereof (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction); such Single Purpose Entity shall have executed and delivered to Lender an assumption agreement and such other agreements as Lender may reasonably request (collectively, the “Assumption Agreement”) in form and substance acceptable to Lender, evidencing the proposed transferee’s agreement to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Note, the Security Instrument and the other Loan Documents and all other outstanding obligations under the Loan; the Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-approved Transferee or such other approved entity shall assume the obligations of Guarantor under the Loan Documents (and such Single Purpose Entity and the applicable Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-approved Transferee or other approved entity shall thereafter be subject to the provisions of this Article VIII), and the transferee shall cause to be delivered to Lender, such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

(i) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement; and

(ii) no Event of Default shall have occurred and be continuing;

(b) the Assumption Agreement shall state the applicable transferee’s agreement to abide by and be bound by the terms in the Note (or such other promissory notes to be executed by the transferee, such other promissory note or notes to be on the same terms as the Note), the Security Instrument, this Agreement (or such other loan agreement to be executed by such transferee, which shall contain terms substantially identical to the terms hereof) and such other Loan Documents (or other loan documents to be delivered by such transferee, which shall contain terms substantially identical to the terms of the applicable Loan Documents) whenever arising, and Borrower, and/or such transferee shall deliver such legal opinions and title insurance endorsements as may reasonably be requested by Lender;

(c) following execution of a contract for the sale of the Property and not less than thirty (30) days prior to the expected date of such proposed sale, Borrower shall submit notice of such sale to Lender. Borrower shall submit to Lender, not less than ten (10) days prior to the expected date of such sale, the Assumption Agreement for execution by Lender. Such documents shall be in a form appropriate for the jurisdiction in which the Property is located and shall be reasonably satisfactory to Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such assumption, together with an Officer’s Certificate certifying that (i) the assumption to be effected will be effected in compliance with the terms of this Agreement and (ii) will not impair or otherwise adversely affect the validity or priority of the Lien of the Security Instrument;

(d) prior to any such transaction, the proposed transferee shall deliver to Lender an Officer’s Certificate stating that (x) such transferee is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject Title I of ERISA or any other Similar Law and (y) the underlying assets of the proposed transferee do not constitute assets of any such employee benefit plan for purposes of ERISA or any Similar Law;

(e) if the transfer is to (i) an entity other than a Single Purpose Entity wholly owned directly or indirectly by one or more Pre-approved Transferees, Permitted Borrower Transferees or Permitted Borrower Transferee Alternatives, a Rating Agency Confirmation shall have been received in respect of such proposed transfer (or, if the proposed transfer shall occur prior to a Securitization, such transfer shall be subject to Lender’s consent in its sole discretion) and (ii) a Permitted Borrower Transferee Alternative, such transfer shall be subject to Lender’s prior written consent in its reasonable discretion;

(f) the terms of Section 8.6 shall be complied with and Borrower shall cause the transferee to deliver to S&P and to any other Rating Agency Lender requests its organizational documents solely for the purpose of S&P and any other Rating Agency Lender requests confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein;

(g) Lender shall have received the payment of, or reimbursement for, all reasonable costs and expenses incurred by Lender and the Rating Agencies (and any servicer in connection with a Securitization) in connection therewith (including, without limitation, reasonable attorneys’ fees and disbursements); and

(h) The Mezzanine Borrower shall simultaneously exercise its right to transfer the “Collateral” (as defined in the Mezzanine Loan) pursuant to and in accordance with Section 8.5 of each Mezzanine the Loan Agreement.

Section 8.6 Notice Required; Legal Opinions. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of Sections 8.2 through 8.5, Borrower shall deliver or cause to be delivered to Lender (A) an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents, together with any documents upon which such Officer’s Certificate is based, and (B) a legal opinion of counsel to Borrower or the transferee selected by either of them (to the extent approved by Lender and the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies and acceptable to the Rating Agencies, confirming, among other things, that the assets of the Borrower, and of its managing general partner or managing member, as applicable, will not be substantively consolidated with the assets of such owners or Controlling Persons of the Borrower as Lender or the Rating Agencies may specify, in the event of a bankruptcy or similar proceeding involving such owners or Controlling Persons.

Section 8.7 Leases.

8.7.1 New Leases and Lease Modifications. Except as otherwise provided in this Section 8.7, Borrower shall not and shall not permit Operating Lessee to (i) enter into any Lease on terms other than “market” and rental rates (in Borrower’s or Operating Lessee’s good faith judgment), or (ii) enter into any Material Lease (a “New Lease”), or (iii) consent to the assignment of any Material Lease (unless required to do so by the terms of such Material Lease) that releases the original Tenant from its obligations under the Material Lease, or (iv) modify any Material Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Material Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Material Lease or a reduction in the Rent payable under any Material Lease, change any renewal provisions of any Material Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Material Lease (any such action referred to in clauses (iii) and (iv) being referred to herein as a “Lease Modification”) without the prior written consent of Lender which consent shall not be unreasonably withheld, delayed or conditioned. Any New Lease or Lease Modification that requires Lender’s consent shall be delivered to Lender for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification.

8.7.2 Leasing Conditions. Subject to terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Lease Modification, without Lender’s prior written consent, that satisfies each of the following conditions (as evidenced by an Officer’s Certificate delivered to Lender prior to Borrower’s entry into such New Lease or Lease Modification):

(a) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 10,000 net rentable square feet of the Property;

(b) the term of such New Lease or Lease Modification, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals);

(c) the New Lease or Lease Modification provides for “market” rental rates other terms and does not contain any terms which would adversely affect Lender’s rights under the Loan Documents or that would have a Material Adverse Effect;

(d) the New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

(e) the Tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of Borrower;

(f) the New Lease or Lease Modification, as applicable, does not prevent Proceeds from being held and disbursed by Lender in accordance with the terms hereof and does not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Condemnation of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

(g) the New Lease or Lease Modification, as applicable satisfies the requirements of Section 8.7.7 and Section 8.7.8.

8.7.3 Delivery of New Lease or Lease Modification. Upon the execution of any New Lease or Lease Modification, as applicable, Borrower shall deliver to Lender an executed copy of the Lease.

8.7.4 Lease Amendments. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.7.

8.7.5 Security Deposits. All security or other deposits of Tenants of the Property shall be treated as trust funds and shall, if required by law or the applicable Lease not be commingled with any other funds of Borrower, and such deposits shall be deposited, upon receipt of the same by Borrower in a separate trust account maintained by Borrower expressly for such purpose. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.7.5, together with a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such security deposits are held.

8.7.6 No Default Under Leases. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Lender, any right to request from the Tenant under any Lease a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

8.7.7 Subordination. All Lease Modifications and New Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that, if Lender agrees to a non-disturbance provision pursuant to Section 8.7.9, the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 8.7.

8.7.8 Attornment. Each Lease Modification and New Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, if Lender agrees to a non-disturbance provision pursuant to Section 8.7.9, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower, (iv) any obligation on Borrower’s part, pursuant to such Lease, to perform any tenant improvement work or (v) any obligation on Borrower’s part, pursuant to such Lease, to pay any sum of money to any Tenant. Each such New Lease shall also provide that, upon the reasonable request by Lender or such successor in interest, the Tenant shall execute and deliver an instrument or instruments confirming such attornment.

8.7.9 Non-Disturbance Agreements. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, substantially in form and substance substantially similar to the form attached hereto as Exhibit K (a “Non-Disturbance Agreement”), with any Tenant (other than an Affiliate of Borrower) entering into a New Lease permitted hereunder or otherwise consented to by Lender within ten (10) Business Days after written request therefor by Borrower, provided that, such request is accompanied by an Officer’s Certificate stating that such Lease complies in all material respects with this Section 8.7. All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

Section 8.8 Exchange. Notwithstanding anything to the contrary herein contained or in any other Loan Document, any sale or transfer of any or all of the indirect interests in Borrower owned by Qualified Intermediary to Guarantor or one or more entities (i) controlled directly or indirectly by Guarantor, and (ii) in which Guarantor owns, directly or indirectly, not less than 85% equity, is permitted provided the following conditions have been satisfied:

(a) in the event that in connection with such sale or conveyance, Manager will not thereafter continue to manage the Property, then the Person who will manage the Property following such sale or conveyance must be an Acceptable Manager;

(b) such sale or transfer occurs not later than one hundred eighty (180) days after the Closing Date;

(c) Lender shall have received not less than ten (10) days’ prior written notice of such sale or transfer;

(d) after giving effect to such sale or transfer, Borrower will be in compliance with the requirements of this Agreement and the Security Instrument;

(e) after giving effect to such sale or transfer, any subsidiary of any of the Co-Borrowers or Prime Lessees or Operating Lessee must be a Single Purpose Entity.

(f) Lender shall have received such other documents, instruments, certificates and legal opinions (including, without limitation, Non-Consolidation Opinions) as Lender may reasonably require so as to confirm the requirements of Section 8.8 have been satisfied;

(g) Borrower agrees to bear and shall reimburse Lender on demand all reasonable out-of-pocket expenses incurred by Lender in connection with any transaction described in this Section 8.8; and

(h) Simultaneously with the consummation of the Exchange, the Prime Lease shall be terminated.

IX. INTEREST RATE CAP AGREEMENT

Section 9.1 Interest Rate Cap Agreement. Borrower shall maintain the Interest Rate Cap Agreement with an Acceptable Counterparty in effect and having a term extending through the last day of the accrual period in which the applicable Maturity Date occurs, and an initial notional amount equal to the Loan Amount. The Interest Rate Cap Agreement shall have a strike rate equal to the LIBOR Cap Strike Rate. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan made in accordance with the Loan Documents, provided that the strike rate shall be equal to the LIBOR Cap Strike Rate.

Section 9.2 Pledge and Collateral Assignment. Borrower hereby pledges, assigns, transfers, delivers and grants a continuing first priority lien to Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Document on Borrower’s part to be paid and performed, in, to and under all of Borrower’s right, title and interest whether now owned or hereafter acquired and whether now existing or hereafter arising (collectively, the “Rate Cap Collateral”): (i) in the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any replacement agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement); (ii) to receive any and all payments under the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), whether as contractual obligations, damages or otherwise; and (iii) to all claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing. Borrower shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be made directly to Lender) and notify the Counterparty of such assignment (either in such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement or by separate instrument). Borrower shall not, without obtaining the prior written consent of Lender, further pledge, transfer, deliver, assign or grant any security interest in the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement or Extension Interest Rate Cap Agreement), or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Lender as the secured party, to be filed with respect thereto.

Section 9.3 Covenants. (a) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Holding Account pursuant to Section 3.1. Borrower shall take all actions reasonably requested by Lender to enforce Borrower’s rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(b) Borrower shall defend Lender’s right, title and interest in and to the Rate Cap Collateral pledged by Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

In the event of (x) any downgrade, withdrawal or qualification (each, a “Downgrade”) of the rating of the Counterparty such that, thereafter, the Counterparty shall cease to be an Acceptable Counterparty and (y) the Counterparty shall fail to comply with the requirements contained in the Interest Rate Cap Agreement which are described in “Exhibit I” upon such occurrence, the Borrower shall either (i) obtain a Rating Agency Confirmation with respect to the Counterparty or (ii) replace the Interest Rate Cap Agreement with a Replacement Interest Cap Agreement, (x) having a term extending through the end of the Interest Period in which the Maturity Date occurs, (y) in a notional amount at least equal to the Principal Amount of the Loan then outstanding, and (z) having a strike rate equal to the LIBOR Cap Strike Rate.

(c) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement as and when required hereunder, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing the Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

(d) Borrower shall not (i) without the prior written consent of Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Lender, except in accordance with the terms of the Interest Rate Cap Agreement, cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (iii) without the prior written consent of Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) to payment or (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice. If Borrower shall have received written notice that the Securitization shall have occurred, no consent by Lender provided for in this Section 9.3(e) shall be given by Lender unless Lender shall have received a Rating Agency Confirmation.

In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Lender and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, substantially in compliance with the requirements set forth in Exhibit F or in such other form approved by the Lender.

Section 9.4 Representations and Warranties. Borrower hereby covenants with, and represents and warrants to, Lender as follows:

(a) The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(c) The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

(d) Giving effect to the aforesaid grant and assignment to Lender, Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Lender in the proceeds of Rate Cap Collateral consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

(e) Except for financing statements filed or to be filed in favor of Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and Borrower shall not, without the prior written consent of Lender, until payment in full of all of the Obligations, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Lender as secured party.

Section 9.5 Payments. If Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement, such amounts shall, immediately upon becoming payable to Borrower, be deposited by Counterparty into the Holding Account.

Section 9.6 Remedies. Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

(a) Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral are being purchased for investment only, Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Rate Cap Collateral. It is expressly agreed that Lender may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

(b) Lender may exercise, either by itself or by its nominee or designee, in the name of Borrower, all of Lender’s rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

(c) Borrower hereby irrevocably, in the name of Borrower or otherwise, authorizes and empowers Lender and assigns and transfers unto Lender, and constitutes and appoints Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, upon the occurrence and during the continuance of an Event of Default, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Lender in this Agreement, and Borrower further authorizes and empowers Lender, as Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, upon the occurrence and during the continuance of an Event of Default, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower which in the opinion of Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Borrower thereunder or to enforce any of the rights of Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

(d) Upon the occurrence and during the continuance of an Event of Default, Lender may, without notice to, or assent by, Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Borrower or in the name of Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement, to make payment and performance directly to Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Borrower, or claims of Borrower, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

(e) Pursuant to the powers-of-attorney provided for above, Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Lender’s rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

(f) Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g) Without limiting any other provision of this Agreement or any of Borrower’s rights hereunder, and without waiving or releasing Borrower from any obligation or default hereunder, Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by Borrower to be promptly performed or observed on behalf of Borrower. All amounts advanced by, or on behalf of, Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Borrower to Lender upon demand and shall be secured by this Agreement.

Section 9.7 Sales of Rate Cap Collateral. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that Lender shall give Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Borrower shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations in the order of priority as set forth in Section 11 of the Security Instrument.

Section 9.8 Public Sales Not Possible. Borrower acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Borrower agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

Section 9.9 Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral by Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

Section 9.10 Extension Interest Rate Cap Agreement. If Borrower exercises any of its options to extend the Maturity Date pursuant to Section 5 of the Note, then, on or prior to the Maturity Date being extended, the Borrower shall obtain or have in place an Extension Interest Rate Cap Agreement (i) having a term through the end of the Interest Period in which the extended Maturity Date occurs, (ii) in a notional amount at least equal to the Principal Amount of the Loan as of the Maturity Date being extended, and (iii) having a strike rate equal to an amount such that the maximum interest rate paid by the Borrower after giving effect to payments made under such Extension Interest Rate Cap Agreement shall equal no more than the LIBOR Cap Strike Rate.

Section 9.11 Filing of Financing Statements Authorized. Borrower and Operating Lessee hereby authorize the filing of a form UCC-1 financing statement naming the Borrower and the Operating Lessee as debtors and the Lender as secured party in any office (including the office of the Secretary of State of the State of Delaware) covering all property of the Borrower and the Operating Lessee (including, but not limited to, the Account Collateral and the Rate Cap Collateral, but excluding Excess Cash Flow).

X. MAINTENANCE OF PROPERTY; ALTERATIONS

Section 10.1 Maintenance of Property. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by a Casualty or Condemnation, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Condemnation or Casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

Section 10.2 Alterations and Expansions. Borrower shall not perform or undertake or consent to the performance or undertaking of any Alteration or Expansion, except in accordance with the following terms and conditions:

(a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Leases and all Legal Requirements.

(b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action.

(c) A Material Alteration or Material Expansion, to the extent architects are customarily used for alterations or expansions of those types, but including any structural change to any of the Property or the Improvements, shall be conducted under the supervision of an Independent Architect and shall not be undertaken until ten (10) Business Days after there shall have been filed with Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Independent Architect. Such plans and specifications may be revised at any time and from time to time, provided that revisions of such plans and specifications shall be filed with Lender, for information purposes only.

(d) The Alteration or Expansion may not in and of itself, either during the Alteration or Expansion or upon completion, be reasonably expected to have a Material Adverse Effect with respect to the Property.

(e) All work done in connection with any Alteration or Expansion shall be performed with due diligence to Final Completion in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at the Property as of the date hereof (or, if greater, the then-current customary quality in the sub-market in which the Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

(f) The cost of any Alteration or Expansion shall be promptly and fully paid for by Borrower, subject to the next succeeding sentence. No payment made prior to the Final Completion (excluding punch-list items) of an Alteration or Expansion or Restoration to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with such Alteration shall exceed ninety percent (90%) of the aggregate value of the work performed by such Person from time to time and materials furnished and incorporated into the Improvements.

(g) Intentionally Deleted.

(h) With respect to any Material Alteration or Material Expansion:

(i) Borrower shall have delivered to Lender Eligible Collateral in an amount equal to at least the total estimated remaining unpaid costs of such Material Alteration or Material Expansion which is in excess of the Threshold Amount, which Eligible Collateral shall be held by Lender as security for the Indebtedness and released to Borrower as such work progresses in accordance with Section 10.2(h)(iii); provided, however, in the event that any Material Alteration or Material Expansion shall be made in conjunction with any Restoration with respect to which Borrower shall be entitled to use or apply Proceeds pursuant to Section 6.2 hereof (including any Proceeds remaining after completion of such Restoration), the amount of the Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Material Alteration or Material Expansion (in either case, as estimated by the Independent Architect) less the sum of the amount of any Proceeds which the Borrower is entitled to withdraw pursuant to Section 6.2 hereof and the Threshold Amount;

(ii) Prior to commencement of construction of such Material Alteration or Material Expansion, Borrower shall deliver to Lender a schedule (with the concurrence of the Independent Architect) setting forth the projected stages of completion of such Alteration or Expansion and the corresponding amounts expected to be due and payable by or on behalf of Borrower in connection with such completion, such schedule to be updated quarterly by Borrower (and with the concurrence of the Independent Architect) during the performance of such Alteration or Expansion.

(iii) Any Eligible Collateral that a Borrower delivers to Lender pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by Lender in Permitted Investments for a period of time consistent with the date on which the Borrower notifies Lender that the Borrower expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration or Expansion progresses, the amount of any Eligible Collateral so furnished may, upon the written request of Borrower to Lender, be withdrawn by Borrower and paid or otherwise applied by or returned to Borrower in an amount equal to the amount Borrower would be entitled to so withdraw if Section 6.2.4 were applicable, and any Eligible Collateral so furnished which is a Letter of Credit may be reduced by Borrower in an amount equal to the amount Borrower would be entitled to so reduce if Section 6.2.4 hereof were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Letter of Credit set forth in Section 6.2.4 hereof. In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration or Material Expansion (as concurred with by an Independent Architect), Borrower shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with Lender as necessary to comply with Section 10.2(h)(i) hereof.

(iv) At any time after Final Completion of such Material Alterations or Material Expansions, the whole balance of any Cash deposited with Lender pursuant to Section 10.2(h) hereof then remaining on deposit may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by Lender to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer’s Certificate, and as to the following clauses (A) and (B) of this clause also a certificate of the Independent Architect, setting forth in substance as follows:

(A) that such Material Alteration(s) or Material Expansion(s) has been completed in all material respects in accordance with any plans and specifications therefor previously filed with Lender under Section 10.2(c) hereof;

(B) that to the knowledge of the certifying Person, (x) such Material Alteration(s) or Material Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Property affected by such Alteration(s) or Expansion(s), the applicable Borrower has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

(C) that to the knowledge of the certifying Person, all amounts that a Borrower is or may become liable to pay in respect of such Material Alteration(s) or Material Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the applicable Property is located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Alteration(s) or Expansion(s) or at its sole cost and expense, Borrower shall cause a nationally recognized title insurance company to deliver to Lender an endorsement to the Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender’s title insurance policy, in such form, in such amounts and with such endorsements as the Title Policy, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Borrower are unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration(s) or Expansion(s), then, assuming Borrower are able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Borrower shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Borrower are unable to certify; and

(D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

Section 11.1 Books and Records. Borrower shall keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

Section 11.2 Financial Statements.

11.2.1 Monthly Reports. At the request of Lender, Borrower shall furnish to Lender, within thirty (30) days after the end of each calendar month, unaudited operating statements, aged accounts receivable reports, rent rolls, STAR Reports and PACE Reports; occupancy and ADR reports for the Property, in each case accompanied by an Officer’s Certificate certifying (i) with respect to the operating statements, that to the Best of Borrower’s Knowledge and the best of such officer’s knowledge such statements are true, correct, accurate and complete and fairly present the results of the operations of Borrower and the Property, and (ii) with respect to the aged accounts receivable reports, rent rolls, occupancy and ADR reports, that such items are to the Best of Borrower’s Knowledge and the best of such officer’s knowledge true, correct and accurate and fairly present the results of the operations of Borrower and the Property. Borrower will also provide Lender copies of all flash reports within its possession as to monthly revenues of the Property upon request.

11.2.2 Quarterly Reports. Borrower will furnish, or cause to be furnished, to Lender on or before the forty-fifth (45th) day after the end of each Fiscal Quarter, the following items, accompanied by an Officer’s Certificate, certifying that to the Best of Borrower’s Knowledge and the best of such officer’s knowledge such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP (subject to normal periodic adjustments) to the extent applicable:

(a) quarterly and year to date financial statements prepared for such fiscal quarter with respect to the Borrower, including a balance sheet and operating statement for such quarter for the Borrower for such quarter;

(b) occupancy levels at the Property for such period, including average daily room rates and the average revenue per available room;

(c) concurrently with the provision of such reports, Borrower shall also furnish a report of Operating Income and Operating Expenses (as well as a calculation of Net Operating Income based thereon) with respect to the Borrower and the Property for the most recently completed quarter;

(d) a STAR Report and to the extent provided by Manager a PACE Report for the most recently completed quarter;

(e) a calculation of DSCR for the trailing four (4) Fiscal Quarters (beginning with the trailing four (4) quarters ending September 30, 2007); and

(f) to the extent provided by Manager a report of aged accounts receivable relating to the Property as of the most recently completed quarter and a list of Security Deposits and the aggregate amount of all Security Deposits.

11.2.3 Annual Reports. Borrower shall furnish to Lender within ninety (90) days following the end of each Fiscal Year a complete copy of the annual financial statements of the Borrower, audited by a “Big Four” accounting firm or another independent certified public accounting firm acceptable to Lender in accordance with GAAP for such Fiscal Year and containing a balance sheet, a statement of operations and a statement of cash flows. The annual financial statements of the Borrower shall be accompanied by (i) an Officer’s Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Property and has been prepared in accordance with GAAP and (ii) a management report, in form and substance reasonably satisfactory to Lender, discussing the reconciliation between the financial statements for such Fiscal Year and the most recent Budget. Together with the Borrower’s annual financial statements, the Borrower shall furnish to Lender (A) an Officer’s Certificate certifying as of the date thereof whether, to Borrower’s knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; and (B) an annual report, for the most recently completed fiscal year, containing:

(1)	Capital Expenditures (including for this purpose any and all additions to, and replacements of, FF&E,) made in respect of the Property, including separate line items with respect to any project costing in excess of $500,000;

(2)	occupancy levels for the Property for such period; and

(3)	average daily room rates at the Property for such period.

11.2.4 Leasing Reports. Not later than forty-five (45) days after the end of each fiscal quarter of Borrower’s operations, Borrower shall deliver to Lender a true and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each Lease, whether to Borrower’s knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

11.2.5 Management Agreement. Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Budget and any inspection reports.

11.2.6 Budget. Not later than March 1st of each Fiscal Year hereafter, Borrower shall prepare or cause to be prepared and deliver to Lender, for informational purposes only, a Budget in respect of the Property for the Fiscal Year in which such delivery date falls. If Borrower subsequently amends the Budget, Borrower shall promptly deliver the amended Budget to Lender.

11.2.7 Other Information. Borrower shall, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested with respect to the Property. The information required to be furnished by Borrower to Lender under this Section 11.2 shall be provided in both hard copy format and electronic format; provided that Borrower shall only be required to provide the information required under this Section 11.2.7 in electronic format if such information is so available in the ordinary course of the operations of the Borrower and Manager and without significant expense.

XII. ENVIRONMENTAL MATTERS

Section 12.1 Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the “Environmental Reports”), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to the Best of Borrower’s Knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to the Best of Borrower’s Knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to the Best of Borrower’s Knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to the Best of Borrower’s Knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

Section 12.2 Covenants. Compliance with Environmental Laws. Subject to Borrower’s right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an “Environmental Event”), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer’s Certificate (an “Environmental Certificate”) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices from any Governmental Authority which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials provided by any Governmental Entity pertinent to compliance of the Property and Borrower with such Environmental Laws.

Section 12.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Lender shall have the right to direct Borrower to obtain consultants reasonably approved by Lender to perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Borrower’s or any Tenant’s, other occupant’s or Manager’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

Section 12.4 Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Borrower; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of the Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (3) Lender’s or its designee’s taking possession and control of the Property after the occurrence of an Event of Default hereunder. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party’s gross negligence or willful misconduct.

Section 12.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower (but not its constituent parties) and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure.

XIII. RESERVED

XIV. SECURITIZATION AND PARTICIPATION

Section 14.1 Sale of Note and Securitization. At the request of Lender and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein as part of the first successful securitization (such sale and/or securitization, the “Securitization”) of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and this Agreement, including using reasonable efforts to do (or cause to be done) the following (but Borrower shall not in any event be required to incur, suffer or accept (except to a de minimis extent)) (i) any lesser rights or greater obligations or liability than as currently set forth in the Loan Documents and (ii) except as set forth in this Article XIV and other than payment by Borrower of any legal fees of Borrower and Guarantor, any expense or any liability:

14.1.1 Provided Information. (i) Provide, at the sole expense of the holder of the Note (other than legal fees of counsel to the Borrower and Guarantor), such non-confidential financial and other information (but not projections) with respect to the Property and Borrower and Manager to the extent such information is reasonably available to Borrower or Manager, (ii) provide, at the sole expense of the holder of the Note (other than legal fees of counsel to the Borrower and Guarantor), business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Borrower or Manager and (iii) cooperate with the holder of the Note (and its representatives) in obtaining, at the sole expense of the holder of the Note (other than legal fees of counsel to the Borrower and Guarantor), such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower’s request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the “Provided Information”);

14.1.2 Opinions of Counsel. Use reasonable efforts to cause to be rendered such customary updates or customary modifications to the Opinions of

Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization. Borrower’s failure to use reasonable efforts to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an “Event of Default” hereunder. To the extent any of the foregoing Opinions of Counsel were required to be delivered in connection with the closing of the Loan, any update thereof shall be at the expense of Lender and without cost to Borrower. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization (which the parties agree shall consist of a “Review Letter” and bring downs of the Opinions of Counsel delivered as of the date hereof which Borrower acknowledges will be required to be delivered by Borrower’s counsel in connection with a Securitization taking into account the due diligence Borrower’s counsel deems reasonably necessary to deliver such “Review Letter”). Borrower shall not be required to pay the cost of any reliance letters or new opinions to permit successor holders of the Loan or any interest therein to rely on the opinions delivered at Closing in connection with Securitization or assignments of the Loan.

14.1.3 Modifications to Loan Documents. Without cost to the Borrower (other than legal fees of counsel to the Borrower and Guarantor), execute such amendments to the organizational documents of Borrower, Security Instrument and Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date, as defined in the Note, to a date other than as originally set forth in the Note), provided, that nothing contained in this Section 14.1.3 shall result in any economic or other adverse change in the transaction contemplated by the Security Instrument or the Loan Documents (unless Borrower is made whole by the holder of Note) or result in any operational changes that are burdensome to the Property, Operating Lessee, Manager or Borrower.

Section 14.2 Cooperation with Rating Agencies. Borrower shall, at Lender’s expense (other than legal fees of counsel to the Borrower and Guarantor), (i) at Lender’s request, meet with representatives of the Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property. Until the Obligations are paid in full, Borrower shall provide the Rating Agencies with all financial reports required hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities.

Section 14.3 Securitization Financial Statements. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article XI may, at Lender’s option, be delivered to the Rating Agencies.

Section 14.4 Securitization Indemnification.

14.4.1 Disclosure Documents. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, Borrower shall reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property reasonably requested by Lender.

14.4.2 Indemnification Certificate. In connection with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender’s reasonable request, an indemnification certificate (at no cost to Borrower other than legal fees of counsel to the Borrower and Guarantor):

(a) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower’s review pertaining to Borrower, the Property, the Loan and/or the Provided Information and insofar as such sections or portions thereof specifically pertain to Borrower, the Property, the Provided Information or the Loan (such portions, the “Relevant Portions”), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to the Best of Borrower’s Knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(b) indemnifying Lender and the Affiliates of Citigroup Global Markets Inc. (collectively, “CGM”) that have prepared the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls CGM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “CGM Group”), and CGM, together with the CGM Group, each of their respective directors and each person who controls CGM or the CGM Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the “Liabilities”) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions and in the Provided Information or arise out of or are based upon the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances under which they were made, not misleading (except that (x) Borrower’s obligation to indemnify in respect of any information contained in a preliminary or final registration statement, private placement memorandum or preliminary or final prospectus shall be limited to any untrue statement or omission of material fact therein known to Borrower to the extent in breach of Borrower’s certification made pursuant to clause (a) above and (y) Borrower shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Borrower or to include such portions of the Provided Information).

(c) Borrower’s liability under clauses (a) and (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made in a Disclosure Document in reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of, Borrower in connection with the preparation of those portions of the registration statement, memorandum or prospectus pertaining to Borrower, the Property or the Loan, including financial statements of Borrower and operating statements with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(d) Promptly after receipt by an indemnified party under this Article XIV of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XIV, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Article XIV of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Article XIV is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Article XIV, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the CGM Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; (iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

Section 14.5 Retention of Servicer. Lender reserves the right to retain the Servicer. Lender has advised Borrower that the Servicer initially retained by Lender shall be Gemsa Loan Services, L.P. Borrower shall pay any reasonable servicing fees, special servicing fees, trustee fees and any administrative fees and expenses of the Servicer, including, without limitation, reasonable attorney and other third-party fees and disbursements in connection with a prepayment, release of the Property, assumption or modification of the Loan or enforcement of the Loan Documents. Borrower shall also pay the ongoing standard monthly servicing fee.

XV. ASSIGNMENTS AND PARTICIPATIONS

Section 15.1 Assignment and Acceptance. At no incremental cost or liability to Borrower, Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, at no incremental cost to Borrower, Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including without limitation, all or a portion of the Note) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Lender, in its sole discretion, shall elect.

Section 15.2 Effect of Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender’s rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Lien of the Security Instrument and the other Loan Documents) delivered to or for the benefit of or deposited with Citigroup Global Markets Realty Corp., as Lender, for which Citigroup Global Markets Realty

Corp. shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

Section 15.3 Content. By executing and delivering an Assignment and Acceptance, Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by Lender.

Section 15.4 Register. Borrower shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Article XV and the Principal Amount of the Loan owing to each such assignee from time to time (the “Register”). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Lender or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

Section 15.5 Substitute Notes. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Lender’s own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate Principal Amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this Article XV, Borrower and Operating Lessee shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower, Operating Lessee and Guarantor may rely.

Section 15.6 Participations. Each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower, Operating Lessee and Guarantor may rely.

Section 15.7 Disclosure of Information. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

Section 15.8 Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XVI. RESERVE ACCOUNTS

Section 16.1 Tax Reserve Account. In accordance with the time periods set forth in Section 3.1, if an Event of Default shall have occurred and be continuing, if required under Section 3.1, Borrower shall deposit into the Tax Reserve Account an amount equal to (a) one-twelfth of the annual Impositions that Lender reasonably estimates, based on the most recent tax bill for the Property, will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Impositions at least twenty (20) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in (a) and (b) above hereinafter called the “Monthly Tax Reserve Amount”, and the aggregate amount of funds held in the Tax Reserve Account being the “Tax Reserve Amount”). As of the Closing Date, the Monthly Tax Reserve Amount is $0.00, but such amount is subject to adjustment by Lender in accordance with the provisions of Section 3.1 and this Section 16.1. The Monthly Tax Reserve Amount shall be paid by Borrower to Lender on each Payment Date during the continuance of an Event of Default to the extent required to be paid hereunder. Lender will apply the Monthly Tax Reserve Amount to payments of Impositions and Other Charges required to be made by Borrower pursuant to Article V and Article VII and under the Security Instrument, subject to Borrower’s right to contest Impositions in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Impositions and Other Charges pursuant to Article V and Article VII, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Impositions and Other Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Impositions and Other Charges. Upon payment of the Impositions and Other Charges, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account.

Section 16.2 Insurance Reserve Account. If required as provided in Section 3.1 hereof, Borrower will immediately pay to Lender for transfer by Lender to the Holding Account (or if Borrower fails to so pay Lender, Lender will transfer from the Holding Account) an amount (the “Insurance Reserve Amount”) equal to payments of insurance premiums required to be made by Borrower to pay (or to reimburse Borrower or Operating Lessee for) the insurance required pursuant to Article VI and under the Security Instrument in accordance with the time periods set forth in Section 3.1, an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates based on the most recent bill, will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums at least twenty (20) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the “Monthly Insurance Reserve Amount”); provided, however, that immediately following an Insurance Reserve Trigger, Borrower will pay to Lender for transfer by Lender to the Insurance Reserve Account (or if Borrower fails to so pay Lender, Lender will transfer from the Holding Account) an amount equal to payments of insurance premiums required to be made by Borrower to pay (or to reimburse Borrower or Operating Lessee) for the insurance required pursuant to Article VI and under the Security Instrument. As of the Closing Date, the Monthly Insurance Reserve Amount is $0.00. The Monthly Insurance Reserve Amount, if same is payable pursuant to Section 3.1 and this Section 16.2, shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Insurance Reserve Amount to payments of insurance premiums required to be made by Borrower to pay for the insurance required pursuant to Article VI and under the Security Instrument. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be sufficient to pay insurance premiums (up to a maximum amount equal to the aggregate annual insurance premium required hereunder), Lender shall notify Borrower of such determination and Borrower shall increase the Insurance Reserve Amount by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the applicable insurance policies. Upon payment of such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account.

Section 16.3 Intentionally Deleted.

Section 16.4 FF&E Reserve Account. In accordance with Section 3.1, and during any period when Manager is not reserving for FF&E pursuant to the terms of the Management Agreement, upon the request of Borrower, Lender will, within fifteen (15) Business Days (or such shorter time as may be appropriate in Lender’s reasonable discretion during emergency situations identified to Lender by Borrower in writing) after the receipt of such request and the satisfaction of the other conditions set forth in this Section, cause disbursements to Operating Lessee from the FF&E Reserve Account to pay or to reimburse Operating Lessee or Manager for actual costs incurred in connection with capital expenditures relating to FF&E at the Property (to the extent such expenditures are permitted hereunder), provided that (A) Lender has received invoices evidencing that the costs for which such disbursements are requested are due and payable and are in respect of capital expenditures relating to FF&E at the property, (B) Operating Lessee has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate and received any Lien waivers or other releases which would customarily be obtained with respect to the work in question and (C) Lender has received an Officer’s Certificate confirming that the conditions in the foregoing clauses (A) and (B) have been satisfied and that the copies of invoices and evidence of Lien waivers (to the extent required above) attached to such Officer’s Certificate are true, complete and correct.

Section 16.5 Letter of Credit Provisions.

16.5.1 Delivery of Letter of Credit. In lieu of maintaining on deposit all or any portion of the funds in the Low Debt Service Reserve Account with Lender pursuant to Section 16.4, Borrower shall have the right to deliver a Letter of Credit in the amount of all or any portion of the amounts on deposit with Lender from time to time under Sections 16.4.

16.5.2 Reduction of Letter of Credit. In the event that Borrower elects to deliver the Letter of Credit to Lender under the terms of Section 16.4.1, Lender agrees to permit the reduction from time to time of the outstanding amount of the Letter of Credit by (i) the amount of cash funds delivered to Lender as reserve funds by Borrower in place of such Letter of Credit, and (ii) the amount that Borrower would otherwise be entitled to receive as a disbursement from the applicable reserve account pursuant to Section 16.4.

16.5.3 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Indebtedness. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Indebtedness in such order, proportion or priority as Lender may determine.

16.5.4 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if a substitute Letter of Credit is provided); or (c) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank (unless an alternative Approved Bank issues an equivalent Letter of Credit within fifteen (15) days of Borrower’s receipt of notice of same). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b) or (c) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

XVII. DEFAULTS

Section 17.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date (subject to the last sentence of Section 3.1.5(b)), (B) any Debt Service is not paid in full on the applicable Payment Date (subject to the last sentence of Section 3.1.5(b)), (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Prepayment Fee is not paid when due, (E) any deposit to the Deposit Account or any of the other Collateral Accounts is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D), and/or (E) of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure as described in subclauses (A), (B), (C), (D), and (E) continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(ii) subject to Borrower’s right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates of any of such insurance policies are not delivered to Lender within ten (10) Business Days following Lender’s request therefor;

(iv) if, except as permitted pursuant to Article VIII, (a) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Property, (b) any Transfer of any direct or indirect interest in Borrower or other Person restricted by the terms of Article VIII, (c) any Lien or encumbrance on all or any portion of the Property, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Borrower or other Person restricted by the terms of Article VIII or (e) the filing of a declaration of condominium with respect to the Property other than as allowed hereunder;

(v) if (i) any representation or warranty made by Borrower in Section 4.1.23 shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Borrower of notice from Lender in writing of such breach or (ii) if any other representation or warranty made by Borrower herein by Borrower, any Guarantor, or any Affiliate of Borrower in any other Loan Document, or in any report, certificate (including, but not limited to, any certificate by Borrower delivered in connection with the issuance of the Non-Consolidation Opinion), financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the Best of Borrower’s Knowledge, false or misleading in any material respect which made, then same shall not constitute an Event of Default unless Borrower has not cured same within five (5) Business Days after receipt by Borrower of notice from Lender in writing of such breach;

(vi) if Borrower or Guarantor shall make an assignment for the benefit of creditors provided, however, if such assignment was with respect to any Guarantor such Event of Default may be cured by the delivery to Lender by any other Guarantor that is not subject to such assignment, of an executed counterpart to the Recourse Guaranty assuming the several liability of the Guarantor with respect to which such assignment within five (5) days after such assignment;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Operating Lessee, or Guarantor or if Borrower, Operating Lessee or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Operating Lessee or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Operating Lessee, or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Lessee, or Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, if such appointment, adjudication, petition or proceeding was with respect to Guarantor such Event of Default may be cured by the delivery to Lender by Guarantor that, not subject to such appointment, adjudication, petition or proceeding, of an executed counterpart to the Recourse Guaranty assuming the several liability of the Guarantor with respect to which such appointment, adjudication, petition or proceeding occurred within five (5) days after such occurrence;

(viii) if Borrower, Operating Lessee or Guarantor, as applicable, Transfers its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) with respect to any term, covenant or provision set forth herein (other than the other subsections of this Section 17.l) which specifically contains a notice requirement or grace period, if Borrower, Operating Lessee or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(x) if Borrower, having notified Lender of its election to extend the Maturity Date as set forth in Section 5 of the Note, fails to deliver the Replacement Interest Rate Cap Agreement to Lender prior to the first day of the extended term of the Loan and Borrower has not prepaid the Loan pursuant to the terms of the Note prior to such first day of the extended term;

(xi) if Borrower or Operating Lessee shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xii) if Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiii) Borrower, Operating Lessee or any Affiliate of any such Person shall fail to deposit any sums required to be deposited in the Holding Account or any Sub-Accounts thereof are not made pursuant to the requirements herein when due;

(xiv) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor, or any Lien securing the Loan shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

(xv) if the Management Agreement is terminated and an Acceptable Manager is not appointed as a replacement manager pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;

(xvi) if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which shall have a Material Adverse Effect;

(xvii) There exists any fact or circumstance that reasonably could be expected to result in the (a) imposition of a Lien or security interest under Section 412(n) of the Code or under ERISA or (b) the complete or partial withdrawal by Borrower or any ERISA Affiliate from any “multiemployer plan” that is reasonably expected to result in any material liability to Borrower; provided, however that the existence of such fact or circumstance under clause (xvii)(b) shall not constitute an Event of Default if such material withdrawal liability (x) in the case of a withdrawal by an ERISA Affiliate that is reasonably expected to cause a Material Adverse Effect or any withdrawal by Borrower, is paid within thirty (30) days after the date incurred or is contested in accordance with Section 7.3 hereof or (y) in the case of a withdrawal by an ERISA Affiliate that is not reasonably expected to cause a Material Adverse Effect, is paid within the period required under applicable ERISA statutes or is contested in accordance with Section 7.3 hereof;

(xviii) if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable (unless waived by the ground lessor under the Ground Lease), (B) there shall occur any default by Borrower, as ground lessee under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed (unless waived by the ground lessor under the Ground Lease), (C) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the ground lessor under the Ground Lease or which would entitle the ground lessor to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the ground lessor under the Ground Lease), (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement;

(xix) if Borrower amends, modifies, waives, discharges or terminates the TIC agreement is, in each instance, such action is not permitted hereunder or without the prior written consent of Lender, which consent shall not be unreasonably withheld;

(xx) if, not later than one hundred eighty-five (185) days from the Closing Date, Qualified Intermediary shall not have sold or transferred to Strategic Hotel Funding, L.L.C. 100% of the indirect interests in the Borrower owned by Qualified Intermediary; or

(xxi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xx) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

Section 17.2 Remedies. (a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

(i) subject to the terms of the Assignment of Management Agreement, without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or Capital Expenditures for the Property or any part thereof;

(ii) in Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) subject to the terms of the Assignment of Management Agreement, demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(c) With respect to Borrower, the Account Collateral, the Rate Cap Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

Section 17.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

Section 17.4 Costs of Collection. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

XVIII. SPECIAL PROVISIONS

Section 18.1 Exculpation.

18.1.1 Exculpated Parties. Except as set forth in this Section 18.1, the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, Prime Lessee or Operating Lessee, (ii) any Affiliate of Borrower, Prime Lessee or Operating Lessee including any managing member, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower, Prime Lessee, Operating Lessee or managing member or any Affiliate of Borrower, Prime Lessee, Operating Lessee or managing member, or (iv) any current or former direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, manager, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the “Exculpated Parties”) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency, judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender. The foregoing limitation shall not in any way limit or affect Lender’s right to any of the following and Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

(b) Action against any other security at any time given to secure the payment of the Note and the other Obligations;

(c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

(d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents; or

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

18.1.2 Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of:

(a) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of (i) the fraudulent acts of or intentional misrepresentations by Borrower or any Affiliate of Borrower and/or (ii) the failure of Borrower and/or Operating Lessee (as applicable) to have a valid and subsisting certificate of occupancy(s) for all or any portion of the Property if and to the extent such certificate of occupancy(s) is required to comply with all Legal Requirements;

(b) Proceeds which Borrower or any Affiliate of Borrower has received and to which Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the provisions of this Agreement;

(c) any membership deposits and any security deposits and advance deposits which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such deposits were applied or refunded in accordance with the terms and conditions of any of the Leases or membership agreement, as applicable, prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(d) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of all or any part of the Property, the Account Collateral or the Rate Cap Collateral being encumbered by a Lien (other than this Agreement and the Security Instrument) in violation of the Loan Documents;

(e) after the occurrence and during the continuance of an Event of Default, any Rents, issues, profits and/or income collected by Borrower, Operating Lessee or any Affiliate of Borrower or Operating Lessee (other than Rents and credit card receivables sent to the applicable Deposit Account or paid directly to Lender pursuant to any notice of direction delivered to tenants of the Property or credit card companies) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

(f) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of physical damage to the Property from intentional waste committed by Borrower or any Affiliate of Borrower;

(g) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(h) any loss, damage, cost or expense incurred by or on behalf of Lender by reason of the failure of Borrower to comply with any of the provisions of Article XIV;

(i) if Borrower fails to obtain Lender’s prior written consent to any Transfer, if and as required by the Loan Agreement or the Security Instrument;

(j) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Lender, in the event (and arising out of such circumstances) that (x) Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Lender relative to the Property, the Account Collateral or the Rate Cap Collateral or any part thereof which is found by a court to have been raised by Borrower in bad faith or to be without basis in fact or law, or (y) an involuntary case is commenced against Borrower under the Bankruptcy Code with the collusion of Borrower or any of its Affiliates or (z) an order for relief is entered with respect to the Borrower under the Bankruptcy Code through the actions of the Borrower or any of its Affiliates at a time when the Borrower is able to pay its debts as they become due unless Borrower and Guarantor shall have received an opinion of independent counsel that the directors of Borrower has a fiduciary duty to seek such an order for relief;

(k) any actual loss, damage, cost, or expense incurred by or on behalf of Lender by reason of Borrower, Operating Lessee, or their respective general partners failing to be and have been since the date of its respective formation, a Single Purpose Entity; and

(l) reasonable attorney’s fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (k).

XIX. MISCELLANEOUS

Section 19.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender.

Section 19.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided or as is otherwise required by law) be in the sole discretion of Lender and shall be final and conclusive.

Section 19.3 Governing Law. (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 19.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 19.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 19.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	Citigroup Global Markets Realty Corp. 388 Greenwich Street, 11th Floor New York, New York 10013 Attention: Amir Kornblum Telecopy No.: (212) 816-8307

With a copy to:	Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 Attention: Fredric L. Altschuler, Esq. Telecopy: (212) 504-6666

If to Borrower:	Strategic Hotel Funding, L.L.C 77 West Wacker Drive Suite 4600 Chicago, Illinois, 60601 Attention: Chief Financial Officer and General Counsel Telefax No.: (312) 658-5799

With a copy to:	Perkins Coie LLP 131 South Dearborn Street, Suite 1700 Chicago, IL 60603-5559 Attention: Bruce A. Bonjour, Esq. Telefax No.: (312) 324-9400

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, or (iii) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

Section 19.7 TRIAL BY JURY. EACH OF BORROWER, LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE

TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

Section 19.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 19.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 19.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 19.12 Expenses; Indemnity. (a) Except as may be otherwise expressly set forth in the Loan Documents, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or (B) in connection with any action taken under Article IV or a Securitization, other than the Borrower’s internal administrative costs. Any cost and expenses due and payable to Lender may be paid from any amounts in the Deposit Accounts or the Holding Account if same are not paid by Borrower within ten (10) Business Days after receipt of written notice from Lender.

(b) Subject to the non-recourse provisions of Section 18.1, Borrower shall protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, or (9) except as may be expressly limited herein, the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided, further, that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld, delayed or conditioned, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

Section 19.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 19.14 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 19.15 Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

Section 19.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein provided, however, that it is hereby agreed by Lender and Borrower that the provisions of Section 3.1.5 and the provisions of Sections 6.2.2 and 6.2.5 (to the extent they relate to disbursement of funds to the Mezzanine Account and/or to pay amounts owed in connection with the Mezzanine Loan) are intended to confer upon Mezzanine Lender the right to insist upon and enforce the performance and observance of the obligation expressly set forth therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 19.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of its Affiliates shall be subject to the prior written approval of Lender.

Section 19.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s shareholders and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 19.19 Waiver of Counterclaim and Other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

Section 19.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 19.21 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

Section 19.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 19.23 Joint and Several Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

Section 19.24 Contribution Among Co-Borrowers.

(a) Contribution. To provide for the just and equitable contribution among the Co-Borrowers on a several basis owing to the different equity each Co-Borrower owns in their tenancy in common ownership of the Property, if any payment is made by a Co-Borrower hereunder or under the Note or any other Loan Document in respect of the Obligations, such Co-Borrower shall be entitled to a contribution from the other Co-Borrower for all payments, damages and expenses incurred by such Co-Borrower under or in connection with such Obligations, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Agreement shall be determined as of the date on which the related payment is made by a Co-Borrower.

(b) Calculation of Contributions. Each Co-Borrower shall be liable for contribution to the other Co-Borrower in respect of all payments, damages and expenses incurred by the other Co-Borrower hereunder or under the Note or any other Loan Document in an aggregate amount, equal to (i) the ratio of (x) the equity in the tenancy in common ownership of the Property owned by the contributing Co-Borrower to (y) the aggregate equity tenancy in common ownership of the Property, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by the other Co-Borrower under or in connection with the Obligations.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

SHR SCOTTSDALE X, L.L.C., a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name:	Ryan M. Bowie
Title:	Assistant Treasurer

SHR SCOTTSDALE Y, L.L.C., a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name:	Ryan M. Bowie
Title:	Assistant Treasurer

By signing below, Operating Lessee agrees that in consideration of the substantial benefit that it will receive from Lender making the Loan to Borrower, to comply with all of the terms, conditions, obligations and restrictions affecting Operating Lessee set forth herein:

OPERATING LESSEE:

DTRS SCOTTSDALE, L.L.C, a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name:	Ryan M. Bowie
Title:	Assistant Treasurer

[Lender’s signature appears on following page]

LENDER:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:	/s/ Amir Kornblum
Name:	Amir Kornblum
Title:	Authorized Signatory

EXHIBIT A

TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS

AND AFFIRMATIVE COVERAGES

1. General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Lender requires a lender’s title insurance policy insuring “Citigroup Global Markets Realty Corp., and its successors and assigns”. The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Lender’s counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

2. Title Insurer. The Title Company or Title Companies must be approved by Lender and licensed to do business in the jurisdiction in which the Property is located.                      has been pre-approved by Lender as a Title Company.

3. Title Agent. Unless Lender otherwise agrees, all title work shall be ordered and coordinated, and the closing of the Loan shall be conducted through                          contact                      Tel:                     .

4. Primary Title Insurance Requirements.

(a) Amount of Coverage: Not less than the Principal Amount of the Loan on the Closing Date.

(b) Effective Date: The later of the date of recording of the Security Instrument or the date of funding of the Loan. Borrower shall be required to provide a customary “gap” indemnity in order to enable the Title Company to provide “gap” coverage.

(c) Insured: “Citigroup Global Markets Realty Corp. and its successors and assigns”.

(d) Legal Description: Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Property. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

(e) Policy Form: An ALTA (or equivalent) lender’s policy of title insurance in form and substance acceptable to Lender. Without limiting Lender’s right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 1970 ALTA (as amended 84) form or, if not available, ALTA 1992 form (deleting arbitration and creditor rights exclusions) or, if not available, the form commonly used in the state where the Property is located, (ii) to the extent available, include the “extended coverage” provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Lender’s counsel.

5. Extended Coverage Requirements. The Title Policy shall:

(a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

(b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Property;

(c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Property and attached to the Title Policy; and

(d) not contain any general exception as to matters that an accurate Survey of the Property would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the Closing Date, subject to review by Lender’s counsel.

6. Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Property is located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•

(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	Deletion of Creditors Rights Exclusion Endorsement.

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loan.)

•	Direct Access to Public Road Endorsement.

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

In lieu of an ALTA 3.1 zoning endorsement, Lender may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Property under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Property.

Use Restrictions. Confirms that the current use of the Property is permitted under the zoning ordinance and that the Property is not a non-conforming use.

Dimensional Requirements. Confirms that the Property is in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Property is in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Property involves legal non-conforming use, confirms that, in the event of casualty, the Property may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Doing Business Endorsement.

•	Deletion of Arbitration Endorsement.

•	Separate Tax Lot Endorsement.

•	Street Address Endorsement.

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Mortgage Recording Tax Endorsement.

•	Any of the following endorsements customary in the state in which the Property is located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies

Mortgage Assignment Endorsement

First Loss / Last Dollar Endorsement

Non-Imputation Endorsement

Blanket Un-located Easements Endorsement

Closure Endorsement

EXHIBIT B

CITIGROUP GLOBAL MARKETS REALTY CORP.

SURVEY REQUIREMENTS

The survey shall contain the following:

•	The legal description of the Property;

•	The courses and measured distances of the exterior boundary lines of the Property and the identification of owners of abutting parcels;

•	The total acreage of the Property to the nearest tenth of an acre;

•	The location of any existing improvements, the dimensions thereof at the ground surface level and their relationship to the facing exterior property lines, streets and set-back lines of the Property;

•	The location, lines and widths of adjoining publicly dedicated and accepted streets showing the number and location of existing curb cuts, driveways, and fences;

•	The location and dimensions of encroachments, if any, upon the Property;

•

The location of all set-back lines, restrictions of record, other restrictions established by zoning or building code ordinance, utilities, easements, rights-of-way and other matters affecting title to the Property which are to be shown in Schedule B-2 of the Title Policy identifying each by reference to its recording data, where applicable;

•	Evidence that adequate means of ingress and egress to and from the Property exist and that the Property does not serve any adjoining property for ingress, egress or any other purpose;

•	If the Property is described as being on a recorded map or plat, a legend relating the survey to such map or plat;

•	The street address of the Property;

•	Parking areas at the Property and, if striped, the striping and type (e.g., handicapped, motorcycle, regular, etc.) and number of parking spaces at the Property;

•

A statement as to whether the Property is located in a special flood or mudslide hazard area as determined by a review of a stated and identified Flood Hazard Boundary Map published by the Federal Insurance Administration of the U.S. Department of Housing and Urban Development;

•	A vicinity map showing the property in reference to nearby highways or major street intersections.

•	The exterior dimensions of all buildings at ground level and the square footage of the exterior footprint of all buildings, or gross floor area of all buildings, at ground level.

•

The location of utilities serving or existing on the property as evidenced by on-site observation or as determined by records provided by client, utility companies and other appropriate sources (with reference as to the source of information) (for example)

•	railroad tracks and sidings;

•	manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•

wire and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

•	utility company installations on the surveyed premises.

•	A certificate in substantially the following form:

The undersigned being a registered surveyor of the State of [State] hereby certifies to CITIGROUP GLOBAL MARKETS REALTY CORP., [NAME OF BORROWING ENTITY] and [INSERT NAME OF TITLE COMPANY], and each of their respective successors and assigns, as of the date below, as follows:

This print of survey actually was made on the ground on [INSERT DATE SURVEY WAS MADE] in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying & Mapping (“ACSM”) and National Society of Professional Surveyors (“NSPS”) in 1999, contains Items 1,2,3,4,6,7(a), 7(b)(l), 8, 9, 10, 11, 13, 14 and 16 of Table A thereto, and correctly shows: (i) a fixed and determinable position and location of the land described herein (together with the buildings and improvements thereon, the “Mortgaged Property”), including the position of the point of beginning; (ii) the location of all buildings, structures and other improvements situated on the land; (iii) all driveways or other curb cuts along any street or alley upon which the land abuts; (iv) the location and name of all public and private streets or alleys located thereon or adjacent thereto, all of which are public unless otherwise noted; (v) the location, dimension and recording data of all easements, rights-of-way and other matters of record thereon or with respect to which the undersigned has knowledge; (vi) the location and dimension of all unrecorded easements, paths, rights-of-way and party walls to the extent visible thereon or with respect to which the undersigned has knowledge; (vii) the location of applicable building restriction and setback lines required by local ordinances and regulations; and (viii) the location of all encroachments or overhangs onto or from the Mortgaged Property. Except as shown on this survey, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts. Except as shown on the survey, the Mortgaged Property does not serve any adjoining property for drainage, utilities or ingress or egress. The Mortgaged Property has access to and from a duly dedicated and accepted public roadway. This survey reflects boundary lines of the land, which “close” by engineering calculations. All utility services to the Mortgaged Property either enter the Mortgaged Property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land to the extent visible or known to the undersigned. The Mortgaged Property does not lie within an area designated as a flood hazard area by any map or publication of the U.S. Department of Housing and Urban Development or the Federal Emergency Management Agency. The Mortgaged Property and only the Mortgaged Property constitutes one tax lot. All zoning use and density classifications are properly shown hereon. The undersigned has received and examined a copy of the Commitment for Title Insurance No.             , dated                     , issued by                                 , with respect to the Mortgaged Property, as well as a copy of each instrument listed therein. The location of each exception set forth in such Commitment, to the extent it can be located, has (with recording reference and reference to the exception number of the Commitment) been shown hereon. The undersigned further certifies that this survey meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification) and [SELECT ONE OF THE FOLLOWING TWO PHRASES]:

[the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.]

[the survey measurements were made in accordance with the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”]

, Licensed Surveyor

Date:
[seal]

EXHIBIT C

SINGLE PURPOSE ENTITY PROVISIONS

It is a requirement that the borrower be a bankruptcy remote, special purpose entity. A bankruptcy remote, special purpose entity is an entity which is unlikely to become insolvent as a result of its own activities and which is adequately insulated from the consequences of any other party’s insolvency. Set forth below is language to be included in the organizational documents of corporations, limited partnerships and limited liability companies to evidence such entities’ existence as bankruptcy remote, special purpose entities.

I.	CORPORATION

If the Single Purpose Entity is a corporation, its certificate of incorporation will have to have the following provisions to be considered a special purpose entity:

A.	Purpose

The corporation’s purpose should be limited to owning and operating the mortgaged property (or interests in the Borrower).

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                     , State of                      [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the [General Corporation Law] of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B.	Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s assets, transfer of ownership assets, incurrence of additional debt and amendment of the corporation’s articles of incorporation.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation shall not incur, assume, or guaranty any other indebtedness. The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article      and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (ii) no amendment to this certificate of incorporation or to the Corporation’s By Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] and (ii) the Corporation shall not dissolve, terminate or liquidate.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

C.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

D.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article     , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

II.	LIMITED PARTNERSHIP

If the Single Purpose Entity is a limited partnership, to be a special purpose entity, all of its general partners shall be special purpose entities. If such limited partnership has more than one general partner, then such limited partnership shall continue (and not dissolve) for so long as a solvent general partner exists. Consequently, both the limited partnership’s partnership agreement and the certificate of incorporation of its general partner(s) will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A.	Limited Partnership Agreement

a.	Purpose

The limited partnership’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of             , State of              [             interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Uniform Limited Partnership Act of              necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The partnership shall be prohibited, except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the partnership’s assets, transfer of partnership interests, incurrence of additional debt and amendment of the partnership agreement.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership shall not incur, assume, or guaranty any other indebtedness. The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article          and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Partnership’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this partnership and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to this partnership agreement may be made and (ii) the partnership shall not dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] .”

c.	Indemnification

Indemnification of a partnership’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the partnership must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this partnership agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate partnership records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall observe all partnership formalities.

6. It shall maintain financial statements separate from any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

8. It shall maintain an arm’s length relationship with any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.

16. At all times have all of its general partners shall be special purpose corporate entities with at least two (2) Independent Directors.”

For purposes of this Article         , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Partnership or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Partnership or managing member of the Partnership or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Partnership or of the managing member of the Partnership. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Dissolution

The limited partnership agreement should provide that the partnership will continue (and not dissolve) so long as a solvent general partner exists.

“Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the [Bankruptcy] of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.”

In addition, dissolution of the partnership must not occur so long as the partnership remains mortgagor of the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the [Property] [use other term for the real estate if necessary].”

B.	Corporate General Partner

a.	Purpose

The corporation’s purpose should be limited to acting as general partner of the limited partnership whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as a general partner of a limited partnership (the “Partnership”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of             , State of              (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of              necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the partnership to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or partnership’s assets, transfer of ownership assets, transfer of partnership interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the partnership agreement.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Partnership to incur, assume, or guaranty any other indebtedness. For so long as the Partnership remains mortgagor of the Property, the Corporation shall not cause the Partnership to dissolve. The Corporation shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation or Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article              and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Partnership and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, (i) no amendment to this certificate of incorporation or to the Corporation’s By Laws nor to the Partnership agreement of the Partnership may be made and (ii) neither the Corporation nor the Partnership shall be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Partnership or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the Corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purposes of this Article                 , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

III.	LIMITED LIABILITY COMPANY

If the Single Purpose Entity is a limited liability company, to be a special purpose entity, each managing member shall be a special purpose corporation. If such limited liability company has more than one managing member, then such limited liability company shall continue (and not dissolve) for so long as a solvent managing member exists. Consequently, both the Limited Liability Company’s articles of organization and the certificate of incorporation of its outside member will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A.	Articles of Organization

a.	Purpose

The limited liability company’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Limited Liability Company, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                  State of                  [                 interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Limited Liability Company Act                  of necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The limited liability company shall be prohibited, except in certain circumstances from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the limited liability company’s assets, transfer of limited liability company interests, incurrence of additional debt and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The Limited Liability Company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company shall not incur, assume, or guaranty any other indebtedness. The Limited Liability Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article                  and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Limited Liability Company’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this limited liability company and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the Limited Liability Company. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to these articles of organization may be made and (ii) the Limited Liability Company shall not be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary].”

c.	Indemnification

Indemnification of a limited liability company’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Limited Liability Company in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the limited liability company must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the Limited Liability Company shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall maintain financial statements separate from any affiliate.

6. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

7. It shall maintain an arm’s length relationship with any affiliate.

8. It shall maintain adequate capital in light of its contemplated business operations.

9. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

10. It shall not acquire obligations or securities of its partners, members or shareholders.

11. It shall use stationery, invoices and checks separate from any affiliate.

12. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

13. It shall hold itself out as an entity separate from any affiliate.

14. It shall correct any known misunderstanding regarding its separate identity.

15. At all times all managing members shall be a special purpose corporate member with at least two (2) Independent Directors.”

For purposes of this Article     , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Limited Liability Company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Limited Liability Company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this limited liability company, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Limited Liability Company or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Limited Liability Company or managing member of the Limited Liability Company or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Limited Liability Company or of the managing member of the Limited Liability Company. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Dissolution

To the extent permitted by tax law the articles of organization should provide that the vote of a majority in interest of the remaining members is sufficient to continue the life of the limited liability company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the limited liability company may not be permitted to liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage lien has been paid in full or otherwise completely discharged. ”

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: To the extent permissible under applicable federal and state tax law, the vote of a majority in interest of the remaining members is sufficient to continue the life of the Limited Liability Company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the Limited Liability Company shall not liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage liens has been paid in full or otherwise completely discharged.

f.	Voting

When acting on matters subject to the vote of the members, notwithstanding that the limited liability company is not then insolvent, the members and the outside member must take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: When acting on matters subject to the vote of the members, notwithstanding that the Limited Liability Company is not then insolvent, all of the members shall take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.”

B.	Outside Corporate Member

a.	Purpose

The outside corporate member’s purpose should be limited to acting as corporate member of the limited liability company whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as the outside member of a limited liability company (the “Limited Liability Company”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of                 , State of                  (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of                  necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the limited liability company to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or the limited liability company’s assets, transfer of ownership assets, transfer of limited liability company interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Limited Liability Company to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Limited Liability Company to incur, assume, or guaranty any other indebtedness. The Corporation shall not and shall not cause the Limited Liability Company to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer of the properties and assets of the Corporation or Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article                  and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Limited Liability Company and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Limited Liability Company to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, without first obtaining approval of the mortgagee holding a first mortgage lien on the Property (i) no material amendment to this certificate of incorporation or to the Corporation’s By Laws nor to the articles of organization of the Limited Liability Company may be made and (ii) neither the Corporation nor the Limited Liability Company shall dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Limited Liability Company or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6 . It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article     , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Voting

When voting on matters concerning the limited liability company, notwithstanding that the limited liability company is not then insolvent, the Corporation must take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: When voting on matters concerning the Limited Liability Company, notwithstanding that the Limited Liability Company is not then insolvent, the Corporation shall take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.”

IV.	OTHER STRUCTURES

The foregoing provisions do not exhaustively contemplate all ownership structures for a mortgaged property. Situations involving ownership structures not specifically contemplated by the provisions set forth on this Exhibit C shall nevertheless require Single Purpose Entities substantively to comply with the requirements to these provisions, modified as appropriate to accommodate the ownership structure in question.

EXHIBIT D

ENFORCEABILITY OPINION REQUIREMENTS

1. The Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Opinion shall be in form and substance acceptable to Lender and shall be given in relation to Borrower, Guarantor, Manager and any other relevant party to the Loan (each a “Loan Party”). Depending on the nature of the transaction, the Opinion shall address the applicable law of the State of New York, the State where the Property is located and each State where any Loan Party is organized (collectively, the “Relevant States”). To the extent that the Property is located in a jurisdiction outside of the State of New York and/or any Loan Party is organized under a jurisdiction outside the States of New York or Delaware, the appropriate opinions below should be given by local counsel. The Opinion shall be given on the basis of an examination of an executed original of each completed Loan Document in addition to such other documents or instruments counsel deems relevant.

4. The Opinion shall contain the following opinions:

Opinions with respect to the law of the State of Formation or Organization of the Loan Parties

(a) Each Loan Party is a [Describe Legal Form] duly organized, validly existing and in good standing under the laws of the State of [State of Organization] and is authorized to do business and in good standing in the State of [State of Organization].

(b) Each Loan Party has the requisite power to own its properties and to carry on its business as now being conducted and to enter into the transactions covered by the Loan Documents.

(c) The execution and delivery by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary partnership, company and/or corporate action, as applicable. To the extent a party thereto, the Loan Documents have been duly executed and delivered by each Loan Party.

(d) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the partnership agreement, partnership certificate, articles of incorporation, by-laws, trust agreement or trust certificate, as applicable, of such Loan Party;

(ii) contravene any law, statute or regulation of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof;

(iii) violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iv) conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(e) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of [Relevant State] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(f) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(g) To the extent the State of [State of Organization] UCC is applicable to the authorization of the Financing Statement, pursuant to the provisions of the Loan Agreement and the Security Instrument, Borrower has authorized the filing of the Financing Statement for purposes of Section 9-509 of the State of [State of Organization] UCC.

(h) To the extent the State of [State of Organization] UCC is applicable, the financing Statement includes not only all of the types of information required by Section 9-502(a) of the State of [State of Organization] UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the State of [State of Organization] UCC.

(i) To the extent the State of [State of Organization] UCC is applicable, the security interest of the Secured Party will be perfected in Borrower’s rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statement in the Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute,

(v) as-extracted collateral, timber to be cut, or (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-3 10(a) of the State of [State of Organization]. “UCC Collateral” means the portion of the Property (as defined in the Security Instrument), the Rate Cap Collateral, the Account Collateral (as defined in the Loan Agreement) and the Collateral Accounts (as defined in the Account Agreement) to the extent the UCC governs a security interest in such collateral.

(j) You have asked whether Borrower is a “registered organization” as such term is defined in Section 9-1 02(a)(70) of the State of [State of Organization] UCC. Pursuant to Section 9-102(a)(70) of the State of [State of Organization] UCC, a “registered organization” must be (i) organized solely under the laws of a single State (or the United States) and (ii) the State (or the United States) must maintain a public record showing the organization to have been organized.

Opinions with respect to New York Law

(a) To the extent governed by New York law and to the extent a party thereto, the Loan Documents are the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms.

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i) contravene any law, statute or regulation of the United States of America or the State of New York or any agency or political subdivision of either thereof;

(ii) violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the State of New York or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iii) conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(c) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of New York or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(d) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(e) The payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of New York or otherwise constitute unlawful interest.

(f) The provisions of the Loan Agreement and the Security Instrument are effective to create, in favor of Lender to secure the obligations purported to be secured thereby, a valid security interest in Borrower’s rights in the UCC Collateral.

(g) Under New York UCC, the provisions of the Account Agreement are effective to perfect the security interest of Lender in Borrower’s rights in the Collateral Accounts (as defined in the Account Agreement).

Opinions with respect to the law of States in which the Property is located

(a) Each Loan Party is authorized to do business and in good standing in the State of [Relevant State].

(b) To the extent governed by the laws of the State of [Relevant States], the Security Instrument and the Assignment of Leases are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

(c) The Security Instrument is in proper form so as to comply with recording requirements of the State of [Relevant State]. The Security Instrument creates in favor of Lender valid liens on the portion of the Property that are located in the State of [Relevant States], securing payment of the Obligations (as defined in the Security Instrument), and no further action will be required for the valid creation of such liens. Upon recordation in the office of the [Recording Office] the Security Instrument will provide constructive notice of the terms thereof and the liens created thereby to third parties acquiring interests in the portion of the Property that are located in the State of [Relevant States] subsequent to such recordation.

(d) The Assignment of Leases is in proper form so as to comply with the recording requirements of the State of [Relevant States]. At the time the Assignment of Leases is delivered to the Recording Office for recording, it will take effect as to all creditors and subsequent purchasers for a valuable consideration without notice, and it shall be entitled to priority over any other similar instrument delivered to said Recording Office for recording after that time, in the absence of actual notice.

(e) Pursuant to the provisions of the Security Instrument Borrower has authorized the filing of the Fixture Financing Statement identifying the Fixture Collateral for purposes of Section 9-509 of the [Relevant States] UCC. “Fixture Collateral” means that portion of the UCC Collateral which consists of “fixtures” (as defined in Article 9 of the UCC) to the extent the UCC governs a security interest in such collateral.

(f) The Fixture Financing Statement includes not only all the types of information required by Section 9-502(a) and 9-502(b) of the [Relevant States] UCC but also the types of information without which the Fixture Filing Office may refuse to accept the Fixture Financing Statement pursuant to Section 9-516 of the State of [Relevant States] UCC.

(g) Under the [Relevant States] UCC, the security interest of the Secured Party will be perfected in Borrower’s rights in any Fixture Collateral located on the real property described on Schedule 1 to the Fixture Financing Statement upon the later of the attachment of the security interest and the filing of the Fixture Financing Statement in the Fixture Filing Office.

(h) Borrower has paid all recording tax due in connection with the recording of the Security Instrument and the Assignment of Leases. No additional deed of trust recording, intangibles tax, documentary stamp tax or similar taxes or charges, other than nominal recordation or filing fees, are required to be paid as a condition of the legality of enforceability of the Security Instrument or the Assignment of Leases.

(i) The State of [Relevant States] has no law pursuant to which a lien against any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) superior to the lien created by the Security Instrument could arise as a result of a violation of environmental laws or regulations of such State. No environmental law or regulation of the State of [Relevant States] would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Security Instrument, the foreclosure or other enforcement of the Loan Documents or the sale of any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) located in the State of [Relevant States].

(j) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of [Relevant States] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(k) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(l) If the Obligations (as defined in the Security Instrument) were to be governed by the laws of the State of [Relevant States], the payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of [Relevant States] or otherwise constitute unlawful interest.

(m) A federal court sitting in the State of [Relevant States] and applying the conflict of law rules of the State of [Relevant States], and the state courts in the State of [Relevant States], would give effect to the choice of law provisions contained in the Loan Documents. If counsel is not able to give this opinion as an unqualified opinion, an opinion that the Loan Agreement and Note would be enforceable under the law of the State of [Relevant States] if such law were held to apply will be required.

(n) The operation of any term of the Loan Documents, including, without limitation, the terms regarding late charges, default interest or prepayment premiums, or the lawful exercise of any right thereunder, shall not render the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

5. The Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any servicer of the Loan, (iii) any purchaser of the Loan or any portion thereof in any Securitization, (iv) any Rating Agency involved in a Securitization of the Loan, (v) the issuer of securities in a Securitization of the Loan, and (vi) any trustee or servicer appointed in connection with a Securitization of the Loan.

EXHIBIT E

NON-CONSOLIDATION OPINION REQUIREMENTS

1. The Nonconsolidation Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Nonconsolidation Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Nonconsolidation Opinion shall be in form and substance acceptable to Lender and shall be given in relation to both Borrower and any other SPE Entity relevant to the Loan. The Nonconsolidation Opinion shall identify each entity (a “Relevant Entity”) which owns more than a 49% direct or indirect interest in either Borrower and/or such SPE Entity. Depending on the circumstances and nature of the transaction structure, a non-affiliated entity, such as a third party property manager, shall be included as a Relevant Entity if required by the Rating Agencies.

4. The Nonconsolidation Opinion shall state that, in the event that any Relevant Entity were to be a debtor in a case under the Bankruptcy Code, it is counsel’s opinion that, under present reported decisional authority and statutes applicable to federal bankruptcy cases, in a properly presented and argued case, a court would not, in the proper exercise of its equitable discretion, disregard the separate existence of Borrower or any SPE Entity so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of such Relevant Entity with the assets and liabilities of either Borrower or any SPE Entity and treat such assets and liabilities as though either Borrower and such Relevant Entity or any SPE Entity and such Relevant Entity were one entity.

5. The Nonconsolidation Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any participant of Lender’s interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

DELAWARE BANKRUPTCY OPINIONS

As a general rule, the following opinions are required with respect to any single-member Delaware limited liability companies (having independent members/managers) in the organizational structure:

1. An opinion of Delaware counsel that federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the limited liability company.

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2. Opinions of Delaware counsel as follows:

a. The limited liability company agreement constitutes a legal, valid and binding agreement of its member, and is enforceable against such member, in accordance with its terms.

b. In order for a voluntary bankruptcy petition to be filed on behalf of the Company, the unanimous consent of all of the independent managers/members is required and the provision requiring such unanimous consent in the limited liability company agreement constitutes a legal, valid and binding agreement of the member, enforceable against the member, in accordance with its terms.

c. The bankruptcy or dissolution of the limited liability company’s sole member will not, by itself, cause the limited liability company to be dissolved or its affairs to be wound up.

d. A judgment creditor of the member may not satisfy its claims against the member by asserting a claim against the assets of the limited liability company.

e. The limited liability company is a separate legal entity, and shall continue as such until the cancellation of the limited liability company certificate.

Contact information for a Delaware firm frequently retained by borrowers to obtain such opinions is set forth below:

RICHARDS, LAYTON & FINGER

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

Telephone: 302-658-6541

Facsimile: 302-658-6548

Fax Confirmation: 302-651-7796

Bernard J. Kelley

Telephone: 302-651-7674

Facsimile: 302-658-6548

E-mail: kelley@rlf. com

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EXHIBIT F

COUNTERPARTY OPINION REQUIREMENTS

1. The Counterparty Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Counterparty Opinion may be given by a professional law firm selected by Counterparty and reasonably acceptable to Lender or by in-house counsel for Counterparty.

3. The Counterparty Opinion shall be in form and substance acceptable to Lender and shall contain the following opinions:

(a) Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under the Interest Rate Cap Agreement and the Acknowledgment.

(b) The execution and delivery of the Interest Rate Cap Agreement and the Acknowledgment by Counterparty, and any other agreement which Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its Property.

(c) All consents, authorizations and approvals required for the execution and delivery by Counterparty of the Interest Rate Cap Agreement, the Acknowledgment and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance.

(d) The Interest Rate Cap Agreement, the Acknowledgment and any other agreement which Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by Counterparty and constitutes the legal, valid and binding obligation of Counterparty, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. If a Interest Rate Cap Guaranty is delivered in connection with the Interest Rate Cap Agreement, the Counterparty Opinion shall contain the following additional opinions:

(a) Interest Rate Cap Guarantor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Guaranty.

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(b) The execution and delivery of the Interest Rate Cap Guaranty by Interest Rate Cap Guarantor, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or bylaws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property.

(c) All consents, authorizations and approvals required for the execution and delivery by Interest Rate Cap Guarantor of the Interest Rate Cap Guaranty, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance.

(d) The Interest Rate Cap Guaranty, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, has been duly executed and delivered by Interest Rate Cap Guarantor and constitutes the legal, valid and binding obligation of Interest Rate Cap Guarantor, enforceable against Interest Rate Cap Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. Depending on the nature of the transaction, the Counterparty Opinion shall contain such additional opinions on such other matters relating to the Interest Rate Cap Agreement, the Interest Rate Cap Guaranty and/or the Acknowledgment as Lender shall reasonably require, including, without limitation, the following additional opinions if the Counterparty or Interest Rate Cap Guarantor is a foreign entity:

(a) Jurisdiction where Counterparty and/or Interest Rate Cap Guarantor, as applicable, is located will respect and give effect to the choice of law provisions of the Interest Rate Cap Agreement and the Acknowledgment.

(b) A judgment obtained in the courts of the State of New York is enforceable in the jurisdiction where Counterparty and/or Interest Rate Cap Guarantor, as applicable, is located.

6. The Counterparty Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any participant of Lender’s interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

F-2

EXHIBIT G

FORM OF TENANT ESTOPPEL LETTER

            , 20

Citigroup Global Markets Realty Corp.,

its successors and assigns

388 Greenwich Street

New York, New York 10013

Re:

Ladies and Gentlemen:

It is our understanding that you are about to make a loan to [                ], a [                ], the landlord, or successor-in-interest to the landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, you have required this certification by the undersigned.

The undersigned, as tenant under that certain lease made with                 , as landlord, dated                  [, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate)                 ] (the “Lease”), hereby ratifies the Lease and certifies that:

1. the undersigned entered into occupancy of the premises described in the Lease on or about                 ;

2. the lease commencement date was                 ;

3. the square footage of the premises described in the Lease is                 ;

4. the fixed rental in the monthly amount of $                 was payable from                 ;

5. the percentage rental payable monthly is $                ;

6. there are no rent abatements or free rent periods now or in the future [other than                 ];

7. the amount of the current monthly expense reimbursements due under the Lease is equal to $                ;

8. the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the landlord of the Lease or of the rentals thereunder;

9. a true and complete copy of the Lease (including all amendments, modifications, supplements, side letters, surrender, space reduction or rent abatement agreements applicable to such Lease) is attached hereto as Exhibit A;

10. the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;

11. the term of the Lease [, as currently extended by means of the exercise of certain options contained therein,] expires on                 ;

12. all construction and other obligations of a material nature to be performed by the landlord under the Lease have been satisfied, except as follows: (if none, so indicate);

13. any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;

14. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;

15. the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);

16. no rental (including expense reimbursements), other than for the current month, has been paid in advance;

17. the amount of the security deposit presently held under the Lease is $                 (if none, so indicate);

18. the rentals (including expense reimbursements) under the Lease have been paid through the month of                 .

This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,

[INSERT NAME OF TENANT]

By:
Title:

EXHIBIT A

LEASE

EXHIBIT H-1

BORROWER ORGANIZATIONAL STRUCTURE AT CLOSING

(ATTACHED HERETO)

H-1-1

Strategic Fairmont Scottsdale Princess

1. Ownership and Strategic Loan to Nationwide

Strategic Fairmont Scottsdale Princess

2. Third Party Debt

Strategic Fairmont Scottsdale Princess

3. Primary Financing Agreements at Closing

*Actual structure will probably be a bit more complicated; there will likely be three different Accomodation Agreements between SH Funding and the Mezz A2 and B2 subsidiaries of Nationwide.

EXHIBIT H-2

INTENTIONALLY DELETED

H-2-1

EXHIBIT I

INTEREST RATE CAP AGREEMENT REQUIREMENTS

•	The form of cap agreement should be the 1992 ISDA Agreement (Multicurrency Cross Border or Local Currency Single Jurisdiction) subject to the 2000 Definitions.

•

Once the cap premium is paid by Borrower, it cannot default. (Paragraph 4 of the May 1989 ISDA Addendum to Schedule to Interest Rate and Currency Exchange Agreement or similar language must be incorporated by reference).

•

“Cross Default” provision of Section 5(a)(vi) of the ISDA Master Agreement will not apply. Grace and cure periods in Section 5 of the ISDA Master Agreement will either (i) not apply or (ii) if applicable, any grace or cure periods must expire in time to ensure the availability of cap payments by cap provider on a timely basis for distribution to the holders of the rated securities.

•	“Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Master Agreement will not apply.

•	“Automatic Early Termination” provision in Section 6(a) of the ISDA Master Agreement will not apply.

•

Termination Events under Sections 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement either (i) will only constitute termination events exercisable by Borrower against cap provider or (ii) if exercisable by both parties, at the time of any event triggering a termination event under Sections 5(b)(ii) and/or 5(b)(iii), cap provider must either (a) transfer the cap to a replacement cap provider acceptable to each Rating Agency at cap provider’s sole cost and expense, or (b) continue to perform its obligations under the cap agreement including, without limitation, the obligation to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•

Borrower shall be precluded from payment of any out of pocket expenses required under Section 11 of the ISDA Master Agreement and incurred by cap provider related to the enforcement and protection of cap provider’s rights under the cap agreement.

•	Market Quotation and Second Method will be used for the purpose of computing amounts payable on early termination with a provision for loss if Market Quotation is not available.

•	The parties shall be deemed to have no Affiliates for purposes of the ISDA Master Agreement.

•	“Specified Entities” will not apply for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv) of the ISDA Master Agreement.

•	Transaction will be governed by New York law.

•	For the purposes of Section 6(e) of the ISDA Master Agreement, set off and counterclaim will not apply and all payments by cap provider shall be made without set off or counterclaim.

•

If this transaction will be guaranteed by a parent to provide a required rating, the guarantee must be unconditional, irrevocable, continuing and a guarantee of payment, not collection, and otherwise satisfy Rating Agency requirements. Any act or omission of such guarantor that would constitute an event of default by the cap provider (other than a cross default) under Section 5 of the ISDA Master Agreement will constitute an event of default under the ISDA Master Agreement.

•	The definition of LIBOR will be USD LIBOR BBA and must match the definition of LIBOR in the loan agreement.

•	The definition of Business Day must match the definition of Business Day in the loan agreement. LIBOR must be determined on the LIBOR Determination Date.

•	Payments must be made by the cap provider on or prior to the applicable Payment Date in respect of a period corresponding to the applicable Interest Period.

•	The Termination Date of the cap must be no earlier than the last day of the Interest Period in which the Maturity Date under the loan agreement occurs.

•	The Day Count Fraction in the cap must match that contained in the loan agreement.

•	The Notional Amount in the cap must match the principal amount of the loan as of the date of the loan agreement.

•	US Dollars are selected as the Termination Currency under the cap.

•	Section 2(c)(ii) of the ISDA Master Agreement will apply to the Transaction.

•	Cap provider and Borrower will represent that it is not a multi branch party.

•	Cap provider will covenant that it will not petition Borrower into bankruptcy (or join in any such petition) for 365 days after all outstanding rated securities have been paid in full.

•

If the ISDA Master Agreement (Multicurrency Cross Border) (“Cross Border Agreement”) is utilized, additional scheduled items and provisions to address “indemnifiable taxes” and other related issues present in cross border transactions must be incorporated:

•

Section 2(d)(i)(4) of the Cross Border Agreement must be amended to require the cap provider to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•	The definition of “indemnifiable tax” must cover any and all withholding tax.

•

Section 2(d)(i)(4) of the Cross Border Agreement will be deleted such that cap provider is not excused from having to “gross up” due to Borrower’s breach of a tax representation or failure to notify cap provider of a breach of a tax representation and (ii) Borrower makes no tax representations in the cap agreement or schedule.

•

Section 2(d)(ii) of the Cross Border Agreement must be amended to provide that there is no obligation by Borrower to make payments to the cap provider for any payments made by the cap provider without deduction for taxes (for which there is no obligation to gross up).

•

Section 4(e) of the Cross Border Agreement must be amended to provide that there are no payment obligations by Borrower to cap provider for any indemnification resulting from stamp registration or other documentary tax levied by Borrower’s taxing authority on the cap provider.

•

Cap provider and any guarantor must provide a New York opinion of counsel satisfactory to the Rating Agencies regarding the cap. If cap provider or its guarantor is a non U.S. entity, a foreign opinion must be provided as well. The opinion(s) must include customary legal opinions including, without limitation, an opinion delivered by outside counsel opining that the cap agreement (including the confirmation, ISDA Master Agreement, schedule and collateral assignment agreement) is legal/valid/binding and enforceable against the cap provider and any guarantor.]

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Reference is made to that certain Loan and Security Agreement, dated as of                      200   (as amended, supplemented or otherwise modified from time to time, the Loan Agreement) between [                    ] (Borrower), and Citigroup Global Markets Realty Corp., a New York corporation (Lender), and that certain Note, dated as of                     , 200   (the Note), made by Borrower in favor of Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Note and the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount of the Loan retained by the Assignor under the Note and the Loan Agreement, respectively, as specified on Schedule 1 attached hereto.

3. The Assignee (i) confirms that it has received a copy of the Note and the Loan Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Note are required to be performed by it as an assignee of an interest therein.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording. The effective date for this Assignment and Acceptance (the Effective Date) shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof, and (ii) the Assignor shall, to the extent provided in the Loan Agreement and this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Note.

6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note or notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

***

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1.

Schedule 1

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned:	%

Aggregate outstanding principal amount of the Loan assigned:	$

Principal amount of Note payable to Assignee:	$

Principal amount of Note payable to Assignor:	$

Effective Date (if other than date of acceptance by Lender): ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: ,

Accepted this day of ,
[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT K

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                             ,

Tenant

AND

CITIGROUP GLOBAL MARKETS REALTY CORP.,

Lender

County:	[ ]
Section:	[ ]
Block:	[ ]
Lot:	[ ]

Premises:

Dated: as of ,

Record and return by mail to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: Frederic L. Altschuler, Esq.

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this      day of                     , 200  , between CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, New York, New York 10013 (hereinafter called “Lender”), and                     , a                     , having an address at                      (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, by a lease (the “Original Lease”) dated                     , 200   between                      (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated                     , 200  , [                    , 200   and                     , 200  ] (the Original Lease, as so amended, is hereinafter the “Lease”), a memorandum of which Lease was dated                      and was recorded in                      in Reel       , Page     , [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in                      (the “Premises”) on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the “Security Instrument”) encumbering the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgement which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgement out of any other assets of Successor-Landlord.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article      of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                     ; to Lender, at the address first set forth above, Attention:                      and General Counsel, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Frederic L. Altschuler, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Lender as follows:

(a) The Lease is in full force and effect and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the best of Tenant’s knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD:

[ ]

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the              day of                  in the year 200   before me, the undersigned, a notary public in and for said state, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

     day of                  in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the              day of                  in the year 200   before me, the undersigned, a notary public in and for said state, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the              day of                  in the year 200   before me, the undersigned, a notary public in and for said state, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

Legal Description of Property

EXHIBIT L

INTENTIONALLY DELETED

L-1

EXHIBIT M

COUNTERPARTY ACKNOWLEDGMENT

                 (Counterparty) has entered into a Confirmation and Agreement (together with the confirmation and schedules relating thereto, collectively, the Interest Rate Cap Agreement), dated as of                  200  , between the Counterparty Interest Rate Cap transaction with                  (Borrower). Attached hereto, is a true, correct and complete copy of the Interest Rate Cap Agreement. Counterparty acknowledges that it has been informed that Borrower, pursuant to a Loan and Security Agreement, dated                  (the Loan Agreement) has pledged and collaterally assigned its rights under the Interest Rate Cap Agreement to Citigroup Global Markets Realty Corp., a New York corporation (together with its successors and assigns, Lender). Counterparty hereby consents to such pledge and assignment and agrees that it will make any payments to become payable under or pursuant to the Interest Rate Cap Agreement directly to an account at                  entitled “                 f/b/o Citigroup Global Markets Realty Corp., as secured party, Collection Account” (Account Number                 ), ABA #                  or to such other account designated in writing by Lender. Counterparty further agrees that all such payments shall be made without set-off, deduction, defense or counterclaim. Counterparty acknowledges that in the event it shall fail to make such payments directly to such account, it shall be deemed to have not made such payment pursuant to the Interest Rate Cap Agreement. Counterparty also agrees that it will not modify, amend or terminate the Interest Rate Cap Agreement without Lender’s consent.

[ ]

By:
Name:
Title:

M-1

EXHIBIT N

INTENTIONALLY DELETED

N-1

EXHIBIT O

CERTIFICATE OF INDEPENDENT MANAGER/MEMBER/DIRECTOR*

THE UNDERSIGNED,                     , hereby certifies as follows:

1. I have been elected to serve as an independent member/manager/director and independent member/manager/director of                 , a                  limited liability company/corporation (the “Company”). [The Company’s sole purpose is to serve as                  (the “Borrower”)].

2. I am aware that under its Limited Liability Company Agreement/Articles of Incorporation and By Laws, the Company is required to have at least two so-called [“Independent Managers” and “Independent Members”] [“Independent Directors”].

3. I hereby certify that I am aware of the definition of and requirement for [Independent Managers and Independent Members] [Independent Directors] as set forth in the [Limited Liability Company Agreement] [Articles of Incorporation and By Laws] of the Company, including but not limited to, the requirement that when voting on a matter put to the vote of [the membership or board of managers] [board of directors], that notwithstanding that the Company [or the Borrower] may be insolvent, an Independent Manager/Independent Director shall, to the extent permitted by law, take into account the interest of the creditors of the Company [and the Borrower] as well as the interest of the Company [and the Borrower]. As an [Independent Manager and Independent Member] [Independent Director] of the Company, I will vote in accordance with my fiduciary duties under applicable law.

4. I hereby certify that I meet the requirements of [an Independent Manager and Independent Member as set forth in the Operating Agreement] [an Independent Director as set forth in the Articles of Incorporation and the By Laws].

*	Following are contacts for independent directors/managers/members appointed by borrowers on prior transaction:

CT Corporation System

Attention: Corporate Staffing Division

The Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Attention: Domenic Borriello

Telephone: (302) 777-0240

Mark A. Ferrucci (no longer employed by CT Corporation System)

212 Mangum Drive

Bear, DE 19701

(302) 836-9162 (telephone)

(302) 8376-836-9182 (fax)

O-1

5. I certify that, subject to my fiduciary duties as an [Independent Manager and Independent Member] [Independent Director], it is my intention as a so-called [“Independent Manager” and “Independent Member”] [“Independent Director”] to take into account, to the extent permitted by law, the interest of all creditors of the Company [and the Borrower] as well as the Company [and the Borrower] in fulfilling my duties as an [Independent Manager and Independent Member] [Independent Director] of the Company.

6. I understand that Citigroup Global Markets Realty Corp. and its successors, participants, transferees and assigns, will rely on this Certificate in conjunction with loans to be made to the Borrower.

Executed as of this              day of                 , 200  .

Print Name:

O-2

EXHIBIT P

INTENTIONALLY OMITTED

P-1

EXHIBIT Q

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of December     , 2003, is entered into between [                ], a Delaware corporation (Assignor), having an office at [                ], to CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, Assignee), having an address at 388 Greenwich Street, New York, New York 10013. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement, dated of even date herewith, between Assignor and Assignee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and the Assignee hereby agree as follows:

1. Grant of Security Interest. Assignor hereby pledges, assigns, transfers, delivers and grants to Assignee a security interest in, and continuing lien on, all of Assignor’s right, title, and interest into, and under the following, in each case, whether now owned or existing, or hereafter acquired or arising, and whenever located (all of which being hereafter referred to as the “Trademarks Collateral”) as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Document on Borrower’s part to be paid and performed:

all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule A hereto, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof.

2. Representations and Warranties. Assignor hereby represents and warrants to Assignee that:

(a) Upon the filing of a UCC financing statements naming the Assignor as “debtor” and the Assignee as “secured party” and describing the Trademark Collateral in the Delaware Secretary of State’s Office and the recording of the Trademark Security Agreement in the form set forth in Exhibit Q in the U.S. Patent and Trademark Office within three (3) months of the date hereof, against the Trademarks, registrations, and applications included in the Trademark Collateral, the security interests granted to the Assignee hereunder constitute valid and perfected first priority Liens;

(b) Schedule A sets forth a true and complete list of all United States, states registrations of and applications for Trademarks owned by Assignor; and

(c) Assignor it is the sole and exclusive owner of the entire right, title, and interest in and to all Trademarks on Schedule A, free and clear of all Liens, claims, encumbrances and material licenses, granted by Assignor.

3. Covenants and Agreements. Assignor hereby covenants and agrees as follows:

(a) Assignor shall not do any act or omit to do any act whereby any of the Trademarks may lapse, or become abandoned, dedicated to the public, or unenforceable.

(b) upon written demand from the Assignee, Assignor shall assign, convey or otherwise transfer to the Assignee all of Assignor’s right, title and interest in and to the Trademarks and shall execute and deliver to the Assignee such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Trademarks;

(c) in the event of any assignment, conveyance or other transfer of any of the Trademarks, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer.

4. Termination of Agreement. When the Obligations have been paid in full, and the commitments and any other contingent obligations included in the Obligations have been cancelled or terminated, the security interest and continuing lien granted hereby shall terminate, and all rights, title, and interest in, to, and under the Trademark Collateral shall revert and be deemed reassigned to Assignor. Upon any such termination, the Assignor shall, at the Assignee’s request and expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination, reversion and/or reassignment, without recourse, representation, or warranty of any kind.

5. Remedies. The remedies set forth in Sections 9.6 through 9.9 of the Loan Agreement with respect to the Rate Cap Collateral are incorporated herein by reference with respect to the Trademark Collateral as if restated herein in full.

6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN A DIFFERENT GOVERNING LAW.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by their respective officers duly authorized as of the date first above written.

[ ], a Delaware corporation

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:
Name:
Title:

[FOR ASSIGNOR ONLY]

STATE OF	)
	)	ss:
COUNTY OF	)

On December     , 2003 before me, the undersigned, a notary public in and for said state, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

TO TRADEMARK

SECURITY AGREEMENT

TRADEMARKS

MARK	APP. NO.	FILING DATE	REGIST. NO.	REG. DATE	JURISDICTION	STATUS

EXHIBIT R

ARTICLE 8 “OPT IN” LANGUAGE

Section     . Shares and Share Certificates

a. Shares. A [Member’s limited liability company interest in the Company] [Partner’s limited partnership interest in the Partnership] shall be represented by the Shares issued to such [Member by the Company] [Partner of the Partnership]. All of a [Member’s][Partner’s] Shares, in the aggregate, represent such [Member’s] [Partner’s] entire [Partner by the Partnership] [limited liability company interest in the Company [limited partnership interest in the Partnership]. The [Member][Partner] hereby agrees that its interest in the [Company] [Partnership] and in its Shares shall for all purposes be personal property. A [Member] [Partner] has no interest in specific [Company] [Partnership] property. “Share” means a [limited liability company interest][limited partnership interest] in the [Company] [Partnership] held by a [Member] [Partner].

b. Share Certificates.

i. Upon the issuance of Shares to any [Member] [Partner] in accordance with the provisions of this Agreement, the [Company][Partnership] shall issue one or more Share Certificates in the name of such [Member][Partner]. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by the [Member] [Partner] on behalf of the [Company] [Partnership]. “Share Certificate” means a non-negotiable certificate issued by the [Company] [Partnership] substantially in the form of Schedule hereto, which evidences the ownership of one or more Shares. Each Share Certificate shall bear the following legend: “This certificate evidences an interest in                  and shall be a security interest for purposes of Article 8 of the Uniform commercial Code of the State of Delaware and the Uniform Commercial Code of any other Jurisdiction.” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.

ii. The [Company] [Partnership] shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the [Company] [Partnership].

(1) makes proof by affidavit, in form and substance satisfactory to the [Company] [Partnership], that such previously issued Share Certificate has been lost, stolen or destroyed.

(2) requests the issuance of a new Share Certificate before the [Company] [Partnership] has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

R-1

(3) if requested by the [Company] [Partnership], delivers to the [Company][Partnership] a bond, in form and substance satisfactory to the [Company] [Partnership], with such surety or sureties as the [Company] [Partnership] may direct, to indemnify the [Company] [Partnership] against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

(4) satisfies any other reasonable requirements imposed by the [Company] [Partnership].

iii. Subject to the restrictions set forth in [describe Loan Agreement/Mezzanine Loan Agreement restrictions] upon a [Member’s] [Partner’s]’s Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, the Transferee of such Shares shall deliver such Share Certificate to the [Company][Partnership] for cancellation, and the [Company] [Partnership] shall thereupon issue a new Share Certificate to such Transferee for the number of Shares being Transferred and, if applicable, cause to be issued to such [Member][Partner] a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being Transferred. “Transfer” means, with respect to any Shares, and when used as a verb, to sell or assign such Shares, and, when used as a noun, shall have a meaning that correlates to the foregoing. “Transferee” means an assignee or transferee. “Transferor” means the Person making a Transfer.

c. Free Transferability. Except as limited by the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], to the fullest extent permitted by the Act, any [Member] [Partner] may, at any time or from time to time, without the consent of any other Person, Transfer, pledge or encumber any or all of its Shares. Subject to the restrictions of the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], the Transferee of any Shares shall be admitted to the [Company] [Partnership] as a substitute member of the [Company] [Partnership] on the effective date of such Transfer upon (i) such Transferee’s written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, which shall be evidenced by such Transferee’s execution and delivery to the [Company] [Partnership] of an Application for Transfer of Shares on the reverse side of the Share Certificate representing the Shares being transferred, and (ii) the recording of such Transferee’s name as a Substitute [Member] [Partner] on the books and records of the [Company] [Partnership]. Any Transfer of any Shares pursuant to this Section      shall be effective as of the later of (i) the close of business on the day on which such Transfer occurs, or (ii) the effective date and time of such Transfer that is designated in the Application for Transfer of Shares delivered by the Transferee to the [Company] [Partnership].

R-2

SCHEDULE I

LITIGATION SCHEDULE

Plaintiff(s)	Defendant(s)	Date of Incident

Louie & Vensa Ajic and Joe & Pamela Sparks	CP Hotels (US) 1998 Inc.	December 2001

Equal Employment Opportunity Commission (Re: Amy Ferrin)	CP Hotels (US) 1998 Inc. FHRUSI	May 29, 2003

Dorothy Halbrecht	Fairmont Scottsdale Princess Hotel	November 28, 2002

Duncan & Elaine Owles	FHRI, dba The Fairmont Scottsdale Princess Hotel	March 11, 2005

Laura Simon & Jack Simon	CP Hotels Inc. dba the Fairmont Scottsdale Princess, et al.	February 20, 2004

Schedule I-1

SCHEDULE II

LIST OF EXCHANGE DOCUMENTS

1) X(SHR) EXCHANGE AGT. & DOCS

2) Y(SHR) EXCHANGE AGT. & DOCS

3) Y(CIMS) EXCHANGE AGT. & DOCS

4) Z(SHR) EXCHANGE AGT. & DOCS

Schedule II-1

SCHEDULE III

PRE-APPROVED TRANSFEREES

Strategic Hotel Funding, Inc.

Bass PLC

CNL Hotels & Resorts, Inc.

KSL II Management Operations, LLC/KSL Recreation Corp.

Kohlberg Kravis Roberts & Co.

Hilton Hotels Corporation

FelCor Lodging Trust, Inc.

Rosewood Hotels & Resorts

Whitehall Street Real Estate Limited Partnership Funds

Host Marriott Corporation

Hilton Group, PLC

Fairmont Hotels & Resorts

Four Seasons Hotel Inc.

The Blackstone Group, LP

Millennium and Copthorne Hotels, PLC

MeriStar Hotels

LaSalle Hotel Properties

Marriott International, Inc.

Starwood Hotels and Resorts Worldwide, Inc.

Government of Singapore Investment Corporation

Maritz Wolf LLC)

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud )

Six Continents

Morgan Stanley Real Estate Fund (MSREF)

Walton Street Real Estate Fund

The Carlyle Group Real Estate Fund

Lehman Brothers Real Estate Fund

The Equitable Life Assurance and Annuity Association

Orient Express

Accor

Benchmark Hospitality)

NH Hotels

Mandarin

Peninsula

Raffles

Shangrila

Hyatt

Strategic Hotel Capital

Boca Resorts

Vail Reports)

Destination Resorts

Westbrook Real Estate Fund

Schedule III-1

Lowe Hospitality

State of Ohio Pension Fund

Highland Hospitality

Schedule III-2

SCHEDULE IV

PRE-APPROVED MANAGERS

KSL or any Affiliate

One & Only / Kerzner

Gaylord Entertainment

Loews Hotels

Hilton Hotels Corporation

Hilton Group, PLC

Fairmont Hotels & Resorts

Millennium and Copthorne Hotels, PLC

Marriott International, Inc.

Four Seasons Hotels, Inc.

Six Continents

Orient Express

Mandarin

Peninsula

Raffles

Shangri-La

Hyatt

Omni

Boca Resorts

Destination Resorts

Lowe Hospitality

Montage Hotels

Intercontinental Hotel Group

Schedule IV-1

SCHEDULE V

RELEASE PARCELS AND RELEASE PRICES

Parcels (being the Parcels more particularly described in Exhibit A to the Security Instrument)	Release Price
1. Parcel 1 (Main Resort)	N/A
2. Parcel 2 (Casita Site)	$49,574,283
3. Parcel 3 (Villa Site)	$31,329,279
4. Parcel 4 (Northeast Parking)	$2,293,658
5. Parcel 5 (North Parking)	$1,668,115
6. Parcel 6 (North Parking)	$886,186

Schedule V-1

SCHEDULE VI

INTENTIONALLY DELETED

Schedule VI-1

SCHEDULE VII

INTENTIONALLY DELETED

Schedule VII-1